As filed with the Securities and Exchange Commission on _________________, 2005

                                       Investment Company Act File No. 811-21655

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2
                        (Check appropriate box or boxes)

      |X| REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               |X| Amendment No. 1

                           A T FUNDS Investment Trust
               (Exact Name of Registrant as Specified in Charter)
                             ----------------------

                      300 Pacific Coast Highway, Suite 305
                       Huntington Beach, California 92648
                    (Address of Principal Executive Offices)
               Registrant's Telephone Number, including Area Code:
                                 (714) 969-0521
                             ----------------------
                               Alexander L. Popof
                      300 Pacific Coast Highway, Suite 305
                       Huntington Beach, California 92648
                     (Name and Address of Agent for Service)

                          Copies of Communications to:

                              David A. Hearth, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                          55 Second Street, 24th Floor
                      San Francisco, California 94105-3441

                                       and

                            Mitchell E. Nichter, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                          55 Second Street, 24th Floor
                      San Francisco, California 94105-3441

                             ----------------------



This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Securities of Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may be made only by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Registrant.

================================================================================

                              CROSS REFERENCE SHEET

                                  PARTS A AND B

  Item No.                        Caption                                               Location

PART A -- INFORMATION REQUIRED IN A PRIVATE PLACEMENT MEMORANDUM (PPM)

1.        Outside Front Cover Page........................Outside.Front.Cover.Page
2.        Inside Front and Outside Back Cover Page........Inside.Front.and.Outside Back Cover Page
3.        Fee Table and Synopsis..........................Summary.of.Terms;.Summary of Fund Expenses
4.        Financial Highlights............................Not.Applicable......
5.        Plan of Distribution............................Subscriptions.for.Shares
6.        Selling Shareholders............................Not.Applicable......
7.        Use of Proceeds.................................Use.of.Proceeds.....
8.        General Description of the Registrant...........Outside.Front.Cover.Page; The Fund; Structure; Investment
                                                          Program
9.        Management......................................Management.of.the.Fund; Board of Trustees; Management Team
10.       Capital Stock, Long-Term Debt, and Other        Inside Front Page; Voting; Capital Accounts and
          Securities......................................Allocations;.Tax.Aspects; Additional Information Regarding
                                                          Trust Agreement
11.       Defaults and Arrears on Senior Securities.......Not.Applicable......
12.       Legal Proceedings...............................Not.Applicable......

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION (SAI)

13.       Table of Contents of the Statement of           Table of Contents of Statement of Additional Information
          Additional Information..........................(SAI)...............
14.       Cover Page of SAI...............................SAI.................
15.       Table of Contents of SAI........................SAI.................
16.       General Information and History.................Not.Applicable......
17.       Investment Objective and Policies...............Investment.Program.(PPM)
18.       Management......................................Management.of.the.Fund; Board of Trustees (PPM); Trustees
                                                          and Officers (SAI)
19.       Control Persons and Principal Holders of
          Securities......................................Not Applicable
20.       Investment Advisory and Other Services..........Management.of.the.Fund; The Adviser; The Subadviser; The
                                                          Administrator (PPM); Approval of Advisory Services (SAI)
21.       Brokerage Allocation and Other Practices........Brokerage.(SAI).....
22.       Tax Status......................................Tax.Aspects.(PPM)...
23.       Financial Statements............................Financial.Statements (SAI)*
* To be filed by pre-effective amendment.

                        [Table of Contents - to be added]

                          PRIVATE PLACEMENT MEMORANDUM

                  Date of Private Placement Memorandum: , 2005




                                A T FUND OF FUNDS



                                 A T FUNDS, LLC
                                     Adviser

                                -----------------

                             TREESDALE PARTNERS, LLC
                                   Subadviser

                                -----------------

                      ALLEGIANCE INVESTMENT MANAGEMENT, LLC
                                  Administrator

                                -----------------

                       FORUM ADMINISTRATIVE SERVICES, LLC
                                Subadministrator



         The A T Fund of Funds (the "Fund") is the sole series of the A T Funds Investment Trust (the "Company"), which is a newly formed Delaware statutory trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company. The Fund will operate as a "fund-of-hedge funds." The Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns by investing in investment funds ("Portfolio Funds") managed by various investment managers ("Portfolio Managers") that use a variety of investment strategies. The Fund cannot guarantee that its investment objective will be achieved or that its portfolio design and risk monitoring strategies will be successful. See "TYPES OF INVESTMENT AND RELATED RISKS" on page 21 and "OTHER RISKS" on page 28 of this Private Placement Memorandum.

         This Private Placement Memorandum ("PPM") applies to the private placement of shares of common stock of the Fund ("Shares"). The Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The Fund will issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This PPM shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this PPM. Neither the U.S. Securities and

Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or determined if this PPM is truthful or complete. Any representation to the contrary is a criminal offense.

         If you purchase Shares of the Fund, you will become bound by the terms and conditions of the Company's Agreement and Declaration of Trust ("Trust Agreement"). A copy of the Trust Agreement is attached as an appendix to the PPM.

                            Offering Price              Maximum Placement Fee (1)        Proceeds to the Fund

Per Share                   $100                        3%                               $97
Minimum Total (2)           $20,000,000                 3%                               $19,400,000
Maximum Total (2)           N/A                         N/A                              N/A


         (1) Investors may be charged Placement Fees of up to three percent (3%), in the sole discretion of their account executives. Financial intermediaries and other entities may be retained by the Fund to assist in the placement of Shares ("Placement Agents"). A Placement Agent may charge investors a sales commission of up to three percent (3%) (the "Placement Fee"), based on the amount invested in the Fund through the Placement Agent. The Placement Fee will be deducted from the investor's subscription amount, will not constitute an investment in Shares and it will not form part of the assets of the Fund.

         (2) The minimum aggregate subscription amount is the amount that the Adviser determines is sufficient for the Fund to implement its investment objectives and strategies. The Adviser currently anticipates the minimum aggregate subscription amount to be $20 million, but it may be less.

         The Shares will not be listed on any securities exchange and it is not anticipated that a secondary market for the Shares will develop. The Shares are also subject to substantial restrictions in transferability and resale and may not be transferred or resold except as permitted under the Trust Agreement. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor's option nor will they be exchangeable for interests or shares of any other fund, because the Company is a closed-end investment company. As a result, you may not be able to sell or otherwise liquidate your Shares. If the Fund does not repurchase your Shares within two years after your request that the Fund repurchase all of your Shares, the Fund will be liquidated. It may take the Fund a substantial period of time to liquidate its assets. As a result, your investment could be locked up for two years or substantially longer depending on the Fund's ability to repurchase Shares or liquidate its assets. Your investment is also at risk of possible loss of the total amount invested. The Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment. See "TYPES OF INVESTMENT AND RELATED RISKS" on page 21, "OTHER RISKS" on page 28 and "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES" on page 39 of this PPM.

         You should not construe the contents of this PPM as legal, tax or financial advice. You should consult your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

         This PPM concisely provides the information that you should know about the Fund before investing. You are advised to read this PPM carefully and to retain it for future reference. The Fund's Statement of Information ("SAI"), dated __________________, 2005, is filed with this PPM, and the table of contents for the SAI can be found in Part B of this registration statement. Additional information about the Company has been filed with the SEC and is available upon request and without charge by writing to the Company at the address above. You can also obtain other information about the Company, on the SEC's website (http://www.sec.gov). The address of the SEC's Internet site is provided solely for the information of prospective investors and is not intended to be an active link.

         The date of this PPM is ____________________, 2005.

                                Summary of Terms

The Fund A T Fund of Funds (the "Fund") is the sole series of A T Investment Trust (the "Company"), which is a newly formed Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified, management investment company.

                      The Fund is a specialized investment vehicle that may be referred to as a private "fund-of-hedge funds." It is similar to certain other investment funds in that shares of common stock of the Fund (the "Shares") will be sold in large minimum denominations to high net worth individuals and institutional investors ("Investors") and will be subject to substantial restrictions on transferability. However, unlike certain other investment funds, the Fund has registered under the 1940 Act to be able to offer the Shares without limiting the number of Investors who can participate in its investment program.

Adviser A T Funds, LLC, a Delaware limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), will serve as the Fund's investment adviser (the "Adviser"). The Adviser is a direct subsidiary owned equally by the Subadviser and the Administrator.

Subadviser            Treesdale Partners, LLC, a Delaware limited liability
                      company and an investment adviser registered under the Advisers Act, will serve as the Fund's subadviser (the
                      "Subadviser"), and will be responsible for management of the Fund's investment portfolio.

                      The Subadviser is headquartered in New York, New York. It currently operates as a specialized asset management company managing a sector fund of hedge funds focusing on `best of breed' relative value fixed income funds. As of January 1, 2005, the Subadviser had approximately $316 million of assets under management.

Administrator         Allegiance Investment Management, LLC, a Delaware limited
                      liability company carrying on business as Allegiance
                      Capital, will serve as the Fund's primary administrator and will provide certain administrative services to the Fund (the "Administrator").

Subadministrator      Forum Administrative Services, LLC, a Delaware limited
                      liability company, will serve as the Fund's subadministrator (the "Subadministrator"). The Fund will reimburse the Administrator for the fees paid to the Subadministrator.

Investment            The Fund's investment objective is to seek risk-adjusted,
Program               fixed-income, absolute returns regardless of the market
                      conditions. The Fund will operate as a "fund-of-hedge funds."

                      The Fund will seek to accomplish its objective by investing its assets in investment funds ("Portfolio Funds") that are managed by various investment managers ("Portfolio Managers") that use an "absolute return" investment strategy. An "absolute return" investment strategy refers to a broad class of investment strategies that historically have exhibited limited correlation to each other or to the performance of major equity and debt market indices. The Subadviser expects the selected Portfolio Funds to invest primarily in relative value, market neutral strategies in the fixed-income markets that are intended to generate consistent returns. The Subadviser also expects the Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios.

                      The Portfolio Funds may invest in various instruments, including, among other things, public and private, leveraged and non-leveraged, U.S. and foreign, long and short positions in fixed-income debt instruments, cash and cash equivalents, options, warrants, futures and other commodities, currencies, over-the-counter derivative instruments (such as swaps), securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments; and real estate related securities (collectively, "Financial Instruments").

                      In addition to investments in Portfolio Funds, the Fund may, to the extent permitted by applicable law on exemptive relief obtained by the Fund, allocate assets directly to Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor. Portfolio Managers to whom managed account or special purpose investment vehicle allocations are made are referred to in this PPM as "Direct Allocation Portfolio Managers." For purposes of the Fund's investment objectives, strategies, policies and restrictions and investment limitations under the 1940 Act, the Fund will "look through" to the underlying investments of any managed accounts or special purpose investment vehicles it creates for the specific purpose of facilitating management of the Fund's assets by a Direct Allocation Portfolio Manager (as opposed to Portfolio Funds formed and managed by third parties). Other Portfolio Funds in which the Fund invests, however, are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act.

                      See "INVESTMENT PROGRAM."


Selection and         It will be the responsibility of the Subadviser to
Continued             research and select the Portfolio Funds, to satisfy itself
Evaluation of         as to the suitability of the terms and conditions of the
Portfolio Funds       Portfolio Funds or, where relevant, negotiate the
                      respective portfolio management agreements with the Portfolio Managers, and to allocate and reallocate the assets of the Fund among Portfolio Funds. The Subadviser will make its allocation decisions based on its view of the optimal mix of investment sectors and styles, using advanced risk analytics and asset allocation analysis. The risk profile of the Fund's portfolio will be monitored using advanced risk management tools. The major types of risks that will be evaluated include duration, convexity, volatility, prepayment, basis, liquidity, leverage and financing.

                      Portfolio Funds are chosen on the basis of selection criteria and risk parameters established by the Subadviser, including an analysis of the Portfolio Fund's performance during various time periods and market cycles and the Portfolio Manager's reputation, experience, training and investment philosophy and policies. In addition, the Portfolio Manager's ability to provide timely and accurate reporting and its internal controls will be considered. In an effort to optimize its investment program, the Subadviser may allocate a portion of the Fund's assets to Portfolio Funds that lack historical track records but, in the Subadviser's judgment, offer exceptional potential. The Subadviser will also maintain an ongoing "qualified and preferred" list of Portfolio Funds.

                      The Subadviser will monitor each Portfolio Fund on an ongoing basis, and investment policies and philosophy will be discussed with each Portfolio Manager regularly. The identity and number of Portfolio Funds for the Fund is likely to change over time. The Subadviser may remove a Portfolio Fund or allocate to a new Portfolio Fund without prior notice to or the consent of the Shareholders.

                      The Fund may invest through investment partnerships, corporations and other entities managed by Direct Allocation Portfolio Managers, as well as through accounts managed by Direct Allocation Portfolio Managers. To the extent permitted by applicable law, some of the investments may be made through one or more investment entities for which the Subadviser or an associated person may serve as the general partner, sponsor or manager.

Potential Benefits    The Fund will offer the benefits associated with the
of Investing in the   Portfolio Funds' individual investment strategies. In
                      addition, by allocating its assets among a number of Portfolio Funds, the Fund has the potential to invest in a wider array of investments than would be possible by

Fund investing in a single Portfolio Fund. The Subadviser expects that by allocating the Fund's assets for investment among multiple Portfolio Funds, the Fund may reduce the volatility inherent in a direct investment in any single Portfolio Fund.

                      An investment in the Fund will enable investors to have their assets managed by a group of Portfolio Managers whose services generally are not available to the general investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also will enable investors to invest with a cross section of Portfolio Funds without being subject to the high minimum investment requirements that Portfolio Funds typically impose on investors.

Risk Factors          The investment program of the Fund is speculative and
                      involves substantial risks. There can be no assurance that the investment objective of the Fund will be achieved. The investment performance of the Fund will depend on the performance of the Portfolio Funds with which the Fund invests, and the Subadviser's ability to select Portfolio
                      Funds and to allocate and reallocate effectively the Fund's assets among Portfolio Funds. The value of an investment in the Fund will fluctuate with changes in the values of the Portfolio Fund's investments.

                      The general risks of an investment in the Fund including the following:

                      Investing in the Fund can result in a loss of capital invested.

                      Shares will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer and have limited liquidity.

                      Portfolio Funds may borrow, issue debt or other senior securities and utilize other forms of leverage. The use of leverage presents opportunities for increasing total return, but it also has the effect of potentially increasing losses. The cumulative effect of the use of leverage in a market that moves adversely to a leveraged investment could result in a substantial loss that would be greater than if leverage were not used. In periods of extreme market volatility, the need to sell assets in a declining market can cause even greater losses, as prices may be artificially depressed. Claims of creditors with respect to the borrowed funds may be senior to those of the Fund and other investors in such Portfolio Funds.

                      Use short sales and derivative transactions by Portfolio Funds can result in significant losses to the Fund.

                      The Fund is a non-diversified fund and invests in Portfolio Funds that may not have diversified investment portfolios and may, in some cases, concentrate their investments in a single sector or group of related sectors, thereby increasing investment risk.

                      The Fund is, and certain Portfolio Funds may be, newly formed and have no operating histories upon which investors can evaluate their performance.

                      By investing in Portfolio Funds indirectly through the Fund, an investor indirectly bears a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an investor in Portfolio Funds. These are in addition to the fees paid by the Fund to the Adviser and the operating expenses of the Fund.

                      The incentive-based allocations assessed by Portfolio Managers and borne by the Fund may create an incentive for Portfolio Managers to make investments that are riskier or more speculative than those that might have been made in the absence of incentive-based allocations. In addition, because an incentive-based allocation will generally be calculated on a basis that includes unrealized appreciation of a Portfolio Fund's assets, the allocation may be greater than if it were based solely on realized gains. Because the Portfolio Managers value the Portfolio Funds they manage, which directly impacts the amount of incentive-based allocations they receive, Portfolio Managers face a conflict of interest in performing such valuations.

                      Each Portfolio Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Funds and the Fund generally. Accordingly, a Portfolio Manager that manages a Portfolio Fund with positive performance may receive incentive-based compensation from the Fund, which will be borne indirectly by the Fund's investors, even if the Fund's overall returns are negative.

                      Investment decisions for Portfolio Funds are made by Portfolio Managers independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing securities of an issuer whose securities are being sold by another Portfolio Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

                      Various risks are associated with the securities and other instruments in which Portfolio Funds may invest, their investment strategies and the specialized investment techniques they may use.

                      Portfolio Funds often will not be registered as investment companies under the 1940 Act. Therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds. There are no restrictions on the proportion of its assets the Fund may invest in unregistered investment companies. To the extent that all of the Portfolio Funds in which the Fund invests are unregistered investment companies, the Fund's entire portfolio will lack 1940 Act protections, even though the Company is itself registered under the 1940 Act.

                      Portfolio Funds may invest in securities of companies in foreign countries, which involves potential risks not typically involved in investing in domestic securities. Such risks may include the instability of foreign governments, possibility of expropriation, limitations on the use or removal of assets, changes in governmental administration or economic or monetary policy, changes in dealings between nations, foreign tax laws or confiscatory taxation, exchange rate risk, higher expenses due to the costs of conversions between various currencies and foreign brokerage commissions, less liquidity, more volatility, less governmental supervision, lack of uniform accounting, auditing and financial reporting standards, and potential difficulties in enforcing contractual obligations.

                      Certain Portfolio Managers may not be willing to fully disclose the investment positions of the Portfolio Funds on a timely basis. Even in cases where the Portfolio Manager does provide information to the Subadviser, the Subadviser may have little or no means of independently verifying information provided. Therefore, the Subadviser may not be able to ascertain whether Portfolio Funds are adhering to their disclosed investment strategies and their investment and risk management policies. A Portfolio Fund may use proprietary investment strategies that are not fully disclosed to the Subadviser, which may involve risks under some market conditions that are not anticipated by the Subadviser.

                      To the extent the Fund purchases non-voting securities of a Portfolio Fund or waives its right to vote its securities with respect to Portfolio Funds, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including matters that could adversely affect the Fund's investment in the Portfolio Fund. Although the Fund does not currently intend to invest primarily in non-voting securities, there are no restrictions on the Fund's ability to invest in such securities. If all of the Fund's assets were invested in non-voting securities, the Fund would have no voting rights with respect to its portfolio holdings.

                      To the extent the Fund invests in Portfolio Funds that allow its investors to effect withdrawals only at certain specified times, the Fund may not be able to withdraw its investment in a Portfolio Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund's investment return. There are no restrictions as to the proportion of its assets the Fund may invest in such Portfolio Funds. To the extent that all of the Portfolio Funds in which the Fund invests place restrictions on the Fund's ability to withdraw its investment, the Fund's entire portfolio may be illiquid at any particular time.

                      To the extent the Fund invests in Portfolio Funds that are permitted to distribute securities in kind to investors making withdrawals, upon the Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, the Fund may receive securities that are illiquid or difficult to value.

                      The investment activities of the Adviser, Subadviser, Portfolio Managers and their affiliates for their own accounts and for other accounts they manage may give rise to conflicts of interest that may disadvantage the Fund.

                      See "TYPES OF INTESTMENTS AND RELATED RISKS," "OTHER RISKS" and "CONFLICTS OF INTEREST."



Board of Trustees     The Board of Trustees of the Company (individually, a
                      Trustee and collectively, the Board of Trustees) has overall responsibility for the management and supervision of the operations of the Fund. The initial Trustees serving on the Board of Trustees have been elected by the organizer of the Company. By signing the Trust Agreement, each investor in Shares (a "Shareholder") will be deemed to have voted for the election of each of the Trustees.
                      Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by Shareholders.
                      Seventy-five percent (75%) of the Trustees are persons who are not "interested persons" (as defined by the 1940 Act) of the Company, the Adviser, the Subadviser or their affiliates (the "Independent Trustees"). See "MANAGEMENT
                      OF THE FUND" and "VOTING."



Expenses The Adviser and the Subadviser will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Funds and the fees and expenses of any distributors (other than Placement Agents) that may be retained by them. The Adviser may share a portion of its Management Fee with outside distribution agents. The Administrator will bear the expenses for sales, marketing, distribution and client servicing with respect to the Fund. The Fund will bear all other ordinary operating and extraordinary expenses, including, among other things, all expenses related to the formation and organization of the Fund, initial and on-going registration requirements of the Fund, and day-to-day operations, administration, third-party research, record keeping and compliance of the Fund.

                      The Adviser has contractually agreed to reduce its fees, or to pay or absorb the ordinary operating expenses of the Fund, to the extent necessary to limit the ordinary operating expenses of the Fund to 3.5% per annum of the Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and, subject to authorization by the Board of Trustees, will reimburse the Adviser such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the

                      Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders.

                      See "FEES AND EXPENSES."

Management Fee        In consideration of the advisory and other services
                      provided by the Adviser to the Fund, the Fund will pay the Adviser a monthly fee of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets (the "Management Fee").
                      The Management Fee will be an expense out of the Fund's assets. The Fund will not pay any separate fees to the Subadviser and the Administrator, but they will be compensated through their respective ownership of the Adviser.

                      See "FEES AND EXPENSES."

Repurchase Fee        If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were initially purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied against the Shareholder. The
                      Fund will retain that repurchase fee.

Eligibility           Each prospective investor will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of an "accredited investor"
                      (within the meaning of Regulation D under the Securities
                      Act. Investors who are "accredited investors" are referred to in this PPM as "Eligible Investors." Existing
                      Shareholders subscribing for additional Shares will be required to qualify as "Eligible Investors" at the time of the additional subscription. The qualifications required to invest in the Fund will appear in a subscription agreement that must be completed by each prospective investor.



Suitability           An investment in the Fund involves substantial risks and
                      is not necessarily suitable for all Eligible Investors.
                      You may lose some or all of your investment in the Fund.
                      Before making a decision to invest in the Fund, you should consider whether the investment is consistent with your investment goals and needs and your personal financial situation, considering such factors as personal net worth, income, age, risk tolerance and liquidity needs.



Subscription for      Each Shareholder must subscribe for a minimum initial
Shares                investment in the Fund of $100,000. Additional investments in the Fund must be made in a minimum amount of $50,000.
                      The minimum initial and additional investments may be reduced by the Board of Trustees with respect to individual investors or classes of investors (as, for example, with respect to certain control persons, officers and employees of the Company, the Adviser, the Subadviser, the Administrator or their affiliates).

                      The offering is contingent upon receipt of a minimum aggregate subscription amount that the Adviser determines is sufficient for the Fund to implement its investment objectives and strategies as contemplated in this PPM. The Adviser currently anticipates the minimum aggregate subscription amount to be $20 million, but it may be less. All subscription amounts will be held in escrow for a period of 120 days following the initial closing date, unless extended. If the Fund has not received a sufficient aggregate subscription amount by the end of such 120 day period, all subscription amounts received and held in escrow will be returned to subscribing investors, without payment of interest. Notwithstanding the above, the offering date may be extended a reasonable period, upon appropriate disclosure to subscribing investors. If the period is extended, the Fund will provide subscribing investors a reconfirmation offer, under which those subscribers must affirmatively elect to reconfirm their subscription. Any subscribing investor not reconfirming a subscription will have its subscription funds returned, without payment of interest.

                      The Fund intends to accept initial and additional subscriptions for Shares as of the first business day of each calendar month, except that the Fund may offer Shares more or less frequently as determined by the Board of Trustees. All subscriptions are subject to the receipt by the Fund of cleared funds prior to the applicable subscription date in the full amount of the subscription. A prospective investor must also submit a completed subscription agreement before the applicable subscription date, provided that such subscription agreement may require both earlier submission of the completed agreement and earlier receipt by the Fund of cleared funds. The Board of Trustees reserves the right to reject any subscription for Shares (or portions of Shares) and may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.



Initial Closing Date  The initial closing date (the "Closing Date")
                      for subscriptions for Shares is February 28, 2005; provided, however, that the Fund, in its sole discretion, may postpone the initial Closing Date for up to 90 days; and provided, further, that if the Fund receives the minimum aggregate subscription amount prior to the end of January 2005, the initial Closing Date will be January 31, 2005.

Placement Agents      Financial institutions and other entities may be retained
                      by the Fund to assist in the placement of Shares. These entities ("Placement Agents"), which may be affiliated with the Adviser, will generally be entitled to receive a sales commission of up to three percent (3%) (the
                      "Placement Fee") from each investor purchasing Shares through a Placement Agent. The Placement Fee will be based on a formula that takes into account the amount invested through the Placement Agent, and will be deducted from a prospective investor's subscription amount. The Placement
                      Fee will not constitute an investment in Shares and it will not form part of the assets of the Fund. The
                      Placement Fee may be adjusted or waived at the sole discretion of the Placement Agent, and is expected to be waived for institutional investors, and certain control persons, officers and employees of the Company, Adviser, Subadviser, Administrator, Placement Agents and certain of their affiliates. See "SUBSCRIPTIONS FOR SHARES -
                      PLACEMENT FEES."

Transfer              Any Shares (or portion of a Share) held by a Shareholder
Restrictions          may be transferred only (i) by operation of law due to the death, divorce, bankruptcy, insolvency or dissolution of the Shareholder, or (ii) under certain limited circumstances, with the prior written consent of the Board of Trustees (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

                      A Shareholder who transfers any Share will be charged reasonable expenses incurred by the Fund or the Board of Trustees in connection with the transfer. Such expenses may include attorneys' and accountants' fees. Such expenses will vary depending on the complexity of the transfer and other circumstances and whether an opinion of legal counsel is required. Generally, a simple transfer of Shares should not be expected to incur expenses of more than approximately $500 to $1,000, but actual expenses could be less or greater than this estimate.

                      See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

Redemptions and       Shares are not redeemable and a Shareholder has no right
Repurchases of        to require the Fund to redeem its Shares.
Shares by the Fund
                      The Fund will from time to time make offers to repurchase
                      Shares from Shareholders, at such times and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendations of the Adviser.
                      The Board of Trustees will also consider the following factors, among others, in making this determination: (i) whether any Shareholders have requested the Fund to repurchase Shares; (ii) the liquidity of the Fund's assets; (iii) the investment plans and working capital requirements of the Fund; (iv) the relative economies of scale with respect to the size of the Fund;
                      (v) the history of the Fund in repurchasing Shares; (vi) the economic condition of the securities markets; and
                      (vii) the anticipated tax consequences of any proposed repurchases of Shares.

                      The Trust Agreement generally provides that the Fund will be dissolved if the Shares of any Shareholder that has submitted a written request to the Fund for the repurchase of all of its Shares, in accordance with the terms of the Trust Agreement, are not repurchased by the Fund within a period of two years following the date the request is received by the Fund.

                      If a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase, the Fund may choose to repurchase only a pro rata portion of the Shares tendered by each Shareholder. In addition, a Shareholder who tenders for repurchase only a portion of its Shares will be required to maintain a minimum Share account balance of $100,000, or such lesser amount as the Board of Trustees may determine. The Fund maintains the right to reduce the portion of the Shares to be repurchased from a Shareholder so that the required minimum Share account balance is maintained.

                      The Fund may repurchase all or part of a Shareholder's Shares if, among other reasons, ownership of Shares by a Shareholder would cause the Fund or the Adviser to be in violation of the securities, commodities or other laws of the U.S. or any other relevant jurisdiction.

                      See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

Taxation The Fund intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Fund itself should not be subject to U.S. federal income tax, and each Shareholder will be required to report on his, her or its own annual tax return the Shareholder's distributive share of the Fund's taxable income or loss. If the Fund was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund generally would be treated as dividends to the extent of the Fund's earnings and profits. See "TAX ASPECTS."

Employee Benefit      Investors subject to the Employee Retirement Income
Plans and Other       Security Act of 1974, as amended ("ERISA") and other
Tax-Exempt            tax-exempt entities (each, a "tax-exempt entity") may
Entities              purchase Shares in the Fund. Because the Fund has
                      registered as an investment company under the 1940 Act, so long as that registration is in effect the Fund's assets would not be deemed to be "plan assets" for purposes of ERISA, and would not be considered "plan assets" for purposes of the fiduciary responsibility rules and prohibited transaction rules contained in ERISA and
                      Section 4975 of the Code.

                      Portfolio Funds may utilize leverage in connection with their investment or trading activities with the result that a tax-exempt entity that is a Shareholder may incur income tax liability with respect to its share of the net profits derived from these leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" within the meaning of the Code. The Fund will provide to Shareholders that are tax-exempt entities such accounting information as is available to the Fund to assist the Shareholders in reporting unrelated business taxable income for income tax purposes.

                      Investment in the Fund by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this PPM and to consult their legal, tax and accounting advisors with respect to their consideration of an investment in the Fund.

                      See "TAX ASPECTS."

Fiscal Year           For accounting purposes, the Fund's fiscal year is
                      the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the Closing Date and will end on March 31, 2005. The 12-month period ending
                      December 31 of each year will be the taxable year of the Fund.

Reports to            The Fund will furnish to Shareholders as soon as
Shareholders          practicable after the end of each taxable year information as is required by law to assist the Shareholders in preparing their tax returns. A Portfolio Manager's delay in providing this information to the Fund could delay the Fund's preparation of tax information for investors, which might require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report. The Fund anticipates sending
                      Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders also will be sent quarterly reports regarding the Fund's operations during each quarter. See "TYPES OF INVESTMENTS AND RELATED
                      RISKS."

Custodian             Citibank, N.A. (the "Custodian"), will provide certain
                      custodial services to the Fund. Fees payable to the Custodian for these services, and reimbursement for the Custodian's out-of-pocket expenses, will be paid by the Fund.

Term The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Trust Agreement.

                            SUMMARY OF FUND EXPENSES

         By investing in the Fund, Shareholders will directly pay the fees and expenses charged by the Fund, and will indirectly bear the fees and expenses incurred by the Fund, including fees and expenses charged by the Portfolio Funds. The following table illustrates the fees and expenses that the Fund will charge Shareholders and the fees and expenses that the Fund expects to incur and that Shareholders will bear indirectly. However, the table does not illustrate the fees and expenses that the Portfolio Funds will charge the Fund.

     Shareholder Transaction Expenses
        Maximum Placement Fee (percentage of investment amount) (1)      3.0%
        Repurchase Fee (percentage of repurchase value) (2)              2.0%
     Annual Expenses (as a percentage of the Fund's net assets)
        Management Fee (to the Adviser)                                  2.0%
        Other expenses (3)                                               1.5%
        Total Annual Expenses (4) (5)                                    3.5%

     (1) In connection with initial and additional investments, investors may be charged Placement Fees of up to three percent (3%) based on the amounts transmitted in connection with their subscriptions, in the sole discretion of their account executives. See "SUBSCSRIPTIONS FOR SHARES - PLACEMENT FEES."

     (2) If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were initially purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied by the Fund against the Shareholder.

     (3) "Other expenses" is an estimate based on anticipated payments to the Fund and anticipated expenses for the first year of the Fund's operations, and includes professional fees and other expenses that the Fund will bear directly, including, among other things, administrative, custody and accounting fees and expenses. Any fees or expenses charged by Direct Allocation Portfolio Managers or affiliates of the Adviser are included within this amount. The Fund does not intend to issue any debt or other senior securities and, therefore, there is no interest expense included within "other expenses." All of the "other expenses" have been taken into consideration in the example calculations on the next page of this PPM. See "FEES AND EXPENSES."

     (4) Investors also indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an investor in the Portfolio Funds or special purpose investment vehicles. These indirect fees and expenses are not ascertainable at this time. However, it is currently expected that the Fund will generally be charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee currently expected to range 15% to 20% of any realized and unrealized appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles.

     (5) The Adviser has contractually agreed to reduce its fees, or to pay or absorb the ordinary operating expenses of the Fund, to the extent necessary to limit the ordinary operating expenses of the Fund to 3.5% per annum of the Fund's average monthly net assets (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and, subject to authorization by the Board of Trustees, will reimburse the Adviser such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The

     Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders.

         The purpose of the table above is to assist prospective investors in understanding the various costs and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see "FEES AND EXPENSES" and "SUBSCRIPTIONS FOR SHARES."

Example

         You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

           1 year            3 years          5 years            10 years
           ------            -------          -------            --------
           [$---]            [$---]           [$---]             [$---]

         The Example is based on the fees and expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. Because the Expense Limitation will remain in effect for the term of the Management Agreement, which has an initial term of two years, the contractual Expense Limitation has been taken into consideration in the Example only for the first two years.

                                    THE FUND

         The Fund, A T Fund of Funds, which is a closed-end, non-diversified, management investment company, was formed as the sole series of A T Funds Investment Trust, a statutory trust organized under the laws of Delaware on October 8, 2004 and has no operating history. The Fund's principal office is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. Investment advisory services are provided to the Fund by the Adviser, A T Funds, LLC, a limited liability company organized under Delaware law, and investment sub-advisory services are provided to the Adviser and the Fund by the Subadviser, Treesdale Partners, LLC, a limited liability company organized under Delaware law. Responsibility for monitoring and overseeing the Fund's investment program and its management and operation is vested in the individuals who serve on the Board of Trustees (individually, a "Trustee" and collectively, the "Board of Trustees"). See "THE BOARD OF TRUSTEES".

                                 USE OF PROCEEDS

         The proceeds from the sale of shares of common stock of the Fund ("Shares"), not including the amount of any Placement Fees paid by investors, will be invested by the Fund to pursue its investment program and objectives as soon as practicable, consistent with market conditions, after receipt of the proceeds by the Fund.

                                    STRUCTURE

         The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as "private investment funds," with those of a closed-end registered investment company. Private investment funds are unregistered, commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations (often over $1 million) to a limited number of high net worth individuals and institutional investors. The general partners or investment advisers of these funds, which in the United States are typically structured as limited partnerships, are usually compensated through asset-based fees and incentive-based allocations. Closed-end registered investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies. These registered companies impose relatively modest minimum investment requirements, and publicly offer their shares to a broad range of investors. The advisers to these closed-end investment companies are typically compensated through asset-based (but not performance or incentive-based) fees.

         The Fund shares a number of key elements with private investment funds. The portfolios of the Portfolio Funds may be actively managed and Shares will be sold in relatively large minimum denominations in private placements solely to high net worth individuals and institutional investors. Unlike many private investment funds, however, the Fund, as a registered closed-end investment company, can offer Shares without limiting the number of investors that can participate in its investment program. The structure of the Fund is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in a sophisticated investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of investors faced by many of those private investment funds.

                               INVESTMENT PROGRAM

Investment Objective

         The Fund's investment objective is to seek risk-adjusted, fixed-income, absolute returns regardless of the market conditions. It intends to pursue this objective by investing its assets primarily in various Portfolio Funds managed by a select group of Portfolio Managers primarily in fixed income markets. This form of investment structure is commonly known as a "fund-of-hedge funds."

         The investment objective of the Fund is fundamental and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act.

         The Subadviser expects that each Portfolio Fund will use an "absolute return" investment strategy, which refers to a broad class of investment strategies that historically have exhibited limited correlation to each other or to the performance of major equity and debt market indices. The Subadviser expects the selected Portfolio Funds to invest primarily in relative value, market neutral strategies in the fixed-income markets that are designed to generate consistent returns. The Subadviser also expects the Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios.

         The Portfolio Funds may invest in various Financial Instruments, including, among other things, public and private, leveraged and non-leveraged, U.S. and foreign, long and short positions in fixed-income debt instruments, cash and cash equivalents, options, warrants, futures and other commodities, currencies, over-the-counter derivative instruments (such as swaps), securities that lack active public markets, repurchase and reverse repurchase agreements, preferred stocks, convertible bonds and other financial instruments; and real estate related securities.

Investment Strategy

         The Subadviser expects to allocate Fund assets among broad categories of investment strategies and techniques primarily in the fixed income markets. However, there are no restrictions as to the proportion of its assets the Fund may invest in any particular investment strategy or technique. To the extent that all of the Portfolio Funds in which the Fund invests use the same investment strategy or technique, the Fund's entire portfolio, although invested in multiple Portfolio Funds, may be subject to risks associated with concentration of its investments in a particular investment strategy or technique. (See "TYPES OF INVESTMENTS AND RELATED RISKS - Lack of Diversification.") Portfolio Funds will be permitted to invest in public and private, U.S. and foreign, long and short positions in fixed income securities, options, convertible securities, financial and commodity futures, warrants, preferred stocks, currency forward contracts, over-the-counter derivative instruments, securities that lack active public markets, and other related financial instruments. Investment and trading strategies used may include hedging and arbitrage strategies, short sales and leveraging.

         Until investments of the type described above are made, the Subadviser may temporarily invest the Fund's available monies in securities or financial instruments such as certificates of deposit, money market funds or other cash equivalents.

         The Subadviser has the authority to borrow and will do so primarily to pay redemptions, which would otherwise result in the premature liquidation of investments. Generally, such borrowing will be limited to 25% of the Fund's net asset value at the time of the borrowing. In addition, Portfolio Funds may be permitted to borrow.

         The Subadviser may monitor the exposure of the Fund to different markets and may enter into futures or options and other transactions, and may purchase government securities, for hedging purposes or to achieve the overall investment objective of the Fund. In addition, the Subadviser may monitor the exposure of the Fund to currency risk and may enter into currency transactions principally, but not solely, for hedging purposes. The Subadviser does not expect to conduct such monitoring or to engage in such hedging transactions, although it reserves the right to do so.

         The Subadviser is responsible for selecting Portfolio Funds and determining the portion of the Fund's assets to be allocated to each Portfolio Fund, subject to the general supervision of the Adviser. The Subadviser will seek to select Portfolio Funds that possess an advantage that sets them apart from other funds following similar strategies. Such advantages may include superior market models, a team of talented and experienced investment professionals, or a strategy or strategy implementation that cannot be easily duplicated by competitors.

         The Subadviser will endeavor to allocate the Fund's investment portfolio to a variety of Portfolio Funds and strategies to limit the negative impact that any single fund might have on the risk and return targets of the overall portfolio if such fund should perform below expectations. To minimize the risk of insufficient diversification, the Subadviser will not allocate more than 20% of the Fund's assets to any single Portfolio Fund, measured at the time of investment. This limit may be exceeded over time as a result of relative outperformance of a Portfolio Fund, and the Subadviser may or may not adjust the portfolio allocations in such event.

         Pursuant to the requirements of the 1940 Act, the Fund will limit its investment in any one Portfolio Fund to less than 5% of the Portfolio Fund's voting securities, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) permitting investments constituting a greater percentage of such securities. However, to permit the investment of more of its assets in a Portfolio Fund deemed attractive by the Subadviser, the Fund may purchase non-voting securities of Portfolio Funds or contractually forgo its voting rights, on a case-by-case basis, by expressly waiving such rights in the appropriate documentation required to effect purchases of securities in the Portfolio Funds, subject to a limitation that the Fund will not purchase voting and non-voting interest in a Portfolio Fund that in the aggregate represent 25% or more of a Portfolio Fund's outstanding equity, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) providing that investments of a greater percentage would not constitute control of a Portfolio Fund.

         In addition to investments in Portfolio Funds, the Fund may, to the extent permitted by applicable law on exemptive relief obtained by the Fund, allocate assets directly to Direct Allocation Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor. For purposes of the Fund's investment objectives, strategies, policies and restrictions and investment limitations under the 1940 Act, the Fund will "look through" to the underlying investments of any managed accounts or special purpose investment vehicles it creates for the specific purpose of facilitating management of the Fund's assets by a Direct Allocation Portfolio Manager (as opposed to Portfolio Funds formed and managed by third parties). Other Portfolio Funds in which the Fund invests, however, are not subject to the Fund's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act.

         The Fund may invest in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Portfolio Funds, to maintain the liquidity necessary to effect repurchases of Shares, temporarily during periods of adverse market conditions in the securities markets, or for other purposes.

         Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) as to the types of securities that may be owned, the types of trading strategies that may be employed and in some cases, the amount of leverage that may be used. Portfolio Funds selected by the Subadviser may invest and trade in a wide range of Financial Instruments and markets and may pursue a variety of investment strategies. The investment programs of Portfolio Funds may also involve use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including: short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other financial instruments such as swaps, index options, futures contracts and options on futures. These techniques may, in some cases, be an integral part of Portfolio Funds' investment programs and involve significant risks. Portfolio Funds are generally not limited in the markets in which they invest or the investment discipline that they may employ. Portfolio Managers have full discretion, without the Fund's input, to purchase and sell securities and other investments for their respective Portfolio Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Portfolio Funds.

         The strategies employed by the Portfolio Funds in which the Fund may invest may include basic yield oriented strategies in which securities are purchased primarily for the yield that they generate. However, many Portfolio Funds will also utilize complex strategies involving many types of risks. Strategies used include, but may not be limited to, strategies such as fixed-income/relative value arbitrage or out-of-favor securities investing.

         Portfolio Funds pursuing fixed-income/relative value arbitrage strategies generally attempt to profit from anomalous price differences in fixed-income instruments and related derivatives. Fixed-income/relative value arbitrage funds often take arbitrage positions among similar bonds, among bonds of different maturities and among securities and related derivatives. Many fixed-income/relative value arbitrage funds attempt to mitigate exposure to the risk of changing interest rates, the risk of changing foreign exchange rates and the risk that a company may be unable or unwilling to pay its debts. One sub-strategy of fixed-income/relative value arbitrage is mortgage-backed securities arbitrage, which attempts to exploit inexpensive mortgage-backed securities and may attempt to hedge the associated risks using a variety of fixed-income securities and interest rate derivatives. Fixed-income/relative value arbitrage funds generally seek to have relatively low correlation to major market indices.

         Portfolio Funds pursuing out-of-favor securities investing strategies generally invest in bank loans, trade claims, debt securities or other securities of companies that are in financial distress, such as companies with unusually large amounts of debt, or already in default, such as companies in bankruptcy. The securities of companies in distressed or defaulted situations typically trade at substantial discounts due to a number of factors including difficulty in valuation, inadequate coverage in the financial news and inability of traditional investors to value their claims. Out-of-favor securities funds typically take long positions, but may use various strategies involving hedged or short positions. Out-of-favor securities funds generally seek to have relatively low correlation to major market indices.

Selection and Continued Evaluation of Portfolio Funds

         The Subadviser's team of highly experienced investment professionals is responsible for identifying prospective Portfolio Funds, performing due diligence and review of those Portfolio Funds, analyzing the various strategies by Portfolio Funds and monitoring risk management, evaluating Portfolio Funds, reviewing ongoing performance of Portfolio Funds, and allocating and reallocating the Fund's assets among Portfolio Funds. The Subadviser will apply a rigorous investment process, and the selection of Portfolio Funds will result from the methodologies, relationships, networks of practitioners and academics, and processes that have contributed to the past success of the senior professionals of the Subadviser. However, no assurances can be given that those levels of success will be achieved by the Fund. The sophisticated selection and allocation process used by the Subadviser is highly complex and may fail to achieve its objectives for many reasons, including reasons not currently anticipated.

         Portfolio Funds in which the Fund invests may use leverage. In addition, the Fund may borrow to invest in Portfolio Funds on a secured or unsecured basis, in connection with its investment activities, for cash management purposes or to fund repurchases or as further described below. Each Portfolio Fund may invest, for defensive purposes or otherwise, some or all of its assets in fixed income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances.

         Additional information about the types of investments that are expected to be made by the Portfolio Funds, their investment practices and related risk factors is provided below. The Fund's investment policies and restrictions are not fundamental and may be changed without a vote of Shareholders.

         The Subadviser has developed a disciplined and detailed program for identifying, evaluating and monitoring Portfolio Funds. After allocating assets to a Portfolio Fund, the Subadviser regularly reviews investment performance and other factors in determining whether allocation of the Fund's assets to the Portfolio Fund continues to be appropriate. In addition, the Subadviser may remove Portfolio Funds or allocate to new Portfolio Funds as it sees fit based on the overall investment strategy of the Fund.

         The Subadviser uses both qualitative and quantitative criteria as part of the Portfolio Fund selection process. These criteria include, among other things, analysis of a Portfolio Fund's performance, historical performance and return patterns during various time periods and market cycles, investment strategy and style, and the Portfolio Manager's decision-making process, risk management procedures, reputation, experience, training, organizational infrastructure, ability to provide timely and accurate reporting, and internal controls. The Subadviser may allocate a portion of the Fund's assets to Portfolio Funds that lack historical track records but, in the Subadviser's judgment, offer exceptional potential.

         Each investment made for the Fund's investment portfolio will be subjected to a rigorous due diligence process. In evaluating investment opportunities and conducting due diligence, the Subadviser generally, but not in every case, focuses on the following key variables relating to Portfolio Managers and Portfolio Funds:

Investment Strategy                                        Terms of Investment

o      Differentiation and durability of strategy          o      Management and incentive fees
o      Adaptability of strategy to changing and market     o      Redemption policies
       conditions                                          o      Conflict of interest
o      Investment universe and criteria                    o      High-water mark details

o      Research capabilities                               o      Future capacity
o      Investment decision making                          o      Transparency and openness to sharing
o      Trade examples (both profitable and unprofitable           information
       examples, plus lessons learned)
o      Breadth and consistency of returns

Track Record                                               Depth and Quality of Management Team

o      Length of record                                    o      Level of hedge fund experience
o      Attribution of investment performance to key        o      Size, diversity and training of staff
       professionals                                       o      Allocation of responsibilities
o      Long/short positions performance attribution        o      Style and approach of organization
o      Ability to generate returns on the long and short   o      Compensation and incentive structure
       side                                                o      Ownership structure
o      Consistency and distribution of returns             o      Cohesion and experience of team
o      Strength in various economic cycles                 o      Average tenure of staff
o      Risk level and investment thesis at the time of     o      Backgrounds and reputation of team members
       investment                                          o      Organizational stability, business structure
o      Performance relative to benchmarks and peer group          and sustainability
       of managers with similar investment style           o      Formal and informal reference checks
o      Examination of peak-to-valley drawdowns             o      Decision-making process

Risk Controls                                              Administration

o      Investment restrictions                             o      Portfolio Fund and management company
o      Historical leverage (net market exposure gross             structure
       leverage)                                           o      Back office audit
o      Minimum and maximum market exposure and             o      Prime brokerage relationships
       leverage levels                                     o      Level and depth of reporting (both audited and
o      Exposure to various risk parameters including              unaudited)
       yield curve, convexity, pre-payments and spread     o      List of service providers
o      Level of internal controls                          o      List of service providers
o      Position sizing
o      Sell discipline
o      Liquidity of the portfolio
o      Volatility and expected drawdown



         Provided that relevant information is made available by a Portfolio Manager, the Subadviser will engage in an ongoing analysis of each of the Portfolio Fund's investments in an effort to monitor its strategies and operations. The Subadviser may withdraw from or invest in Portfolio Funds in its discretion. Withdrawal may be for structural or strategic reasons (e.g., to emphasize a certain strategy based on market conditions) or for specific reasons (e.g., strategy/style drift; departure of key personnel; under performance relative to peers or relative to expectations). The Subadviser will generally divest from investments that it believes are unjustifiably operating outside the scope of their objectives or investment skills, or that are otherwise failing to meet expectations. In addition, in constructing the Fund's investment portfolio, the Subadviser will consider the degree of liquidity available from the Portfolio Funds to help assure that the Fund has appropriate flexibility to adjust its investment positions, consistent with its investment goals, and offers reasonable liquidity to enable the Fund to make offers to repurchase Shares.

         The Subadviser will evaluate each Portfolio Fund with a frequency deemed appropriate for the Portfolio Fund's investment strategy and market conditions to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance and other investment selection criteria are satisfactory. The Fund's assets may be reallocated among Portfolio Funds, and existing Portfolio Funds may be removed and additional Portfolio Funds selected, subject to the condition that the retention of a Direct Allocation Portfolio Manager will require approval of the Board of Trustees and of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. The termination of a Direct Allocation Portfolio Manager will only require the approval of the Board of

Trustees. Certain of the Portfolio Managers may be registered as investment advisers under the 1940 Act, or similar state statutes, but the Subadviser does not require any Portfolio Managers to be so registered.

         The Subadviser monitors various factors with respect to the Portfolio Managers and Portfolio Funds. Depending on the specific Portfolio Manager or Portfolio Fund, the factors monitored may include one or more of the following, or may include other factors:

     o Availability of Information. Certain Portfolio Managers may not be willing to fully disclose the investment positions of the Portfolio Fund on a timely basis. Even in cases where the Portfolio Manager does provide information to the Subadviser, the Subadviser may have little or no means of independently verifying information provided.

     o Use of Leverage: Leverage risk is a measure of economic risk relative to capital. The Subadviser believes that the use of leverage should depend on the liquidity of a particular investment strategy and the Portfolio Manager's overall investing skills.

     o Liquidity Risk: There is always some possibility that the Financial Instruments in which a Portfolio Fund invests cannot be liquidated in time to meet redemption or margin calls without affecting the remaining investors. Liquidity risk may occur when Portfolio Funds mismatch assets and liabilities.

     o Basis Risk: When modeling the relationships between price movements and underlying factors or calculating hedge ratios for investment positions maintained by a Portfolio Fund, tracking errors may occur. If not properly adjusted, this basis risk will skew the hedged positions taken by Portfolio Funds, and may lead to losses.

     o Spread Risk: Portfolio Funds take on spread risk when using strategies that are based on the future convergence of spreads between different Financial Instruments, based either on observed historical patterns or on mathematical models. The risk is that spreads may not converge, but rather may widen for a period of time, causing the Portfolio Fund to close out the position at a loss.

     o Crowded Trade Risk: When many Portfolio Funds attempt to effect the same trade at the same time, the momentum of their transactions heavily affects the supply and demand relationship. This may change the patterns and behaviors of Financial Instrument prices, thus increasing the magnitude of loss if all Portfolio Funds close out the same position at the same time.

     o Interest Rate Risk: Most of the investments held by a Portfolio Fund, as well as a Portfolio Fund's borrowings, are subject to risks associated with movements in interest rates. Arbitrageurs can use instruments such as Treasury futures or interest rate swaps to manage interest rate risk.

     o Credit Risk: Debt-based Financial Instruments are sensitive to the market's evaluation or perception of their creditworthiness. In addition, the credit profile of some such Financial Instruments may deteriorate rapidly in reaction to specific corporate or sovereign events. While it is possible to hedge some components of credit risk, this is generally expensive and hedges may not work as anticipated.

     o Currency Risk: Portfolio Funds may trade currencies in the interbank market, a network of institutions in the United States, France, Germany, Japan, Switzerland and other nations. The interbank market is not directly regulated by any government agency and trading may be subject to certain risks not applicable to trading on U.S. and foreign exchanges, including, without limitation, illiquidity, unlimited daily price volatility, wide spreads, counterparty default and the effects of government intervention.

          Certain Portfolio Funds may hold Financial Instruments denominated in currencies other than the U. S. Dollar. Accordingly, in addition to other market factors, the value of such Financial Instruments may be effected by the change in value of foreign currencies relative to the
          U. S. Dollar.

     o Counterparty Risk: When Portfolio Funds enter into transactions with third parties there is a risk that the third party will fail to perform its obligations. This risk can occur in connection with financing, swaps and other over-the-counter ("OTC") derivatives.

     o Marking of Positions: This is a concern when Portfolio Funds invest in Financial Instruments that do not trade actively in public markets. The lack of information on market price could allow Portfolio Managers to manipulate pricing of positions and smooth out returns.

     o Operational Risk: To execute investment decisions timely and correctly and to clear a large amount of trades efficiently every day, Portfolio Managers need to have back offices that can minimize operational risks in various areas such as trade clearance, reconciliation and price documentation.

     o A Decrease in or Lack of Volatility: Prolonged reductions in the volatility of Financial Instruments with discreet or embedded optionality can affect their value. If volatility decreases or disappears, option premiums can be lost.

     o Overall Monitoring: Provided that relevant information is made available by a Portfolio Manager, the Subadviser monitors both the Fund's investments in Portfolio Funds and the performance and composition of the Fund's portfolio as a whole. When possible, the Subadviser will review the following with such frequency as it deems appropriate:

          o    Each Portfolio Fund's gross long/short exposure;

          o    Individual and overall leverage;

          o    Liquidity of entire portfolio;

          o    Position concentration;

          o Exposure to various risk parameters including yield curve, convexity, pre-payments and spread

          o    Breakdown of performance of various strategies;

          o The gross and net amount of derivatives in the portfolio, specified into various categories;

          o Each Portfolio Fund's near-term outlook and response to changing market environments; and

          o    Each Portfolio Fund's discipline to asset growth/inflows.

o Tracking of Exposure: Each Portfolio Fund's leverage and exposures to any subcategories is monitored in order to ensure appropriate diversification of investments and appropriate leverage levels.

o Monitoring Markets and Asset Classes: The Subadviser may perform its own independent research into the relative attractiveness of each sub-asset class.

o Portfolio Manager Visits and Conference Calls. Using the above-mentioned exposure and market data, the Subadviser may visit and/or call the Portfolio Managers to discuss portfolio strategy, risk management, individual trades, business issues and related matters.

o Trade Analysis: The Subadviser may choose to monitor a sample of a Portfolio Fund's trades on a periodic basis in order to gauge the relative attractiveness or riskiness of each of the strategies, or sub-strategies. Trades that did not succeed are evaluated to determine whether risk parameters have been violated.

Additional Information About the Subadviser's Investment Strategy

         Additional information about the Subadviser's investment strategy can be found in Appendix B attached hereto.

                     TYPES OF INVESTMENTS AND RELATED RISKS

General

         Discussed below are the investments generally made by the Portfolio Funds and the principal risks associated with those investments. The risk to a Portfolio Fund managed by a Portfolio Manager will, in turn, have an effect on the Fund. The value of the Fund's total net assets may be expected to fluctuate in response to fluctuations in the value of the Portfolio Funds in which it invests. To the extent that a Portfolio Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager is increased. A Portfolio Fund's use of leverage is likely to cause the value of a Portfolio Fund it manages to appreciate or depreciate at a greater rate than if the Portfolio Fund did not use leverage. Each individual trading strategy to which the Fund allocates capital will involve a different set of complex risks, many of which are not disclosed in this PPM. The principal risks are described below.

         General Economic and Market Conditions

         The success of the Fund's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and liquidity of the Fund's investments. Unexpected volatility or liquidity could impair the Fund's profitability or result in its suffering losses.

         Market Risk

         Market risk is the risk of potential adverse changes to the value of financial instruments and their derivatives because of changes in market conditions like interest and currency-rate movements and volatility in commodity or security prices. Each trading strategy utilized by the Fund, even one that is "market neutral" or "non-directional", involves some, and occasionally a significant degree of, market risk. The profitability of the Portfolio Funds, and, consequently, the Fund, depends, in part, upon the Portfolio Managers correctly assessing future price movements of securities and other financial instruments. The Fund cannot assure any Shareholder that the Subadviser or Portfolio Managers will accurately predict these price movements.

         Highly Volatile Markets

         The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which a Portfolio Fund's assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. A Portfolio Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

         Achievement of the Fund's Investment Goal and Objective

         All securities, derivatives, commodities, financial futures, options and currency investments and trading risk the loss of capital. While the Subadviser believes that the Fund's investment program will moderate this risk to some degree through multiple Portfolio Funds and Portfolio Managers, no guarantee or representation is made that the program of the Fund will be successful. The investment program of the Fund may include the selection of Portfolio Funds that use such investment techniques as short sales, leverage, uncovered option and futures transactions, currency transactions and limited diversification, which practices can, in certain circumstances, increase the adverse impact to which the Fund may be subject.

         No assurance can be given that the Fund will achieve its goal of providing investors with the investment benefits of a variety of money managers while seeking to lessen the risks associated with any one money manager. In addition, no assurance can be given that the Fund will achieve its investment objective of long-term growth of capital with reduced volatility.

         General Trading Risks

         Substantial risks, including market risks, are involved in trading in U.S. and foreign government securities, corporate securities, derivatives, commodity and financial futures, options, and the various other financial instruments and investments in which the Portfolio Funds will trade. Substantial risks are also involved in borrowing and lending against such investments. The prices of these investments are volatile, market movements are difficult to predict and financing sources and related interest and exchange rates are subject to rapid change. One or more markets in which the Portfolio Funds will trade may move against the positions held by them, thereby causing substantial losses.

         Multiple Subadvisers

         Because the Fund invests in Portfolio Funds that make their trading decisions independently, it is theoretically possible that one or more of such Portfolio Funds may, at any time, take positions that may be opposite to positions taken by other Portfolio Funds. It is also possible that the Portfolio Funds in which the Fund invests may on occasion be competing with each other for similar positions at the same time. Also, a particular Portfolio Manager may take positions for its other clients that may be opposite to positions taken for the Portfolio Fund.

         Availability of Investment Strategies

         The success of the Fund's investment activities will depend on the Portfolio Managers' ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the securities markets. Identification and exploitation of the investment strategies to be pursued by the Portfolio Funds involves a high degree of uncertainty. No assurance can be given that the Portfolio Managers will be able to locate suitable investment opportunities in which to deploy all of the Fund's assets or to exploit discrepancies in the securities markets. A reduction in corporate and mortgage sector activities and the pricing inefficiency of the markets in which the Portfolio Funds will seek to invest, as well as other market factors, will reduce the scope for the Portfolio Funds' investment strategies.

         Commercial and Residential Mortgage-Backed Securities and Asset-Backed Securities

         Investing in commercial and residential mortgage-backed securities involves the general risks typically associated with investing in traditional fixed-income securities (including interest rate and credit risk) and certain additional risks and special considerations (including the risk of principal prepayment and the risk of indirect exposure to real estate markets). Mortgage-backed securities generally provide for the payment of interest and principal on the mortgage-backed securities on a frequent basis and there also exists the possibility, particularly with respect to residential mortgage-backed securities, that principal may be prepaid at any time due to, among other reasons, prepayments on the underlying mortgage loans or other assets. As a result of prepayments, the Portfolio Funds may be required to reinvest assets at an inopportune time, which may indirectly expose the Fund to a lower rate of return. The rate of prepayments on underlying mortgages affects the price and volatility of a mortgage-backed security, and may have the effect of shortening or extending the effective maturity beyond what was anticipated. Further, different types of mortgage-backed securities are subject to varying degrees of prepayment risk. Finally, the risks of investing in such instruments reflect the risks of investing in real estate securing the underlying loans, including the effect of local and other economic conditions, the ability of tenants to make payments, and the ability to attract and retain tenants.

         Interest Rate Risk

         The Fund is indirectly subject to interest rate risk. Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase. This risk will be greater for long-term securities than for short-term securities in which the Portfolio Funds invest.

         Corporate Debt Obligations

         The Fund may invest in Portfolio Funds that in turn invest in corporate debt obligations, including commercial paper. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations. Therefore, the Fund may be indirectly exposed to such risks associated with corporate debt obligations.

         Variable and Floating Rate Securities

         While variable and floating rate securities provide the Portfolio Funds and the Fund with a certain degree of protection against rises in interest rates, the Portfolio Funds and the Fund may participate in any declines in interest rates as well.

         Performance-Based Compensation Arrangements with Portfolio Managers

         The Fund typically enters into arrangements with Portfolio Managers which provide that Portfolio Managers be compensated, in whole or in part, based on the appreciation in value (including unrealized appreciation) of the account during specific measuring periods. In certain cases, Portfolio Managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Subadviser anticipates that Portfolio Managers who charge such fees will take into account prior losses. Such performance fee arrangements may create an incentive for such Portfolio Managers to make investments that are riskier or more speculative than would be the case in the absence of such performance-based compensation arrangements.

         In addition to the foregoing, the Fund may be required to pay an incentive fee or allocation to the Portfolio Managers who make a profit for the Fund in a particular fiscal year even though the Fund may in the aggregate incur a net loss for such fiscal year.

         Lack of Diversification

         The Fund will invest in a number of different Portfolio Funds with different strategies or styles, in an effort to invest its assets in a wider array of investments than is possible by investing in a single Portfolio Fund. However, it is possible that several Portfolio Funds may take substantial positions in the same security or group of securities at the same time. This possible concentration of investment may subject the Fund's portfolio to greater changes in value than would be the case if the assets of the Fund were less concentrated.

         It is possible that certain Portfolio Funds may impose on the Fund assessments and "capital calls" or require further contributions at the discretion of the Portfolio Fund. In that event, the Fund may have a greater proportion of its assets invested in such a Portfolio Fund than otherwise intended. In order to reduce such risk, in selecting Portfolio Funds the Subadviser will take into account their ability to assess or require further investments by the Fund and may reallocate the Fund's assets among Portfolio Funds.

         Activities of Portfolio Funds

         The Subadviser will have no control over the day-to-day operations of any of the selected Portfolio Funds. As a result, there can be no assurance that every Portfolio Fund in which the Fund invests will invest on the basis expected by the Subadviser.

         Lack of Operating History

         Some of the Portfolio Funds in which the Fund may invest have limited track records. Additionally, the past performance of any Portfolio Funds in which the Fund may invest may not be indicative of the future performance of such Portfolio Funds.

         Limits on Information

         The Subadviser selects Portfolio Funds based upon the factors described under "Risk Analysis and Monitoring" above. The Subadviser requests certain information from each Portfolio Manager regarding the Portfolio Fund's historical performance (if any) and investment strategy. However, the Subadviser may not be provided with information regarding all the investments made by the Portfolio Funds because certain of this information may be considered proprietary information of Portfolio Funds.

         For the Fund to complete its tax reporting requirements and to provide an audited annual report to Shareholders, the Fund must receive timely information from the Portfolio Managers. A Portfolio Manager's delay in providing this information could delay the Fund's preparation of tax information for Shareholder's, which could require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report.

         Leverage; Short Sales; Options

         The Portfolio Funds to which the Fund allocates its funds may borrow, issue debt or other senior securities, and utilize various lines of credit, reverse repurchase agreements, "dollar" rolls, swaps, forward purchases, other off-balance sheet derivative transactions and other forms of leverage. The Portfolio Funds may also engage in the "short selling" of securities and may write or purchase options. While the use of leverage and "short sales" can substantially improve the return on invested capital, their use may also increase any adverse impact to which the investments of the Fund may be subject.

         Although leverage will increase investment return if a Portfolio Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if a Portfolio Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of investments held by Portfolio Funds that engage in this practice. In the event that a Portfolio Fund's equity or debt instruments decline in value, the Portfolio Fund could be subject to a "margin call" or "collateral call," pursuant to which the Portfolio Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of a Portfolio Fund's assets, the Portfolio Manager might not be able to liquidate assets quickly enough to pay off the Portfolio Fund's borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. Portfolio Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Creditors' claims against the Portfolio Funds using leverage may be senior to the rights of investors in the Portfolio Fund, including the Fund.

         The Subadviser expects Portfolio Funds to primarily focus on utilizing advanced investment strategies with low to moderate leverage on their respective portfolios. However, there is no general restriction on the amount of leverage Portfolio Funds may use because the Subadviser believes that the use of leverage should depend on the liquidity of a particular investment strategy and the Portfolio Manager's overall investing skills. Each Portfolio Fund's leverage will be monitored by the Subadviser in an effort to ensure what it believes to be appropriate leverage levels. Certain Portfolio Managers may not be willing to fully disclose the leverage levels of the Portfolio Fund on a timely basis. Even in cases where the Portfolio Manager does provide such information, the Subadviser may have little or no means of independently verifying the information provided. Therefore, the Subadviser may not be able to ascertain whether the leverage levels of Portfolio Funds are in fact appropriate.

         Selling securities short, while often used to hedge investments, does run the risk of losing an amount greater than the initial investment in a relatively short period of time. A short sale involves the risk of a theoretically unlimited increase in the market price of the particular investment sold short, which could result in an inability to cover the short position and a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase. The writing or purchasing of an option also runs the risk of losing the entire investment or of causing significant losses to the Fund in a relatively short period of time.

         Illiquidity

         Because of the limitation on redemption rights and the fact that shares are not tradable, and furthermore, due to the fact that the Fund may invest in Portfolio Funds that do not permit frequent redemptions, an investment in the Fund is a relatively illiquid investment and involves a high degree of risk.

         The Subadviser may invest in investment partnerships or other investment entities which may not allow withdrawals or redemptions for significant periods of time, especially if such investments are in illiquid instruments.

         A subscription for Shares should be considered only by persons financially able to maintain their investment and who can afford a substantial loss of their investment.

         Foreign Securities

         The Portfolio Funds to which the Fund allocates its assets may invest in securities of companies domiciled or operating in one or more foreign countries. Investing in these securities involves considerations and possible risks not typically involved in investing in securities of companies domiciled and operating in the United States, including instability of some foreign governments, the possibility of expropriation, limitations on the use or removal of funds or other assets, changes in governmental administration or economic or monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. The application of foreign tax laws (e.g., the imposition of withholding taxes on dividend, interest or other payments) or confiscatory taxation may also affect investment in foreign securities. Higher expenses may result from investment in foreign securities than would from investment in domestic securities because of the costs that must be incurred in connection with conversions between various currencies and foreign brokerage commissions that may be higher than the United States. Foreign securities markets also may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including lack of uniform accounting, auditing and financial reporting standards and potential difficulties in enforcing contractual obligations.

         Currency Risks

         The investments of Portfolio Funds in which the Fund invests that are denominated in a foreign currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Portfolio Funds may try to hedge these risks by investing in foreign currencies, foreign currency futures contracts and options thereon, forward foreign currency exchange contracts, or any combination thereof, but there can be no assurance that such strategies will be implemented, or if implemented, will be effective.

         High Yield Securities

         While it is anticipated that the Fund will invest primarily with Portfolio Funds that are primarily focused on securities with investment grade credit ratings, the Portfolio Funds in which the Fund invests may invest in "high yield" bonds and preferred securities that are rated in the lower rating categories by the various credit rating agencies (or in comparable non-rated securities). Securities in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities. The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities.

         Futures Contracts

         Trading in futures contracts is a highly specialized activity which may entail greater than ordinary investment risks. Commodity futures markets (including financial futures) are highly volatile and are influenced by factors such as changing supply and demand relationships, governmental programs and policies, national and international political and economic events and changes in interest rates. In addition, because of the low margin of deposit normally required in commodity futures trading, a high degree of leverage is typical of a commodity futures trading account. As a result, a relatively small price movement in a commodity futures contract may result in substantial losses to the trader. Commodity futures trading may also be illiquid. Certain commodity exchanges do not permit trading in a particular future beyond certain set limits. If prices fluctuate during a single day's trading beyond those limits - which conditions have in the past sometimes lasted for several days in certain contracts - the Portfolio Funds could be prevented from promptly liquidating unfavorable positions and thus subjecting the Fund to substantial losses.

         Derivative Instruments

         To the extent the Portfolio Funds invest in swaps, derivative or synthetic instruments, repurchase agreements or other over-the-counter transactions or, in certain circumstances, non-U.S. securities, such Portfolio Funds may take a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions that generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered directly between two counterparties generally do not benefit from such protections and expose the parties to the risk of counterparty default.

         Equity-Related Instruments in General

         Portfolio Funds may use equity-related instruments in their investment programs. Certain options and other equity-related instruments may be subject to various types of risks, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risks of loss.

         Risk of Portfolio Investments

         The Fund may invest in Portfolio Funds that invest in diversified portfolios of "event driven" investments, including, without limitation, (i) risk arbitrage, (ii) restructurings, (iii) distressed liquidations, (iv) spin-offs and (v) spread trades. Certain investments of these Portfolio Funds' will be in specific securities of companies that are highly leveraged, with significant burdens on cash flow, and therefore will involve a high degree of financial risk. The Fund may also make investments in Portfolio Funds that invest in companies which are experiencing financial or operational difficulties or are otherwise out-of-favor. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be adversely affected by interest rate movements, changes in the general economic climate or the economic factors affecting a particular industry, or specific developments within such companies. Investments in Portfolio Funds that invest in companies operating in workout or bankruptcy modes also present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks.

         The Fund may invest in Portfolio Funds that invest in unlisted debt and warrants. These securities may be acquired with or without registration rights. Unregistered securities are highly illiquid and may not be freely traded for up to three years (although such investments may be redeemed, refinanced or registered prior to that time).

         Risks of Arbitrage Strategies

         The arbitrage strategies of certain Portfolio Funds may result in greater portfolio turnover and, consequently, greater transactions costs. The Portfolio Funds' investment strategies are designed to be relatively neutral with respect to the movements in the underlying fixed income or equity markets in which the Portfolio Funds will invest. However, depending upon the investment strategies employed and market conditions, the Fund may be adversely affected by unforeseen events involving such matters as changes in interest rates or the credit status of an issuer, forced redemptions of securities or acquisition proposals.

         Convergence Risk

         The Portfolio Funds may pursue relative value strategies by taking long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying the Portfolio Funds' trading positions were to fail to converge toward, or were to diverge further from, relationships expected by the Portfolio Funds, the Fund may incur a loss.

         Absence of U.S. Regulation

         The Portfolio Funds and accounts managed by Portfolio Managers are generally not subject to many provisions of the federal securities laws, particularly the Investment Company Act, that are designed to protect investors in pooled investment vehicles offered to the public in the United States, and may not generally be subject to regulation or inspection by U.S. or other governmental authorities or any comparable scheme of regulation or governmental oversight in their home jurisdiction. Many of such Portfolio Funds and accounts, and their Portfolio Managers, in which the Fund will invest funds may be located outside the United States and may not be subject to U.S. law or the jurisdiction of U.S. courts and regulatory authorities.

         Potential Conflicts of Interest

         It should be noted that an affiliate of the Subadviser may also serve as the general partner of two U.S. limited partnerships, both of which have investment objectives substantially similar to that of the Fund. The Subadviser and its members, officers, affiliates and/or employees may have other clients, establish other client relationships (including funds and managed accounts) and give advice or take action with respect to such other clients that differs from the advice given with respect to the Fund, as well as trade for their own accounts. Similarly, the Portfolio Managers may serve as investment manager for other clients and invest for their own account and such other clients may have investments in the same or similar securities or use the same or similar strategies as the Fund. As a result of the foregoing, the Subadviser and the Portfolio Managers (and their respective principals, officers, affiliates and employees) may have conflicts of interest in allocating their time and activity between the Fund and other clients and in allocating investments among the Fund and other clients, including ones in which the Subadviser or the Portfolio Managers (and their respective affiliates) may have a greater financial interest.

         Other Clients of Portfolio Managers

         The Portfolio Managers will have exclusive responsibility for making trading decisions on behalf of the Fund to the extent the Fund has allocated assets to particular Portfolio Funds. The Portfolio Managers will have various levels of experience. In addition, the Portfolio Managers may also manage other accounts (including other funds and accounts in which the Portfolio Managers may have an interest) which, together with accounts already being managed, could increase the level of competition for the same trades the Fund might otherwise make, including the priorities of order entry. This could make it difficult to take or liquidate a position in a particular security or futures contract at a price indicated by the Portfolio Fund's strategy.

         When-Issued and Forward Commitment Securities

         Portfolio Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by a Portfolio Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Portfolio Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If a Portfolio Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund on a forward basis will not honor its purchase obligation. In such cases, a Portfolio Fund may incur a loss.

         Additional Risks

         Each strategy employed by the Portfolio Funds in which the Fund invests typically will involve a different set of complex risks, many of which are not described in this Memorandum. Each prospective investor should make such investigation and evaluation of such risks as he concludes is appropriate.

                                   OTHER RISKS

         Investing in the Fund will involve risks other than those associated with investments made by Portfolio Funds, including those described below:

Lack of Operating History

         The Fund and the Advisor are both recently formed entities and have no operating history upon which investors can evaluate their performance. Notwithstanding that the Subadviser has experience managing investments and investment companies, and the personnel of the Subadviser responsible for managing the Fund's investment portfolio have experience in managing investments and private investment funds, the Subadviser has not previously advised an entity with an investment program identical to that which the Fund seeks to pursue. In addition the past performance of the Subadviser and its personnel provides no guarantee of future success.

Availability of Investment Opportunities

         The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Moreover, identification of attractive investment opportunities by Portfolio Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, a Portfolio Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment funds sponsored, managed or advised by the Adviser or the Subadviser and their affiliates may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

Liquidity Risks

         Shares will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Shares from time to time, a Shareholder may not be able to liquidate Shares. The Adviser expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders on June 30, 2005, and, after that date, four times per year, effective on the last business day of each March, June, September and December. No assurances can be given that these repurchases will occur. Any repurchases of Shares before the first anniversary after purchase will be subject to a repurchase fee of two percent (2%). See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

Repurchase Risks

         With respect to any future repurchase offer, Shareholders tendering Shares, or a portion of thereof, for repurchase will be asked to give written notice of their intent to so tender by a date specified in the notice describing the terms of the repurchase offer (the "Notification Date"). The Notification Date generally will be 60 days prior to the date that the Shares to be repurchased are valued by the Fund (the "Valuation Date"). Shareholders will be permitted to tender their Shares with respect to any repurchase offer until 30 days prior to the Valuation Date (the "Expiration Date"). The Adviser expects that it not recommend repurchase of greater than 10% of outstanding Shares at any single Valuation Date. Shareholders that elect to tender Shares, or a portion of thereof, for repurchase will not know the price at which such Shares will be repurchased until the Valuation Date, which is 30 days after the Expiration Date. It is possible that during the time period between the Expiration Date and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of Shares. See "REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES."

Potential Significant Effect of the Performance of a Limited Number of
Investments

         The Subadviser expects that the Fund will participate in multiple investments. The Fund may, however, make investments in a limited number of the Portfolio Funds. A change in the value of a Portfolio Fund or an investment held by a Portfolio Fund may have a significant adverse effect or the value of the Fund.

Counterparty Credit Risk

         Many of the markets in which the Portfolio Funds effect their transactions are "over-the-counter" or "inter-dealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent a Portfolio Fund enters into swaps or transactions in derivatives or synthetic instruments, or other over-the-counter transactions, it is assuming a credit risk with regard to parties with which it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes a Portfolio Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Portfolio Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where a Portfolio Fund has concentrated its transactions with a single or small group of counterparties. Portfolio Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of Portfolio Funds to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

Inadequate Return

         No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information

         From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of that entity.

Recourse to the Fund's Assets

         The Fund's assets, including any investments made by the Fund and any interest in the Portfolio Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects

         The Fund may, as determined by the Board of Trustees, repurchase the Shares, or a portion thereof, held by a Shareholder or other person acquiring Shares from or through a Shareholder, or cause a Shareholder to sell the Shares held by such Shareholder to another Shareholder, if:

     o the Shares, or a portion thereof, have been transferred or has vested in any person other than by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetence of the Shareholder;

     o ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

     o continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business of the Fund; or

     o any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true.

         The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

Limitations on Transfer; No Market for Shares

         No Shareholder will be permitted to transfer his, her or its Shares without the consent of the Board of Trustees. The transferability of Shares will be subject to certain restrictions contained in the Trust Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for the Shares, and the Adviser contemplates that one will not develop. Although the Adviser expects to recommend to the Board of Trustees that the Fund offer to repurchase Shares quarterly, no assurances can be given that the Fund will do so. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

                           Limits of Risk Disclosures

         The above discussions and the discussions contained in the SAI, of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire PPM, the SAI, and the Trust Agreement and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund's investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this PPM.

                              CONFLICTS OF INTEREST

Adviser and Subadviser

         Voting Rights in Private Funds

         From time to time, sponsors of Portfolio Funds may seek the approval or consent of the investors in the Portfolio Funds in connection with certain matters. In such a case, if the Subadviser has purchased voting securities or has not contractually waived its voting rights with respect to such securities, the Subadviser will have the right to vote in its discretion the interest in the Portfolio Fund held by the Fund, on behalf of the Fund. The Subadviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Subadviser and its affiliates, on the one hand, and the Portfolio Managers and affiliates of the Portfolio Funds on the other hand, other than as a result of the Fund's investment in the Portfolio Funds. As a result of these existing business relationships, the Subadviser may face a conflict of interest acting on behalf of the Fund and its Shareholders. The Subadviser shall, as far as possible, monitor any overlap in holdings by the Portfolio Funds to minimize the possibility of such conflicts. To the extent that such conflicts arise, the Subadviser shall act in the best interests of the Fund and its Shareholders, as determined by the Subadviser in its sole discretion.

         The Fund may, for regulatory reasons, limit the amount of voting securities it holds in any particular Portfolio Fund, and may as a result hold substantial amounts of non-voting securities in a particular Portfolio Fund. The Fund's lack of ability to vote may result in a decision for a Portfolio Fund that is adverse to the interests of the Shareholders. In certain circumstances, the Fund may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws, or to resolve conflicts such as those referred to above.

         Client Relationships

         The Adviser, the Subadviser and their affiliates have existing and potential relationships with a significant number of sponsors of Portfolio Funds, corporations and institutions. In providing services to its clients and the Fund, the Adviser and the Subadviser may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Fund, the Shareholders and/or the Portfolio Funds. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Fund.

         Diverse Shareholders; Relationships with Shareholders

         The Shareholders are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual Shareholders may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of investments of the Fund, and the timing of disposition of investments. This structuring of the Fund's investments and other factors may result in different after-tax returns being realized by different Shareholders. Conflicts of interest may arise in connection with decisions made by the Subadviser, including decisions with respect to the nature or structuring of investments that may be more beneficial for one Shareholder than for another Shareholder, especially with respect to Shareholders' individual tax situations. In selecting Portfolio Funds for the Fund, the Subadviser will consider the investment and tax objectives of the Fund as a whole, not the investment, tax or other objectives of any Shareholder individually.

         Management of the Fund

         The Management Team and other employees of the Adviser, the Subadviser or their affiliates will devote such time as the Adviser, the Subadviser and their affiliates, in their discretion, deem necessary to carry out the operations of the Fund effectively. Officers and employees of the Adviser and its affiliates will also work on other projects (including other funds served by the Adviser, the Subadviser and their affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

         Other Matters

         To lessen the possibility that the Fund will be adversely affected by personal trading, the Company, the Adviser and the Subadviser have each adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with
Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

         The Adviser, the Subadviser and their affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees. These transactions would be effected in circumstances in which the Adviser and the Subadviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

         Future investment activities of the Adviser, the Subadviser and their affiliates and their principals, partners, directors, officers, members or employees may give rise to conflicts of interest other than those described above.

Portfolio Managers

         Performance-Based Compensation Arrangements

         Portfolio Managers may be compensated, in whole or in part, based on the appreciation in value of the Fund's investments in the applicable Portfolio Funds during specific measuring periods. Because the Portfolio Managers value the Portfolio Funds they manage, which directly impacts the amount of incentive-based allocations they receive, Portfolio Managers face a conflict of interest in performing such valuations.

                             MANAGEMENT OF THE FUND

Board of Trustees

         The Company's Board of Trustees has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation, and has approved the Fund's investment program. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Seventy-five percent (75%) of the Board of Trustees is comprised of persons who are Independent Trustees. The Board of Trustees will monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

The Adviser

         A T Funds, LLC, the Adviser, is registered as an investment adviser registered under the Advisers Act and serves as the investment adviser of the Fund. The Adviser is owned equally by the Subadviser and the Administrator and was formed by them to serve as the investment adviser of the Fund (See "The Subadviser" and "The Administrator"). The Adviser is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. The Adviser may in the future serve as an investment adviser of other registered and unregistered private investment companies.

         Under the investment management agreement between the Adviser and the Fund (the "Management Agreement"), the Adviser has the responsibility to manage the operations of the Fund and monitor the performance of the Subadviser and the Administrator, subject to the ultimate supervision of, and any policies established by, the Board of Trustees. In consideration for its services, the Fund pays the Adviser a monthly Management Fee of 1/12 of 2% (2% on an annualized basis ) of the Fund's net assets. The Management Fee is computed based on the net assets of the Fund determined as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within ten business days after the end of each calendar quarter.

The Subadviser

         Treesdale Partners, LLC, the Subadviser, is registered as an investment adviser registered under the Advisers Act and serves as the investment subadviser of the Fund. The Subadviser is located at 1330 Avenue of the Americas, 39th Floor, New York, New York 10019. The Subadviser is a specialized asset management company that has been managing a sector fund-of-funds focusing on `best of breed' relative value fixed income funds since August 2002. The Subadviser also provides a variety of consulting services related to fixed income hedge fund strategies. As of January 1, 2005, it had approximately $316 million of assets under management. The Subadviser may also serve as an investment adviser of other registered U.S. investment companies and unregistered U.S. and non-U.S. private investment funds pursuing investment strategies similar to the Fund's investment strategy.

         Under the investment subadvisory agreement between the Subadviser and the Adviser (the "Subadvisory Agreement"), the Subadviser is responsible for managing the investment portfolio of the Fund, subject to the supervision of the Adviser and the ultimate supervision of, and any policies established by, the Board of Trustees. The Subadviser is responsible for allocating the Fund's assets and evaluating regularly each Portfolio Fund to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance and other criteria are satisfactory. The Subadviser may reallocate the Fund's assets among Portfolio Funds, remove existing Portfolio Funds and allocate to new Portfolio Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Trustees and to the condition that the retention of any Direct Allocation Portfolio Manager will require approval of a majority of the Independent Trustees and, to the extent required by the 1940 Act, of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. The Adviser will be responsible for compensating the Subadviser for its services.

The Administrator

         Allegiance Investment Management, LLC, the Administrator, will serve as the Fund's primary administrator. The Administrator is located at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648. The Administrator is an investment manager that provides investment advisory services with respect to taxable fixed income securities for pension and profit-sharing plans, banks, thrift institutions, companies, trusts, hospitals, foundations, endowments and high net worth individuals.

         Under the administration agreement between the Administrator and the Adviser (the "Administration Agreement"), the Administrator is responsible for providing various management and administrative services (including, among other things, all expenses related to the formation and organization of the Fund, initial and on-going registration requirements of the Fund, and day-to-day operations, administration, record keeping and compliance of the Fund), as well as sales, marketing, distribution and client services, subject to the supervision of the Adviser and the ultimate supervision of, and any policies established by, the Board of Trustees.

The Subadministrator

         Forum Administrative Services, LLC, the Subadministrator, will serve as the Fund's subadministrator. The Subadministrator is located at Two Portland Square, Portland, Maine, 04101. The Subadministrator provides administrative services to funds, including regulatory, financial, reporting, tax and compliance services, to enable funds to focus on asset management.

         Under the subadministration agreement between the Subadministrator and the Administrator (the "Subadministration Agreement"), the Administrator has retained the Subadministrator to assist it in performing the responsibilities described above. The Adviser will be responsible for compensating the Subadministrator for its services, but the Fund will reimburse the Administrator for its out-of-pocket expenses incurred in providing the management and administrative services, including for the Subadministrator's fee.

The Custodian

         Citibank, N.A., the Custodian, will serve as the Fund's custodian. The Custodian is located at 388 Greenwich Street, New York, New York 10013. The Custodian provides funds with transfer agency and custody services, including shareholder recordkeeping, shareholder servicing and intermediary support services.

         Under the custodian agreement between the Custodian and the Fund (the "Custodian Agreement"), the Custodian is responsible for the custody and safekeeping of the Fund's assets. The fees and expenses of the Custodian are part of the Fund's ordinary operating expenses that will be borne by the Fund.

Management Team

         The portfolio management team of the Subadviser (the "Management Team") is a group of experienced and educated investment professionals with substantial experience in the area of alternative investments. The investment process the Management Team follows contemplates an ongoing search for ideas, generated from travel, networking, academic research, the alternative manager community, prime brokers, conferences and other sources. The Management Team has identified, evaluated, structured, managed and monitored a wide range of alternative investments, including $238 million in fund-of-fund portfolios on behalf of the Subadviser, has access to portfolios chosen from numerous strategies and managers, and maintains a strong network within the alternative investment community as a result of its prior and ongoing experience. The Management Team has relationships with a large number of managers. The Management Team believes that, as a result of these relationships, the Fund should have access to a large number of Portfolio Managers and Portfolio Funds from which to select.

         The Management Team is composed of the following key personnel:

         Dennis Rhee

         Dennis Rhee is a Managing Partner of the Subadviser and a member of the Subadviser's Investment Executive Committee. Mr. Rhee co-founded the Subadviser with Yung Lim in August 2002. Mr. Rhee is responsible for new manager due diligence, business development, investor relations, and jointly supervises all aspects of the Subadviser's activities.

         Mr. Rhee has over fifteen years of Wall Street experience in various capacities in management, sales and trading, derivatives structuring, portfolio management, risk management and designing of electronic trading systems.

         Mr. Rhee served as senior vice president and head of Mortgage Backed Securities trading at Pedestal, a Reuters and Deutsche Bank sponsored electronic trading startup (February 2000 to August 2001). Mr. Rhee worked closely with Yung Lim to create one of the most respected and successful online fixed income operations. Mr. Rhee managed all aspects of Pedestal's most profitable business units, from sales and trading to negotiating strategic alliances and deals with investment banks, buy-side firms, hedge funds, and mortgage originators. Day to day business and technical operations of the securities trading unit ultimately reported up to Mr. Rhee.

         Mr. Rhee was head of product management at Deutsche Bank's fixed income electronic trading division (Nov 1997 to Feb 2000) where he was responsible for new product development and sales and marketing. Mr. Rhee initiated and established the strategic alliance between Deutsche Bank and Pedestal. Mr. Rhee was also part of the mortgage-backed securities (MBS) trading department as a trader.

         Mr. Rhee gained his asset management and entrepreneurial experience at Dongsuh Securities (March 1996 to July 1997), Korea's largest securities firm at the time. At Dongsuh, Martin Lee, an ex-Goldman colleague, and Mr. Rhee created Asia's very first hedge fund that invested in relative value fixed income strategies.

         Upon receiving an MBA from the University of Chicago in 1992, Mr. Rhee joined Goldman, Sachs & Co. in New York as a fixed income derivatives specialist. At Goldman (July 1992 to March 1996), Mr. Rhee generated top revenues in his peer group, and was then selected to head up Korea's country coverage and relocated to Goldman's Hong Kong office.

         Mr. Rhee has a MBA in Finance from the University of Chicago's Graduate School of Business and a BA in Government from Cornell University's School of Arts and Sciences in 1986.

         Yung Lim

         Yung Lim is a Managing Partner of the Subadviser and a member of the Subadviser's Investment Executive Committee. Mr. Lim co-founded the Subadviser with Dennis Rhee in August 2002. Mr. Lim is responsible for portfolio allocation decisions, portfolio risk analysis, manager due diligence, and jointly supervises all aspects of the Subadviser's activities.

         Mr. Lim has over seventeen years experience in the fixed income markets. His experiences include investment advisory for sophisticated portfolio strategies, advanced risk management, consulting for large fixed income institutional investors, trading analysis of complex mortgage-backed securities
(MBS)/asset-backed securities (ABS) products, and developing and implementing new business initiatives.

         In March 1997, Mr. Lim founded Pedestal to provide a comprehensive electronic platform serving the mortgage market (March 1997 to August 2001). Mr. Lim guided the growth of Pedestal first as CEO and later as Chairman, making Pedestal a recognized name in the mortgage market for electronic trading. Pedestal's growth accelerated with equity financing from Reuters, Deutsche Bank and Battery Ventures, combined with strategic agreements with Deutsche Bank, Wells Fargo and Reuters.

         Mr. Lim was a senior consultant for Andrew Davidson & Co. (July 1992 to February 1997), a premier consulting and investment advisory firm specializing in fixed income markets and performing advisory work for major financial institutions. In addition to investment strategy and risk management work, his consulting services also addressed general corporate strategy issues. He also developed and marketed advanced analytical tools for mortgages.

         Mr. Lim spent six years at Merrill Lynch (April 1987 to June 1992), working in various roles focused on the mortgage and asset-backed markets. He was the vice president in charge of risk management for Merrill's mortgage desk, consistently one of the top three MBS/ABS dealers, managing the risk of $5 billion in trading inventory. Prior to this role, he served as the key senior portfolio strategist in the mortgage department, responsible for providing investment advice to major institutional clients. He evaluated clients' portfolios and balance sheets using advanced analytical tools and worked with traders and customers in generating appropriate trading strategies. During his initial years at Merrill, Mr. Lim served as a senior research analyst working on deal structuring and pricing as well as marketing of mortgage derivatives. He also authored numerous research publications including a comprehensive monthly publication on the mortgage and asset-backed markets.

         Mr. Lim has co-authored a book on advanced valuation and analysis techniques for mortgage securities titled "Collateral Mortgage Obligations," by Davidson, Ho, and Lim. He has also published various articles in major fixed-income publications, including "Bond and Mortgage Markets," edited by Frank Fabozzi. Mr. Lim has an MBA from the University of Chicago and BS in Electrical Engineering from the California Institute of Technology.

         Peter Ortiz

         Peter Ortiz is an Analyst with the Subadviser where he is responsible for administrative, accounting, compliance and operational functions for the family of the Subadviser's multi manager funds. Mr. Oritz works on compliance issues regarding due diligence inquiries, the review of profit and loss calculations, and is responsible for the continual day-to-day operations of the Subadviser. Mr. Oritz joined the Subadviser in April 2004.

         After graduating in 2001 and prior to joining the Subadviser, Mr. Ortiz was a fund administration associate with Kenmar, a multi-billion dollar fund-of-funds, where he worked on reviewing, finalizing, and distributing the month end net asset values for a variety of multi strategy fund-of-funds (September 2002 to April 2004). Prior to Kenmar, Mr. Ortiz worked at Diversified Investment Advisors as a registered representative from November 2001 to September 2002.

         Mr. Ortiz graduated from St. Johns University with a B.A. in Economics\ in 2001.

         Khemaridh Hy

         Khemaridh Hy is an Analyst with the Subadviser where he is responsible for evaluating fixed income alternative investments for all of the Subadviser's multi manager funds. His teamwork participation includes portfolio analytics for the underlying fund managers, due diligence, manager selection, and ongoing monitoring for the Subadviser's funds-of-funds. He is also involved in risk management as an active member in the ongoing research and refinement of the Subadviser's proprietary process. Mr. Hy joined the Subadviser in September 2003.

         Prior to joining the Subadviser, Mr. Hy was an analyst at Broadview International, where he worked in mergers and acquisitions and restructuring advisory services for the technology sector (July 2002 to November 2003).

         After graduating in 2001, Mr. Hy served as a portfolio administrator for Fisher Investments in Woodside, California (August 2001 to March 2002).

         Mr. Hy received a B.S. in Computer Science with a concentration in Economics from Yale University in 2001.

                                     VOTING
         Generally, the Fund will not hold an annual meeting of Shareholders unless required by the 1940 Act. Shareholders have one vote per dollar net asset value of Shares owned. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Trustees, approval of any investment advisory agreement entered into by the Fund and certain other matters. Matters submitted to Shareholders must be approved by a majority of the outstanding Shares. At the request of the holders of at least 20% of the Shares, the Fund will hold a meeting to vote on the removal of a Trustee, which can occur by a vote of more than two-thirds of the outstanding Shares. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

                                FEES AND EXPENSES

Expenses

         Non-Fund Expenses

         The Adviser and the Subadviser will bear all of their own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Funds and the fees and expenses of any distributors (other than Placement Agents) that may be retained by them. The Adviser may share a portion of its Management Fee with outside distribution agents. The Administrator will bear all of its own expenses for sales, marketing, distribution and client services with respect to the Fund. The Adviser will be responsible for compensating the Subadviser and the Administrator from the Management Fee received by the Adviser.

         Fund Expenses

         The Fund will bear all of its own ordinary operating expenses and extraordinary expenses that are not specifically assumed by the Adviser, Subadviser or Administrator. Such expenses include, among other things, all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; the Management Fee payable to the Adviser; reimbursements to the Administrator, Custodian and other administrative service providers; the fees of the Subadministrator; and fees and travel-related expenses of the Independent Trustees of the Fund.

         Portfolio Fund Fees and Expenses

         Portfolio Funds will bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers generally will assess asset-based fees to and receive incentive-based allocations from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. These expenses, fees and allocations will be in addition to those incurred by the Fund itself. As an investor in the Portfolio Funds, the Fund will bear its proportionate share of the expenses and fees of the Portfolio Funds and will also be subject to incentive-based allocations to the Portfolio Managers.

         Expense Limitation

         Under the Management Agreement, the Adviser has agreed to the Expense Limitation whereby the Adviser will reduce its management fees and absorb expenses to maintain total operating expenses (excluding placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation) for the Fund at or below the annualized rate of 3.5% of the Fund's average net assets. In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and, subject to authorization by the Board of Trustees, will reimburse the Adviser such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. The Expense Limitation will remain in effect for the term of the investment management agreement between the Adviser and the Fund (the "Management Agreement"). The Management Agreement has an initial term of two years, and will then continue for successive one year periods so long approved annually by either the Board of Trustees or the Shareholders and a majority of the Independent Trustees. The Management Agreement may be terminated at any time, upon 60 days' notice, by the Adviser or either the Board of Trustees or the Shareholders. The Expense Limitation does not apply to the Fund's organizational expenses (See "Organizational Expenses").

         Organizational Expenses

         The Fund's organizational expenses are estimated at [$_________], which will be charged to expense as incurred and included as part of the Fund's other expenses that are borne by Shareholders (see "SUMMARY OF FUND EXPENSES").

Fees

         Management Fee

         In partial consideration of the advisory and other services provided by the Adviser to the Fund, the Fund will pay the Adviser the Management Fee each month at the rate of 1/12 of 2% (2% on an annualized basis) of the Fund's net assets. The Management Fee will be an expense out of the Fund's assets, and will be borne by Shareholders (see "SUMMARY OF FUND EXPENSES"). Net assets for these purposes mean the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund. The Management Fee will be computed based on the net assets of the Fund as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten business days after the end of each calendar quarter.

                            SUBSCRIPTIONS FOR SHARES

Subscription Terms

         The minimum initial investment in the Fund from each investor is $100,000, and the minimum additional investment in the Fund is $50,000. For the purposes of these minimums, amounts constituting placement fees may be considered, even though placement fees are not deemed to be investments in, or subscriptions for, Shares. The minimum initial and additional investments may be reduced by the Fund with respect to individual investors or classes of investors (for example, with respect to certain key employees or directors of the Adviser, the Subadviser or their affiliates).

         The Fund anticipates that the initial Closing Date will be February 28, 2005; provided, however, that the Fund may postpone the initial Closing Date by up to 90 days, in its sole discretion; and provided, further, that if the Fund receives the minimum aggregate subscription amount prior to the end of January 2005, the initial Closing Date will be January 31, 2005. The Fund intends to accept initial and additional subscriptions for Shares made after the Closing Date and the commencement of the Fund's investment operations as of the first business day of each calendar month.

         The offering is contingent upon receipt of a minimum aggregate subscription amount that the Adviser determines is sufficient for the Fund to implement its investment objectives and strategies as contemplated in this PPM. The Adviser currently anticipates the minimum aggregate subscription amount to be $20 million, but it may be less. All subscription amounts will be held in escrow for a period of 120 days following the initial closing date, unless extended. If the Fund has not received a sufficient aggregate subscription amount by the end of such 120 day period, all subscription amounts received and held in escrow will be returned to subscribing investors, without payment of interest. Notwithstanding the above, the offering date may be extended a reasonable period, upon appropriate disclosure to subscribing investors. If the period is extended, the Fund will provide subscribing investors a reconfirmation offer, under which those subscribers must affirmatively elect to reconfirm their subscription. Any subscribing investor not reconfirming a subscription will have its subscription funds returned, without payment of interest.

         All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. The investor must also submit a completed subscription agreement before the applicable subscription date, provided that such subscription agreement may require both earlier submission of the completed agreement and earlier receipt by the Fund of cleared funds. The Fund reserves the right to reject any subscription for Shares and the Adviser may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.

         Except as otherwise permitted by the Fund, initial and any additional subscriptions for Shares by any Shareholder must be paid in cash, and all payments must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional subscriptions for Shares of will be payable in one installment. Although the Fund may accept payments in the form of securities in the discretion of the Adviser, the Fund has no intention at present of accepting payments in the form of securities. If the Fund chooses to accept a payment in the form of securities, the securities would be valued in the same manner as the Fund values its other assets.

         Each new Shareholder must agree to be bound by all of the terms of the Trust Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing Shares for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Eligible Investors

         Each prospective investor in the Fund will be required to certify to the Fund that the Shares subscribed for are being acquired for the account of an "accredited investor" (within the meaning of Regulation D under the 1933 Act). Such an investor is referred to in this PPM as an "Eligible Investor." Existing Shareholders who subscribe for additional Shares will be required to qualify as Eligible Investors at the time of each additional subscription. The specific investor qualifications that must be met in becoming a Shareholder are set out in the subscription agreement that must be completed by each prospective investor.

Placement Fees

         Placement Agents may be retained by the Fund or the Adviser to assist in the placement of Shares. A Placement Agent, which may be affiliated with the Adviser, will generally be entitled to receive a Placement Fee of up to three percent (3%) from each investor in the Fund whose Shares the Placement Agent places. The Placement Fee will be based on a formula that takes into account the amount invested through the Placement Agent, and will be deducted from a prospective investor's subscription amount. The Placement Fee will not constitute an investment in Shares and it will not form part of the assets of the Fund. The Placement Fee may be adjusted or waived at the sole discretion of the Placement Agent, and is expected to be waived for institutional investors and certain control persons, officers and employees of the Adviser, Subadviser, Placement Agents and certain of their affiliates.

                REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

         No Shareholder or other person holding Shares, or a portion of thereof acquired from a Shareholder, will have the right to require the Fund to redeem the Shares. No public market for Shares exists, and none will develop in the future. Consequently, Shareholders will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases of Shares

         The Fund may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times and on terms and conditions as the Board of Trustees may determine. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders on June 30, 2005, and, after that date, four times per year, effective on the last business day of each March, June, September and December. The Adviser expects that it will not recommend the repurchase of more than 10% of the outstanding Shares at any single Valuation Date. No assurances can be given that these repurchases will occur.

         In determining whether to accept such a recommendation from the Adviser, the Board of Trustees will consider the following factors, among others:

          o whether any Shareholders have requested to tender Shares to the Fund;

          o    the liquidity of the Fund's assets;

          o the investment plans and working capital requirements of the Fund;

          o the relative economies of scale of the tenders with respect to the size of the Fund;

          o    the history of the Fund in repurchasing Shares;

          o the availability of information as to the value of the Fund's interests in the Portfolio Funds;

          o    the existing economic condition of the securities markets; and

          o any anticipated tax consequences to the Fund of any proposed repurchases of Shares.

         When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity, and containing information on how to participate. The repurchase offer will be on terms and conditions that the Board of Trustees determines to be fair to the Fund, to all Shareholders, persons holding Shares acquired from Shareholders and/or applicable class or classes of Shareholders. The Fund will repurchase Shares on a pro rata basis from those Shareholders submitting written tenders in accordance with the repurchase offer. The value of a Shareholder's Shares that are being repurchased will be equal to the net asset value per Share of the Fund as of the date of the repurchase, multiplied by the number of the Shareholder's Shares that are being repurchased.

         Repurchases of Shares from Shareholders by the Fund may be paid, in the discretion of the Fund, in cash, or by the distribution of securities in-kind or partly in cash and partly in kind. The Fund, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not tendering Shares for repurchase. Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Shares from Shareholders. Any in-kind distribution of securities will be valued in accordance with the Trust Agreement and will be distributed to all tendering Shareholders on a proportional basis. The ability of the Fund to make an in-kind distribution of securities may be limited by restrictions imposed by the Portfolio Funds. In addition, Shareholders will continue to be subject to liquidation risk with respect to the securities distributed in-kind and Shareholders may not be able to liquidate such securities. Shareholders' ability to liquidate any securities distributed in-kind may be restricted by resale limitations or substantial restrictions on transfer imposed by the Portfolio Funds, by the issuers of securities in the case of in-kind distributions of securities of issuers held in directly managed accounts or special purposes investment vehicles, or by law.

         The Fund does not impose any charges in connection with repurchases of Shares.

         The Trust Agreement provides that the Fund shall be dissolved if the Shares of any Shareholder that has submitted a written request for the repurchase of all of its Shares by the Fund, in accordance with the terms of the Trust Agreement, are not repurchased by the Fund within a period of two years following the date of the request; provided, however, that dissolution shall not be required if the Fund is unable to repurchase a Shareholder's Shares as a result of regulatory restrictions that prevent the Fund from fulfilling a repurchase request. Shares will be considered to have been repurchased upon delivery of a promissory note for the repurchase price as described under "Repurchase Procedures" below (a "Promissory Note"). Due to the possibility of limited liquidity of the Portfolio Funds, it may take the Fund a substantial period of time to liquidate its assets, although the Fund would not expect complete liquidation to take longer than 2 years. As a result, your investment could be locked up for two years or substantially longer depending on the Fund's ability to repurchase Shares or liquidate its assets.

Repurchase Procedures

         In light of liquidity constraints associated with the Fund's investments in Portfolio Funds and that the Fund may have to effect withdrawals from those Portfolio Funds to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

         Shares will be valued as of the Valuation Date, which will be the date Shares are to be repurchased. The Valuation Date is generally expected to be the last business day of March, June, September or December of each year.

         On the Notification Date, which will generally be approximately 60 days prior to each Valuation Date, the Fund will notify the Shareholders in writing of the commencement of a repurchase offer, describing the terms of the offer, including the amount of Shares that it intends to repurchase.

         Each Shareholder may accept the repurchase offer, or withdraw a previous acceptance of the repurchase offer, in writing until the Expiration Date, which will be 30 days prior to the Valuation Date. Any acceptance of the repurchase offer shall become a binding offer of tender if not withdrawn by the Shareholder by written notice to the Fund prior to the Expiration Date. Shareholders that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until the Valuation Date, which is 30 days after the Expiration Date. Shareholders will be subject to market risk during the time between the Expiration Date and the Valuation Date. It is possible that during this 30 day period, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of the Shares.

         In the event that the amount of Shares properly tendered by Shareholders as of the Expiration Date exceeds the amount of Shares specified in the Fund's repurchase offer, the Fund may choose to accept for repurchase only the amount of Shares specified in the repurchase offer or such greater amount of Shares as the Fund may determine, in its sole discretion. In the event the Fund does not purchase all of the Shares tendered, the Fund will repurchase those Shares tendered on a pro rata basis, according to the relative amounts of Shares tendered by each Shareholder as of the Expiration Date.

         A Shareholder who tenders for repurchase only a portion of its Shares will be required to maintain a minimum investment in Shares of $100,000, or such lesser amount as the Board of Trustees may determine. The Fund may reduce the portion of the Shares to be repurchased from a Shareholder so that the required minimum investment is maintained.

         No later than five business days after the Expiration Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a notice indicating the acceptance of such Shares.

         Within ten business days after the Valuation Date, the Fund will give to each Shareholder whose Shares have been accepted for repurchase a Promissory Note entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares. The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

         The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to the estimated value of the repurchased Shares, determined as of the Valuation Date. The Initial Payment will be made as of the later of (i) within 30 days after the Valuation Date, or (ii) if the Fund has requested withdrawals of its capital from any Portfolio Funds in order to fund the repurchase of Shares, within ten business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from the Portfolio Funds, which in certain circumstances may take a substantial period of time due to the possibility of limited liquidity of the Portfolio Funds.

         The second and final payment in respect of the Promissory Note (the "Second Payment") is expected to be in an amount equal to the excess, if any, of
(i) the value of the repurchased Shares, determined as of the Valuation Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Valuation Date occurs, over (ii) the Initial Payment. The Adviser anticipates that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each fiscal year of the Fund, and that the Second Payment will be made promptly after the completion of the audit.

         Although the amounts required to be paid by the Fund under the Promissory Note will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities. The ability of the Fund to pay amounts due by in-kind distributions will in certain circumstances be impacted by restrictions on in-kind distributions to which the Portfolio Funds may be subject.

         Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities, or (iii) interests in Portfolio Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Shareholders tendering Shares.

         If modification of the Fund's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

         Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund's investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Repurchase Fee

         If a Shareholder tenders any of its Shares to the Fund for repurchase and such Shares are repurchased by the Fund before the first anniversary after such Shares were purchased by the Shareholder, a repurchase fee equal to two percent (2%) of the value of the Shares repurchased will be levied by the Fund against the Shareholder.

Mandatory Repurchase

         The Trust Agreement provides that the Fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including if:

          a. such Shares, or a portion thereof, have been transferred or have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder;

          b. ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation order, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

          c. continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal consequences; or

          d. any of the representations and warranties made by a Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true.

Transfers of Shares

         Shares held by a Shareholder may be transferred only:

          a. by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of the Shareholder; or

          b. under certain limited circumstances, with the written consent of the Board of Trustees, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

         Notice to the Fund of any proposed transfer of Shares must include evidence satisfactory to the Board of Trustees that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) is an Eligible Investor. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Board of Trustees will not consent to a transfer of Shares by a Shareholder unless the transfer is to a single transferee or after the transfer of the Shares, the minimum investment in Shares of each of the transferee and transferor is not less than $100,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer Shares, the Board of Trustees may require the Shareholder requesting the transfer to obtain, at the Shareholder's expense, an opinion of counsel selected by the Board of Trustees as to such matters as the Board of Trustees may reasonably request.

         Any transferee acquiring Shares of a Shareholder in accordance with this PPM and the Trust Agreement will be entitled to all rights of a Shareholder. If a Shareholder transfers Shares with the approval of the Board of Trustees, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is recognized on the books and records of the Fund.

         In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board of Trustees, the Adviser, the Subadviser, the Administrator, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder in connection with any such transfer.

                        CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

         The Fund will maintain a separate capital account for each Shareholder (including the Adviser, the Subadviser or any of their respective affiliates to the extent any of them contributes capital to the Fund as a Shareholder). Each such capital account will have an opening balance equal to the Shareholder's initial contribution to the capital of the Fund and will be increased by the sum of the amount of cash and the value of any securities contributed by the Shareholder to the capital of the Fund, plus any amounts credited to the Shareholder's capital account as described below. Each Shareholder's capital account will be reduced by the sum of the amount of any repurchase by the Fund of the Share, or portion of an Share, held by the Shareholder, plus the amount of any distributions to the Shareholder that are not reinvested, plus any amounts debited against the Shareholder's capital account as described below. Shareholders will not be subject to assessments, "capital calls" or further contributions at the discretion of the Fund.

         Capital accounts of Shareholders are adjusted as of the close of business on the last day of each of the Fund's fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund; (iii) the day preceding any day on which a contribution to the capital of the Fund is made; (iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their "investment percentages". An "investment percentage" will be determined for each Shareholder as of the start of each fiscal period by dividing the balance of the Shareholder's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Shareholders as of that date.

Allocation of Net Profits and Net Losses

         Net profits or net losses of the Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of all Shareholders as of the last day of the fiscal period in accordance with Shareholders' respective investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Fund of Shares or portions of Shares, and excluding the amount of any items to be allocated among the capital accounts of the Shareholders other than in accordance with the Shareholders' investment percentages. Allocations for U.S. federal income tax purposes generally will be made among Shareholders so as to reflect equitably amounts credited or debited to each Shareholder's capital account for the current and prior calendar years. See "TAX ASPECTS - Tax Treatment of Fund's Operations - Allocation of Profits and Losses".

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

         Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Shareholder will be debited against the capital account of that Shareholder as of the close of the fiscal period during which the Fund paid those obligations, and any amounts distributable at or after that time to the Shareholder will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Shareholder and any successor to the Shareholder's Shares is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder, although in the event that the Fund determines that a Shareholder is eligible for a refund of any withholding tax, it may, at the request and expense of the Shareholder, assist the Shareholder in applying for the refund.

         Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Shareholders as of the close of the fiscal period during which the items were paid or accrued by the Fund.

Reserves

         The Fund may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Shareholders for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) that the Board of Trustees may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Shareholders at the time when the reserves are created, increased or decreased, regardless of whether they were Shareholders at the time, as determined by the Fund, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased. As a result, any reserves charged or credited to Shareholders that were not Shareholders at the time such contingent liability arose will be to the detriment of such Shareholders and to the benefit of those current and former Shareholders that were Shareholders at the time such contingent liability arose. Conversely, any reserves not charged or credited to Shareholders that were Shareholders at the time such contingent liability arose will be to the benefit of such former Shareholders and to the detriment of those Shareholders to which such reserves are charged or credited.

                                   TAX ASPECTS

         The following discussion is not intended to be a complete discussion of all applicable federal tax consequences of an investment in the Fund. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor has Paul, Hastings, Janofsky & Walker LLP expressed any opinion in respect thereof, except as described below.

         The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (the "Regulations") and rulings in effect on the date of this PPM, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.

         The summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies.

In addition, nonresident aliens and other foreign persons are subject to different tax rules, and may be subject to United States federal income tax withholding on certain payments received from the Fund. Entities exempt from U.S. federal income tax, should, in addition to reviewing the discussions below, focus on those sections of the PPM regarding liquidity and other financial matters to determine whether the investment objectives of the Fund are consistent with their overall investment plans. Each prospective investor should consult with his, her or its own tax advisor in order fully to understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

Tax Treatment of the Fund's Operations

         Classification of the Fund

         The Fund will receive an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Fund, substantially to the effect that based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and the Trust Agreement and certain representations of the Board of Trustees, the Adviser and the Subadviser, the Fund will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Paul, Hastings, Janofsky & Walker LLP also will provide the Fund with an opinion substantially to the effect that, based upon, among other things, the restrictions on transferability of the Shares in the Fund and the limitations on any right to have the Shares repurchased by the Fund at the request of the Shareholders, the anticipated operations of the Fund and certain representations of the Board of Trustees, the Adviser and the Subadviser, the Shares in the Fund will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Fund will not be treated as a "publicly traded partnership" taxable as a corporation.

         However, the opinions of counsel to be received by the Fund are not binding on the IRS or the courts and are based on representations from the Fund as to future operations. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the Fund's reporting position by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code and/or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of that income, other than in certain redemptions of Shares, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of the Fund; and Shareholders would not be entitled to report profits or losses realized by the Fund.

         The balance of the discussion below is based on the assumption that the Fund will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in a Portfolio Fund.

         As an entity taxed as a partnership, the Fund will not itself be subject to U.S. federal income tax. The Fund will file an annual partnership information return with the IRS that reports the results of its operations. Each Shareholder will be required to report separately on the Shareholder's income tax return the Shareholder's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Shareholder will be taxed on the Shareholder's distributive share of the Fund's taxable income and gain regardless of whether the Shareholder has received or will receive a distribution from the Fund. Companies such as the Fund with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of Fund audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the partners. If the Fund is eligible, the Board of Trustees may elect to have such rules and procedures apply to the Fund if it believes that they may be beneficial to a majority of the Shareholders. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Shareholders.

         Allocation of Profits and Losses

         Under the Trust Agreement, the Fund's net capital appreciation or net capital depreciation for each accounting period of the Fund is allocated among the Shareholders and to their capital accounts without regard to the amount of income or loss recognized by the Fund for U.S. federal income tax purposes. Items of income, deduction, gain, loss or credit recognized by the Fund for each taxable year will generally be allocated for income tax purposes among the Shareholders pursuant to the Regulations, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Shareholder's capital account for the current and prior taxable years.

         Under the Trust Agreement, the Board of Trustees has the discretion to specially allocate an amount of the Fund's capital gain (including short-term capital gain) and ordinary income or capital loss and ordinary loss for U.S. federal income tax purposes to a withdrawing Shareholder to the extent that the Shareholder's capital account exceeds his, hers or its U.S. federal income tax basis in his, her or its Shares, or such Shareholder's U.S. federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the Board of Trustees makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the Fund's gains allocable to the remaining Shareholders could be increased.

         Tax Elections; Returns; Tax Audits

         The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under Section 754 of the Code. The Board of Trustees, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Portfolio Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the Board of Trustees currently does not intend to make an election.

         The Board of Trustees decides how to report the partnership items on the Fund's tax returns, and all Shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the IRS, the tax treatment of the Fund's income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Shareholders. The Adviser will be the Fund's "Tax Matters Partner" and in that capacity will have the authority to bind certain Shareholders to settlement agreements and the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items.

Tax Consequences to a Withdrawing Shareholder

         A Shareholder receiving a cash liquidating distribution from the Fund, in connection with a complete or partial withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Shareholder and the Shareholder's adjusted tax basis in his, her or its Shares. The capital gain or loss will be short-term or long-term, depending upon the Shareholder's holding period for his, her or its Shares. A withdrawing Shareholder will, however, recognize ordinary income to the extent the Shareholder's allocable share of the Fund's "unrealized receivables" exceeds the Shareholder's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Shareholder would recognize ordinary income. A Shareholder receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Shareholder's adjusted tax basis in his, her or its Shares (except that the Shareholder could recognize ordinary income nevertheless with respect to a reduction in its share of "unrealized receivables").

         The Board of Trustees may specially allocate items of Fund capital gain (including short-term capital gain) or ordinary income to a withdrawing Shareholder to the extent the Shareholder's capital account would otherwise exceed the Shareholder's adjusted tax basis in his, her or its Shares. The special allocation may result in the withdrawing Shareholder recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Shareholder receives its liquidating distribution upon withdrawal.

         Distributions of Property

         A partner's receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of the Code. The Board of Trustees will determine at the appropriate time whether the Fund qualifies as an "investment partnership." If the Fund qualifies, and if a Shareholder is an "eligible partner," which term should include a Shareholder whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments

         In General

         The Fund expects that it and the Portfolio Funds will act as a trader or investor, and not as a dealer, with respect to their securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation.

         Generally, gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The Fund expects that its gains and losses from its securities transactions and the gains and losses from the Portfolio Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund or a Portfolio Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts, and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts", which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Fund's or a Portfolio Fund's holding period for a security is determined or may otherwise affect the characterization as short term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund or the Portfolio Funds.

         The Fund may acquire a derivative position with respect to other Portfolio Funds, which may be treated as constructive ownership of the other fund. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and contemporaneous maturity dates. If the Fund has long-term capital gain from a "constructive ownership transaction", the amount of the gain that may be treated as long-term capital gain by the Fund is limited to the amount that the Fund would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that the constructive ownership was open.

         The Fund may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. The Fund or a Portfolio Fund may hold debt obligations with "original issue discount," in which case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund or a Portfolio Fund may also acquire debt obligations with "market discount". Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount or its share of such market discount in the case of an obligation held by a Portfolio Fund that accrued during the period the debt obligation was held by the Fund or a Portfolio Fund. The Fund may realize ordinary income or loss with respect to its or a Portfolio Fund's investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund or a Portfolio Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" or "investment interest" which, for a noncorporate, non-managing Shareholder, may be subject to restrictions on their deductibility.

         Gain recognized by the Fund or a Portfolio Fund from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (i) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations.

         Shareholders may be treated as owning positions held by the Fund, including positions held by the Fund through different investment advisory agreements or Portfolio Funds. Those positions, and other positions held by a Shareholder, may be treated as positions in a straddle as described below under "Effect of Straddle Rules on Shareholders' Securities Positions".

         Currency Fluctuations - "Section 988" Gains or Losses

         To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund or a Portfolio Fund frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the U.S. dollar. Gains or losses with respect to the Fund's or a Portfolio Fund's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Fund or a Portfolio Fund on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund or a Portfolio Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund or a Portfolio Fund collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

         The Fund or a Portfolio Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Fund or a Portfolio Fund acquires currency futures contracts or option contracts, including those that are Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Fund with respect to the instruments will be ordinary, unless
(1) the contract is a capital asset in the hands of the Fund or a Portfolio Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 will govern the character of any gain or loss recognized on the contract.

         "Section 1256 Contracts"

         The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Fund or a Portfolio Fund at the end of a taxable year of the Fund or a Portfolio Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund or a Portfolio Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund's or a Portfolio Fund's obligations under the Contract), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund or a Portfolio Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

         Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions however, will be treated as ordinary income and losses unless certain conditions described under "Currency Fluctuations - `Section 988' Gains or Losses," above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (i) the loss does not exceed the net gain on Section 1256 Contracts for the year and (ii) the allowance of the carry back does not increase or produce a net operating loss for the year.

         Certain Securities Futures Contracts

         Under the Code, a "securities futures contract" is not treated as a
Section 1256 contract except when it meets the definitions of a "dealer securities futures contract." A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

         Any "dealer securities futures contract" is treated as a Section 1256 contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (2) is traded on a qualified board of trade or exchange.

         Mixed Straddle Election

         The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain temporary Regulations, the Fund (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Fund or the Portfolio Fund will be accepted by the IRS.

         Short Sales

         Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's or a Portfolio Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund or a Portfolio Fund for more than one year. Certain Regulations may suspend the running of the holding period of "substantially identical property" held by the Fund or a Portfolio Fund.

         Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Fund or a Portfolio Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Fund or a Portfolio Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Fund or a Portfolio Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund or a Portfolio Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Fund or a Portfolio Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

         Effect of Straddle Rules on Shareholders' Securities Positions

         The IRS may treat certain positions in securities held, directly or indirectly, by a Shareholder and his, her or its indirect interest in similar securities held by the Fund or a Portfolio Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a Shareholder's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Fund will not generally be in a position to furnish to Shareholders information regarding the securities positions of Portfolio Funds that would permit a Shareholder to determine whether his, her or its transactions in securities also held by Portfolio Funds should be treated as offsetting positions for purposes of the straddle rules.

         Limitation on Deductibility of Interest and Short Sale Expenses

         The Code limits the ability of non-corporate taxpayers to deduct "investment interest," which is interest on indebtedness, and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

         The Fund's (or a Portfolio Fund's) activities will be treated as giving rise to investment income for a Shareholder, and the investment interest limitation would apply to a non-corporate Shareholder's share of the interest and short sale expenses attributable to the Fund's (or a Portfolio Fund's) operation. In such case, a non-corporate Shareholder would be denied a deduction for all or part of that portion of his, her or its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Fund. A Shareholder that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Shareholder on money borrowed to finance his, her or its investment in the Fund. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

         Deductibility of Fund Investment Expenditures by Non-Corporate Shareholders

         Investment expenses, including, for example, investment advisory fees, of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of certain amounts to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent the excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount; or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

         Under certain temporary Regulations, the limitations on deductibility should not apply to a non-corporate Shareholder's share of the trade or business expenses of the Fund. These limitations will apply, however, to a non-corporate Shareholder's share of the investment expenses of the Fund (including the Management Fee, and any fee payable to a Portfolio Manager, to the extent these expenses are allocable to a Portfolio Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund). The Fund intends to treat its expenses attributable to a Portfolio Fund that it determines is engaged in trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to these limitations, although no assurance can be given that the IRS will agree with the treatment.

         The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Shareholders should consult their tax advisors with respect to the application of these limitations to their situation.

         Application of Rules for Income and Losses from Passive Activities

         The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain temporary Regulations, income or loss from the Fund's securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a non-managing Shareholder's share of such income and gain from the Fund. Income or loss attributable to the Fund's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

         Application of Basis and "At Risk" Limitations on Deductions

         The amount of any loss of the Fund that a Shareholder is entitled to include in his, her or its income tax return is limited to such Shareholder's adjusted tax basis in its Shares as of the end of the Fund's taxable year in which such loss occurred. Generally, a Shareholder's adjusted tax basis for its Shares is equal to the amount paid for such Shares, increased by the sum of (i) its share of the Fund's liabilities, as determined for Federal income tax purposes, and (ii) its distributive share of the Fund's realized income and gains, and decreased (but not below zero) by the sum of (a) distributions made by the Fund to such Shareholder and (b) such Shareholder's distributive share of the Fund's realized losses and expenses.

         Similarly, a Shareholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund to the extent that they exceed the amount such Shareholder has "at risk" with respect to its Shares at the end of the year. The amount that a Shareholder has "at risk" will generally be the same as its adjusted basis as described above, except that it will generally not include any amount attributable to liabilities of the Fund or any amount borrowed by the Shareholder on a non-recourse basis.

         Losses denied under the basis or "at risk" limitations are suspended and may be carried forward in subsequent taxable years, subject to these and other applicable limitations.

         "Phantom Income" from Fund Investments

         Under various "anti-deferral" provisions of the Code (the "passive foreign investment company," "controlled foreign corporation," and "foreign personal holding company" provisions), investments, if any, by the Fund in certain foreign corporations may cause a Shareholder (i) to recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

Non-U.S. Taxes

         Certain dividends and interest directly or indirectly received by the Fund from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Fund or a Portfolio Fund may be subject to non-U.S.

capital gains taxes imposed by countries in which they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Fund cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Fund's assets to be invested in various countries is not known at this time.

         The Shareholders will be informed by the Fund as to their proportionate share of the non-U.S. taxes paid by the Fund or a Portfolio Fund that they will be required to include in their income. The Shareholders generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Shareholder will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

         An organization that is exempt from U.S. federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt (subject to the discussion of "unrelated debt financed income" below) even if it is realized from securities trading activity that constitutes a trade or business.

         This general exemption available to an exempt organization from U.S. federal income tax does not apply to the "unrelated business taxable income" ("UBTI") of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

         UBTI includes not only trade or business income or gain or gain as described above, but also "unrelated debt-financed income." This latter type of income generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which "acquisition indebtedness" is incurred at any time during the taxable year; and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

         The Fund may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Fund recognizes income in the form of dividends and interest from securities with respect to which "acquisition indebtedness" is incurred during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

         To the extent the Fund recognizes gain from securities with respect to which "acquisition indebtedness" is incurred at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

         The calculation of the Fund's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Fund from time to time; the amount of leverage used by Portfolio Funds; and other UBTI generated by those Funds. As a result of this complexity, the Fund cannot predict the percentage of its income and gains that will be treated as UBTI for a Shareholder that is an exempt organization. An exempt organization's share of the income or gains of the Fund that is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred).

         To the extent that the Fund generates UBTI, the applicable U.S. federal tax rate for an exempt Shareholder generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Shareholder. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will report to a Shareholder that is an exempt organization information as to the portion of its income and gains from the Fund for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Fund is highly complex, and for that reason, no assurance can be given that the Fund's calculation of UBTI will be accepted by the IRS.

         In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Fund generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. A title-holding Fund will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

Certain Matters Relating to Specific Exempt Organizations

         Private Foundations

         Private foundations and their managers are subject to U.S. federal excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

         Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

         To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Fund would most likely be classified as a nonfunctionally related asset. A determination that Shares in the Fund are a nonfunctionally related asset could cause cash flow problems for a prospective Shareholder that is a private foundation as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Shares. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Shares is not significant in relation to the value of other assets it holds.

         In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." In such a case, the foundation may be required to divest itself of its Shares in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and the Regulations. The Fund believes that it will likely meet the 95% gross income test, although it can give no absolute assurance with respect to the matter.

         A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, rules similar to those discussed above generally govern their operations.

         Qualified Retirement Plans

         Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Fund (see "ERISA Considerations").

         Endowment Funds

         Investment managers of endowment funds should consider whether the acquisition of Shares is legally permissible. This is not a matter of federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted in various forms by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Tax Shelter Reporting Requirements

         Under recently issued Regulations, the activities of the Fund and a Portfolio Fund may include one or more "reportable transactions," requiring the Fund and, in certain circumstances, a Shareholder to file information returns as described below. In addition, the Board of Trustees and other material advisors to the Fund may each be required to maintain for a specified period of time a list containing certain information regarding the "reportable transactions" and the Fund's investors, and the IRS could inspect such lists upon request.

         A "reportable transaction" of a partnership includes, among others, a transaction that results in a loss claimed under Section 165 of the Code (computed without taking into account offsetting income or gain items, and without regard to limitations on its deductibility) generally of at least $2 million in any one taxable year or an aggregate of at least $4 million over a period of six taxable years (beginning with the taxable year in which the transaction is entered into), unless the transaction has been exempted from reporting by the IRS. Subject to certain significant exemptions described below, a partner will be treated as participating in a partnership's "loss transaction," and thus be required to report the transaction, if (i) the partner's allocable share of such a partnership's loss exceeds certain thresholds, or (ii) the partner is an individual or a trust which is allocated in any one taxable year a loss of at least $50,000 from a Section 988 transaction (see "Currency Fluctuations - `Section 988' Gains or Losses").

         The IRS has published guidance exempting many transactions of the Portfolio Funds and the Fund from the reporting requirements, provided that the Fund or a Portfolio Fund has a "qualifying basis" in the assets underlying the transaction. An asset with a "qualifying basis" includes, among others, an asset purchased by the Fund or a Portfolio Fund for cash. However, even if the Fund or a Portfolio Fund has a "qualifying basis" in the asset generating the loss, each of the following transactions is still subject to the reporting requirements unless it is marked to market under the Code (e.g., a Section 1256 Contract):
(i) a transaction involving an asset that is, or was, part of a straddle (other than a mixed straddle), (ii) a transaction involving certain "stripped" instruments, (iii) the disposition of an Share in a pass-through entity (such as a Portfolio Fund), and (iv) a foreign currency transaction which generates an ordinary loss (see "Currency Fluctuations - `Section 988' Gains or Losses").

         The Regulations require the Fund to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for each taxable year in which the Fund participates in a "reportable transaction." Additionally, each Shareholder treated as participating in a reportable transaction of the Fund is required to file Form 8886 with its tax return. The Fund and any such Shareholder, respectively, must also submit a copy of the completed form with the IRS's Office of Tax Shelter Analysis. The Fund intends to notify the Shareholders that it believes (based on information available to the Fund) are required to report a transaction of the Fund or a Portfolio Fund, and intends to provide such Shareholders with any available information needed to complete and submit Form 8886 with respect to the transactions of the Fund and a Portfolio Fund.

         Under the above rules, a Shareholder's recognition of a loss upon its disposition of Shares in the Fund could also constitute a "reportable transaction" for such Shareholder. Investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

Certain State and Local Taxation Matters

         Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Fund. The Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Fund will be able to achieve this goal.

         State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. A partnership in which the Fund acquires an interest may conduct business in a jurisdiction that will subject to tax a Shareholder's share of the partnership's income from that business. A prospective Shareholder should consult his, her or its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is a resident.

Erisa Considerations

         ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in Section 4975(e)(1) of the Code ("Plans"). ERISA imposes general and specific responsibilities on persons who are "fiduciaries" for purposes of ERISA with respect to a Plan that is subject to ERISA ("an ERISA Plan"), including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the "DOL"), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (i) give appropriate consideration to, among other things, the role that the investment plays in the plan's portfolio, taking into account whether the investment is designed reasonably to further the plan's purposes; (ii) examine the risk and return factors associated with the investment; (iii) assess the portfolio's composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the plan; and
(iv) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the plan's funding objectives.

         Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL's regulations. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the plan, the fiduciary may be held personally liable for losses incurred by the plan as a result of the breach.

         Because the Fund will register as an investment company under the 1940 Act, the underlying assets of the Fund would not be considered to be "plan assets" of Plans investing in the Fund for purposes of ERISA's fiduciary responsibility rules and the prohibited transaction rules of ERISA and the Code. For that reason, neither the

Adviser, the Subadviser nor any of the Portfolio Managers (including Direct Allocation Portfolio Managers) will be fiduciaries with respect to ERISA Plans investing in the Fund.

         The Board of Trustees will require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for its investments, are aware of and understand the Fund's investment objective, policies and strategies; and that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

         ERISA and the Code prohibit certain transactions between a Plan and persons who have certain specified relationships to such Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Certain prospective Plan investors may currently maintain relationships with the Adviser, the Subadviser or the Portfolio Managers, or with other entities that are affiliated with the Adviser, the Subadviser or the Portfolio Managers. Each of the Adviser, the Subadviser, the Portfolio Managers and their affiliates may be deemed to be a party in interest or disqualified person to any Plan to which it provides investment management, investment advisory or other services. Plan investors should consult with counsel to determine if an investment in the Fund is a transaction that is prohibited by ERISA or the Code. A Plan investing in the Fund will be required to make certain representations, including representations that the decision to invest in the Fund was made by a person that is independent of the Adviser, the Subadviser, the Portfolio Managers and their affiliates; that such person is duly authorized to make such investment decision; and that the Plan has not relied on any individualized advice or recommendation of the Adviser, the Subadviser, a Portfolio Manager or their affiliates, as a primary basis for the decision to invest in the Fund.

         The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this PPM is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

                                   FISCAL YEAR

         For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Fund will commence on the Closing Date and will end on March 31, 2005. For tax purposes, the taxable year of the Fund is the 12-month period ending December 31 of each year.

                             REPORTS TO SHAREHOLDERS

         The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. A Portfolio Manager's delay, however, in providing this information could delay the Fund's preparation of tax information for investors, which might require Shareholders to seek extensions on the time to file their tax returns, or could delay the preparation of the Fund's annual report. The Fund anticipates sending to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Shareholders also will be sent reports regarding the Fund's operations each month.

                                 NET ASSET VALUE

         The value of the Fund's net assets will be determined as of the last business day of each calendar month in accordance with the valuation procedures approved by the Board of Trustees and described below. The net asset value per Share will equal the net asset value of the Fund divided by the number of outstanding Shares.

         The net value of the Fund's assets invested in Portfolio Funds (other than special purpose investment vehicles managed by the Direct Allocation Portfolio Managers) will be fair value, which ordinarily will be the value determined by the Portfolio Managers in accordance with the policies established by the Portfolio Fund. The

Trustees do not (and cannot) verify the valuation of the Fund's investments in Portfolio Funds and must rely on valuation information provided by the Portfolio Managers without any investigation or independent verification. Delays in obtaining from a Portfolio Manager the information upon which to base the valuation of a Portfolio Fund may make it difficult for the Fund to value its interest in that Portfolio Fund. Certain Portfolio Managers may value the Portfolio Fund as of a time earlier than the time as of which the Fund values its interest in that Portfolio Fund. Such valuation timing discrepancies may require the Fund to make reasonable estimates in its valuations.

         The valuations reported by the Portfolio Managers of the Portfolio Funds, upon which the Fund calculates its month-end net asset value and net asset value per Share, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Portfolio Funds may be audited by those Portfolio Funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of a Portfolio Fund adversely affect the Fund's net asset value, the outstanding Shares will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value per Share higher than the adjusted amount. Conversely, any increases in the net asset value per Share resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value per Share lower than the adjusted amount. The same principles apply to the purchase of Shares, and new Shareholders may be affected in a similar way.

         If Direct Allocation Portfolio Managers are engaged to manage a portion of the Fund's assets, or if the Fund holds any securities other than interests in Portfolio Funds, the portfolio securities managed by the Direct Allocation Portfolio Managers or held by the Fund will generally be valued at market value or, in the absence of a market value, at fair value as determined in good faith by the Subadviser pursuant to procedures approved by or under the direction of the Board of Trustees as follows:

          o Traded Securities. Securities that are primarily traded on a national or foreign securities exchange shall be valued at the last sale price, on the exchange on which they are primarily traded, on the business day as of which such value is being determined or, if there has been no sale on such day, at the mean between the most recent bid and asked prices on such day. Notwithstanding the foregoing, securities listed on the NASDAQ stock market will be priced at the NASDAQ official closing price ("NOCP"). If the NOCP is not available, such securities shall be valued at the last sale price on the NASDAQ on the day of valuation or, if there has been no sale on such day, at the mean between the bid and asked prices on the day of valuation.

          o OTC Securities. Securities traded in the over-the-counter market will be valued at the mean between the last available bid and asked price prior to the time of valuation.

          o Short-Term Securities. Short-term debt obligations with remaining maturities in excess of 60 days will be valued at current market prices, as discussed above. Short-term securities with 60 days or less remaining to maturity will be, unless conditions indicate otherwise, amortized to maturity based on their cost to the Fund if acquired within 60 days of maturity or, if already held by the Fund on the 60th day, based on the value determined on the 61st day.

          o Options. An option that is written by the Fund will be valued at the last sale price or, in the absence of the last sale price, the last offer price. An option that is purchased by the Fund will be valued at the last sale price or, in the absence of the last sale price, the mean between the last bid and asked prices. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking the contract to the current settlement price for a like contract on the valuation date of the futures contract if the securities underlying the futures contract experience significant price fluctuations after the determination of the settlement price. When a settlement price cannot be used, futures contracts will be valued at their fair market value as determined by the Subadviser in good faith in accordance with the good faith valuation procedures described below.

          o Other Securities. Corporate debt securities, U.S. government securities, mortgage-related securities and asset-backed fixed-income securities held by the Fund will be valued, at the option of the Fund (i) on the basis of valuations provided by dealers in those instruments, (ii) by an independent pricing service, or (iii) at fair value as determined by the Subadviser in good faith in accordance with the good faith valuation procedures described below. Any such pricing service, in determining value, will use information with respect to transactions in the securities being valued, quotations from dealers, market transactions in comparable securities, analyses and evaluations of various relationships between securities and yield-to-maturity information.

          o Foreign Currencies. Any assets or liabilities initially expressed in terms of foreign currencies will be translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If neither of these alternatives is available or both are deemed not to provide a suitable methodology for converting a foreign currency into U.S. dollars, the Fund in good faith will establish a conversion rate for such currency.

         Securities and assets for which market quotations are not readily available (including restricted securities which are subject to limitations as to their sale) and all other assets of the Fund not described above, will be valued at fair value as determined in good faith by the Subadviser under the direction of the Board of Trustees. The fair value of such securities shall generally be determined as the amount that the Fund could reasonably expect to realize from an orderly disposition of such securities over a reasonable period of time. In making a good faith valuation, consideration shall generally be given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Fund in connection with such disposition). In addition, specific factors shall also generally be considered, such as (i) the cost of the investment, (ii) the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), (iii) the size of the holding, the prices of any recent transactions or offers with respect to such securities, and (iv) any available analysts' reports regarding the issuer. The Board of Trustees will periodically review all good faith valuations and the foregoing good faith valuation procedures.

         The Subadviser or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Subadviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

         Expenses of the Fund, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

         Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net assets if the judgments of the Board, the Subadviser or Portfolio Managers should prove incorrect.

              ADDITIONAL INFORMATION REGARDING THE TRUST AGREEMENT

         The following is a summary description of the material provisions of the Trust Agreement that may not be described elsewhere in this PPM. The description of such provisions is not definitive and reference should be made to the complete text of the Trust Agreement, which is attached hereto as Appendix A.

Liability of Shareholders

         Persons who purchase Shares in the offering being made hereby will be Shareholders. The Adviser may subscribe for Shares, and to that extent will be a Shareholder of the Fund. Under Delaware law and the Trust Agreement, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of any payments to the Fund for the subscription of Shares (plus any accretions in value thereof prior to repurchase) and a Shareholder, in the sole discretion of the Board of Trustees, may be obligated (i) to satisfy withholding tax obligations with respect to such Shareholders, or (ii) to return to the Fund amounts distributed to the Shareholder in accordance with the Trust Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund's assets.

Liability of Trustees and Officers

         The Trust Agreement provides that a Trustee or officer shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of the Trustee's or officer's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office. The Trust Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Trustee or officer by the Fund (but not by the Shareholders individually) against any liability and expense to which the Trustee or officer may be liable which arise in connection with the performance of the Trustee's or officer's activities on behalf of the Fund. Trustees or officers shall not be personally liable to any Shareholder for the repayment of any payments made by the Shareholder to the Fund for the subscription of Shares or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Trust Agreement shall not be construed so as to provide for indemnification of a Trustee or officer for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Trust Agreement to the fullest extent permitted by law.

Amendment of the Trust Agreement

         The Trust Agreement may generally be amended, in whole or in part, with the approval of the Board of Trustees (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required by the 1940 Act. Without limiting such power of the Board of Trustees to amend the Trust Agreement generally, the Board of Trustees will also have the power to amend the Trust Agreement to add to, delete, replace or otherwise modify any provisions relating to the Shares, without Shareholder approval provided that the Board of Trustees determines that such amendment is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by law. If Shares have been issued, Shareholder approval will be required to adopt any amendments to the Trust Agreement that would adversely affect to a material degree the rights and preferences of the Shares.

Power of Attorney

         In subscribing for Shares, an investor will appoint the Board of Trustees as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a statutory trust under Delaware law or signing all instruments effecting authorized changes in the Company or the Trust Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney, which will be contained in an investors' subscription agreement, is a special power-of-attorney and is coupled with an interest in favor of the Board of Trustees and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or any portion of the Shareholder's Shares, except that when the transferee of the Shares has been approved by the Board of Trustees for admission to the Fund as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

Term, Dissolution and Liquidation

         The Fund will be dissolved upon the affirmative vote to dissolve the Fund by: (i) the Board of Trustees; or (ii) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders. The Fund will also be dissolved as required by operation of law.

         Upon the occurrence of any event of dissolution, the Board of Trustees or Adviser, acting as liquidator under appointment by the Board of Trustees (or another liquidator, if the Board of Trustees does not appoint the Adviser to act as liquidator or the Adviser is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.

         Upon the liquidation of the Fund, its assets will be distributed (i) first, to satisfy the debts, liabilities and obligations of the Fund (other than debts of Shareholders) including actual or anticipated liquidation expenses,
(ii) next, to repay debts owing to the Shareholders, and (iii) finally, to the Shareholders proportionately in accordance with the value of their Shares. Assets may be distributed in kind on a proportionate basis if the Board of Trustees or liquidator determines that the distribution of assets in kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

                     PRIVACY NOTICE FOR INDIVIDUAL INVESTORS

         The Fund may collect or capture nonpublic information about Shareholders from the following sources:

          o    Forms, like the Fund's subscription booklet;

          o    Oral conversations with the Fund's representatives;

          o    Shareholder's transactions with the Fund;

          o    Electronic sources such as the Adviser's Web sites or e-mails;
               and

          o    Bank accounts used for transfers and wires

         The Fund does not disclose any nonpublic personal information about our customers or former customers to non-affiliated third parties without the customer's authorization, except as permitted by law or in response to inquiries from governmental authorities. The Fund restricts access to Shareholder's personal and account information to those employees who need to know that information to provide products and services to Shareholders. The Fund also may disclose that information to unaffiliated third parties (such as the transfer agent or brokers) only as permitted by law and only as needed for the Fund to provide agreed services to Shareholders. The Fund maintains physical, electronic and procedural safeguards to guard nonpublic personal information.

                                    INQUIRIES

         Inquiries concerning the Fund and Shares (including information concerning subscription and withdrawal procedures) should be directed to Customer Service at 1-877-9ATFUND (1-877-928-3863).

                                   APPENDIX A

                           A T FUNDS INVESTMENT TRUST

                          FORM OF DECLARATION OF TRUST

                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           A T FUNDS INVESTMENT TRUST,
                           a Delaware Statutory Trust

        THIS AGREEMENT AND DECLARATION OF TRUST is made as of this 7th day of October, 2004 by the Trustees named hereunder for the purpose of forming A T Funds Investment Trust as a Delaware statutory trust in accordance with the provisions hereinafter set forth.

        NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold in trust all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

        1. NAME AND DEFINITIONS

                1.1 NAME. This Trust shall be known as A T Funds Investment Trust, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                        (a) "Adviser" means a party furnishing services to the Trust pursuant to any contract described in Section 4.9(a);

                        (b) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time and incorporated herein by reference;

                        (c) "Commission" shall have the meaning given it in the Investment Company Act;

                        (d) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

                        (e) "Exchange" has the meaning set forth in Section 6.2;

                        (f) "General Assets" has the meaning set forth in
Section 3.7(a);

                        (g) "Interested Person" has the meaning given it in the Investment Company Act;

                        (h) "Investment Company Act" refers to the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, as amended from time to time;

                        (i) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

                        (j) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Section 3;

                        (k) "Shareholder" means a record owner of outstanding Shares;

                        (l) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

                        (m) "Statutory Trust Act" has the meaning set forth in
Section 8.8;

                        (n) "Trust" refers to the Delaware statutory trust established by this Agreement and Declaration of Trust, as amended from time to time;

                        (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including without limitation, the rights referenced in Section 8.11;

                        (p) "Trustees" refers to the person who has signed this Agreement and Declaration of Trust, so long as he continues in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

                        (q) "Principal Underwriter" shall have the meaning given it in the Investment Company Act.

        2. PURPOSE OF TRUST

        The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act through one or more Series investing primarily in securities.

        3. SHARES

                3.1 DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $0.01 per Share. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one or no Series (or classes) shall be established, the Shares shall have the rights and preferences provided for herein and in Section 3.7 to the extent relevant and not otherwise provided for herein, and all references to Series (and classes) shall be construed (as the context may require) to refer to the Trust.

                3.2 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or class of each Series). No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class of each Series) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or class of each Series) and as to the number of Shares of each Series (or class) held from time to time by each.

                3.3 INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

                3.4 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the Trust Property or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders will be liable for the debts and obligations of a Series only to the extent of any payments to the Series for the subscription of Shares (plus any accretions in value thereof prior to repurchase). Shareholders, in the sole discretion of the Board of Trustees, may be obligated (i) to satisfy withholding tax obligations with respect to such Shareholders, or (ii) to return to the Series amounts distributed to Shareholder in accordance with the this Declaration of Trust in certain circumstances where after giving effect to the distribution, certain liabilities of the Series exceed the fair market value of the assets of the Series.

                3.5 AMENDMENT OF SHARE PROVISIONS. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the Investment Company Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of any Series (or class of any Series) or to increase or decrease the par value of the Shares of any Series (or class of any Series). Subject to the foregoing, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in
Section 3.7.

                3.6 ESTABLISHMENT AND DESIGNATION OF SERIES. The establishment and designation of any Series (or class) of Shares shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or class). Each such resolution shall be incorporated herein by reference upon adoption.

                3.7 RIGHTS AND PREFERENCES OF SHARES. Shares of each Series (or class) established pursuant to Section 3.6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

                        (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                        (b) Liabilities Held With Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that, Series, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and may be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have implicitly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

                        (c) Dividends, Distributions and Repurchases. The holders of the Shares of any Series shall be entitled to receive dividends when, if and as declared with respect thereto in the manner provided in Section 6.1. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Section 8.4. All dividends and distributions shall be made ratably among all Shareholders of a particular class of a particular Series and, if no classes, of a particular Series from the assets held with respect to such Series according to the number of Shares of such class of such Series or of such Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Notwithstanding any other provisions of this Declaration of Trust, including without limitation, Section 6, no dividend or distribution, including without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                        (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote separately by Series (and, if applicable, by class); namely, the Shareholders of each Series (or class) shall have the right to approve or disapprove matters affecting the Trust and each respective Series (or class) as if the Series (or classes) were separate companies; provided, however, that there are two exceptions to voting by separate Series (or classes). First, if the Investment Company Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or classes), then all the Trust's Shares shall be entitled to vote on the basis of one vote for each dollar of net asset value per share. Second, if any matter affects only the interests of some but not all Series (or classes), then only the Shareholders of such affected Series (or classes) shall be entitled to vote on the matter.

                        (e) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

                        (f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, repurchase of Shares and termination of the Trust.

                        (g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

                        (h) Combination and Division of Shares and Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby materially changing the proportionate beneficial interest of the Shares of that Series in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

                        (i) Elimination of Series. At any time that there are no Shares outstanding of any particular Series (or class) previously established and designated or such other time and such manner not prohibited by the Investment Company Act or other applicable law, the Trustees may by resolution of a majority of the then Trustees abolish that Series (or class) and rescind the establishment and designation thereof.

                        (j) No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

        4. THE BOARD OF TRUSTEES

                4.1 NUMBER, ELECTION AND TENURE. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be fewer than one (1) nor more than fifteen (15). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds (2/3) of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning twenty percent (20%) or more of the Shares of the Trust in the aggregate. Removal of one or more Trustees shall require a vote of more than two-thirds (2/3) of the outstanding Shares.

                4.2 EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's Adviser(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the Investment Company Act.

                4.3 TRUSTEE POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may:

                        (a) Adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

                        (b) Fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate;

                        (c) Appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine;

                        (d) Employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

                        (e) Retain a transfer agent or a shareholder servicing agent, or both;

                        (f) Provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

                        (g) Repurchase and transfer Shares pursuant to applicable law;

                        (h) Set record dates for the determination of Shareholders with respect to various matters;

                        (i) Declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and

                        (j) In general, delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter.

        Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

                4.4 TRUSTEE MEETINGS. With the exception of meetings at which an investment management agreement, portfolio advisory agreement or underwriting agreement is approved by the Board, any meeting, regular or special, may be held by conference telephone or similar communication equipment, or on the Internet or other method of electronic transmission, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting. To the extent permitted by applicable law, if a Trustee grants consent through electronic means accompanied by an electronic signature, such consent shall be deemed to be in writing.

                4.5 TRUST POWERS. Without limiting the powers of the Trustees, the Trust shall have power and authority:

                        (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including without limitation, all types of bonds, debentures, stocks, negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality thereof, any foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                        (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

                        (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                        (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

                        (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                        (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                        (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                        (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including without limitation, claims for taxes;

                        (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                        (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

                        (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                        (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Advisers, Principal Underwriters or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Adviser, Principal Underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

                        (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

        The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

                4.6 PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including without limitation, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Adviser, Principal Underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

                4.7 PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                4.8 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                4.9 SERVICE CONTRACTS.

                        (a) Advisory, Management and Administrative Contracts. Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person, and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Adviser or administrator to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

                        (b) Distributor and Underwriter Contracts. The Trustees may also, at any time and from time to time, contract with any Person, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws, and any such contract may contain such other terms as the Trustees may determine.

                        (c) Custodian and Transfer and Servicing Agent Contracts. The Trustees are also empowered, at any time and from time to time, to contract with any Person, appointing it the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

                        (d) Other Service Contracts. The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

        The fact that: (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, adviser, investment adviser, manager, principal underwriter, distributor, affiliate or agent of or for any Person, or for any parent or affiliate of a Person, with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or (ii) any such Person, or any parent or affiliate of such Person, (A) is a Shareholder or has an interest in the Trust, or (B) also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the Investment Company Act.

        5. SHAREHOLDERS' VOTING POWERS AND MEETINGS.

                5.1 VOTING POWERS. Subject to the provisions of Section 3.7(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 4.1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. As appropriate, voting may be by Series (or class). Each dollar of net asset value of a Share shall be entitled to one vote as to any matter on which it is entitled to vote and each factional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet. A proxy shall be deemed signed if the Shareholder's name or personal identifying number (as determined by the Trustees) is placed on the vote (whether by manual signature or any electronic or telecommunications device) by the Shareholder or the Shareholder's attorney-in-fact. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                5.2 VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in
Section 4.1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. To the extent permitted by applicable law, notice of a meeting by electronic means such as by electronic mail, shall be deemed to be in writing. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

                5.3 QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, a majority of the dollar-weighted voting power of Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series (or classes) is to vote as a single class separate from any other Shares, a majority of the Shares of each such Series (or classes) entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Section 4.7(d), when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law.

                5.4 ACTION BY WRITTEN CONSENT. Any action taken by shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws or by applicable law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series (or class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Unless the Trustees declare otherwise, written consent may be given by any electronic or telecommunications devise, including telefax, telephone or through the Internet. Such consent shall be deemed signed if the voter's name or personal identifying number (as determined by the Trustees) is placed on the vote (whether by manual signature or any electronic or telecommunications device) by the shareholder or the shareholder's attorney-in-fact.

                5.5 RECORD DATES. For the purpose of determining the Shareholders of any Series (or class) who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series (or class) having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or class) having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes).

                5.6 ADDITIONAL PROVISIONS. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

        6. NET ASSET VALUE, DISTRIBUTIONS AND repurchases

                6.1 DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS. Subject to Section 3.7, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted vote of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

                6.2 REPURCHASES. The Trust shall purchase such Shares as are tendered by any Shareholder, together with a proper instrument of transfer, in accordance with such procedures for repurchase as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof or such other amount specified by the Trustees, in accordance with the procedures adopted by the Trustees and applicable law. In the event that the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The repurchase price may in any case be paid wholly or partly in-kind or subject to other terms specified by the Trustees if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being repurchased. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment in-kind.

                6.3 repurchases AT THE OPTION OF THE TRUST. Subject to applicable law, the Trust also shall have the right, at its option and at any time, to repurchase Shares of any Shareholder at the net asset value thereof as described in Section 6.1:

                        (a) If at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees prior to the acquisition of said Shares;

                        (b) To the extent that such Shareholder owns Shares of a particular Series equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of that Series;

                        (c) To the extent that such Shareholder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series;

                        (d) In connection with the elimination of a Series under
Section 3.7(i) or Section 8.2;

                        (e) If such Shares, or a portion thereof, have been transferred or have vested in any Person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of such Shareholder;

                        (f) If ownership of Shares by such Shareholder or other Person is likely to cause the Trust or any Series to be in violation of, or require registration of any Shares under, or subject the Trust or any Series to additional registration or regulation order, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Trust or any Series or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

                        (g) If continued ownership of such Shares may be harmful or injurious to the business or reputation of the Trust or any Series or the Adviser, or may subject the Trust or any Series or any of the Shareholders to an undue risk of adverse tax or other fiscal consequences; or

                        (h) If any of the representations and warranties made by such Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true.

        7. COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

                7.1 COMPENSATION OF TRUSTEES. The Trustees as such may receive reasonable compensation from the Trust, but only if and to the extent determined by the Board of Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                7.2 INDEMNIFICATION AND LIMITATION OF LIABILITY. No Trustee or officer of the Trust shall be liable to the Trust or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of the Trustee's or officer's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office. To the fullest extent permitted by law, the Trust shall indemnify, out of its assets, and hold harmless each Trustee and officer of the Trust against any liability and expense to which the Trustee or officer may be liable that arise in connection with the performance of the Trustee's or officer's activities on behalf of the Trust; provided, however, that nothing herein shall be construed to provide for indemnification, exculpation or protection of a Trustee or officer for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability is a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of duties of such Trustee or officer or such indemnification, exculpation or protection would be in violation of applicable law.

                7.3 FURTHER LIMITS ON LIABILITY. Trustees and officers of the Trust shall not be personally liable to any Shareholder for the repayment of any payments made by the Shareholder to the Trust or any Series for the subscription of Shares or by reason of any change in the federal or state income tax laws applicable to the Trust or any Series or its investors. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                7.4 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                7.5 INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

        8. MISCELLANEOUS

                8.1 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                8.2 POWER OF ATTORNEY. Each Shareholder hereby appoints the Board of Trustees as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Trust as a statutory trust under Delaware law or signing all instruments effecting authorized changes in the Trust or this Declaration of Trust and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Trust or any Series. This power of attorney, which will be contained in an investors' subscription agreement, is a special power-of-attorney and is coupled with an interest in favor of the Board of Trustees and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or any portion of the Shareholder's Shares, except that when the transferee of the Shares has been approved by the Board of Trustees for admission to the Trust as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Trust pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

                8.3 TERMINATION OF TRUST OR SERIES. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of two-thirds (2/3) of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of two-thirds (2/3) of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series. Any Series shall be terminated if the Shares of any Shareholder that has submitted a written request for the repurchase of all of its Shares by the Series, in accordance with the terms of this Declaration of Trust, are not repurchased by the Series within a period of two (2) years following the date of the request; provided, however, that termination shall not be required if the Series is unable to repurchase a Shareholder's Shares as a result of regulatory restrictions that prevent the Series from fulfilling a repurchase request.

                8.4 LIQUIDATION. Upon termination of the Trust (or any Series, as the case may be), the Board of Trustees or Adviser, acting as liquidator under appointment by the Board of Trustees (or another liquidator, if the Board of Trustees does not appoint the Adviser to act as liquidator or the Adviser is unable to perform this function) shall wind up the affairs of each Series (or the applicable Series, as the case may be) and liquidate its assets. Upon the liquidation of a Series, its assets will be distributed (i) first, to satisfy the debts, liabilities and obligations of the Series (other than debts of Shareholders) including actual or anticipated liquidation expenses, (ii) next, to repay debts owing to the Shareholders of the Series, and (iii) finally, to the Shareholders of the Series proportionately in accordance with the value of their Shares. Assets may be distributed in-kind on a proportionate basis if the Board of Trustees or liquidator determines that the distribution of assets in-kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

                8.5 MERGER AND CONSOLIDATION. The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another trust or company, (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 8.5, or
(iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. Such merger or consolidation, Share conversion or Share exchange need not be authorized by vote of the holders of Shares of the Trust, except to the extent required by applicable law; provided, however, that, to the extent approval of the holders of Shares is required, in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate statutory trust or trusts (or series thereof).

                8.6 AMENDMENTS. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Trustees, including, if required by law, a majority of the non-interested Trustees, and, if required by law, approval of such amendment by Shareholders in accordance with Section 5.3. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                8.7 COPIES AND INTERPRETATION. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof' and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                8.8 APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Statutory Trust Act, as amended from time to time (the "Statutory Trust Act"). The Trust shall be a Delaware statutory trust pursuant to such Statutory Trust Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

                8.9 CONFLICTS AND SEVERABILITY. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                8.10 STATUTORY TRUST ONLY. It is the intention of the Trustees to create a statutory trust pursuant to the Statutory Trust Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Statutory Trust Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to such Statutory Trust Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                8.11 USE OF THE IDENTIFYING WORDS. The identifying words "A T Fund" and "A T Funds," including any derivations thereof, and all rights to the use of such identifying words belong to the Adviser. The Advisor hereby licenses the to Trust the right to use such identifying words in the Trust's name and the name of any Series thereof. If the Advisor or an affiliate of the Advisor is not appointed or ceases to be the adviser of the Trust, this non-exclusive license may be revoked by the Adviser upon written notice to the Trust, and the Trust and any Series thereof shall respectively cease using such identifying words unless otherwise consented to by the Adviser or any successor to its interests.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declaration of Trust as of the date first written above.



/s/ Mark Torline
--------------------------------------------
Mark Torline
Sole Initial Trustee

                                  APPENDIX A TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                           A T FUNDS INVESTMENT TRUST,
                           a Delaware Statutory Trust

        THIS APPENDIX A TO AGREEMENT AND DECLARATION OF TRUST (this "Appendix") is made as of this ____ day of ______________, 200___ by the Trustees named hereunder with respect to A T Funds Investment Trust, a Delaware statutory trust (the "Trust").

        WHEREAS, the Certificate of Trust for the Trust was filed with the Secretary of State of the State of Delaware on October 8, 2004;

        Whereas, the initial sole Trustee of the Trust entered into an Agreement and Declaration of Trust dated as of October 7, 2004 (the "Trust Agreement") for the purpose of forming the Trust as a Delaware statutory trust in accordance with the provisions thereof;

        Whereas, the Trustees of the Trust wish to establish A T Fund of Funds (the "Fund") and establish certain provisions with respect to the Fund as hereinafter set forth;

        WHEREAS, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement.

        NOW, THEREFORE, the Trustees hereby agree as follows:

        9. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                        (a) "Code" means the Internal Revenue Code of 1986, as amended.

                        (b) "Fiscal Period" means a period beginning on the day after the last day of the preceding fiscal period and ending at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund; (iii) the day preceding any day on which a contribution to the capital of the Fund is made; (iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their Investment Percentages.

                        (c) "Fiscal Year" means the period commencing on the first date on or as of which a Person acquires Shares of the Fund and ending on December 31, 2005, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 10.4 of the Trust Agreement), unless and until the Board of Trustees shall elect another fiscal year for the Fund.

                        (d) "Investment Percentage" will be determined for each Shareholder as of the start of each Fiscal Period by dividing the positive balance of the Shareholder's Capital Account as of the commencement of the Fiscal Period by the sum of the positive balances of all Capital Accounts of all Shareholders as of that date.

                        (e) "Negative Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the Code).

                        (f) "Negative Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Negative Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Negative Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(c) of this Appendix equal to its Negative Basis as of the effective date of such repurchase.

                        (g) "Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares.

                        (h) "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, and excluding the amount of any items to be allocated among the Capital Accounts of the Shareholders other than in accordance with the Shareholders' Investment Percentages.

                        (i) "Positive Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the Code).

                        (j) "Positive Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Positive Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Positive Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(b) of this Appendix equal to its Positive Basis as of the effective date of such repurchase.

        10. SERIES ESTABLISHED AS A PARTNERSHIP. The Fund is hereby established as the initial Series of the Trust and is intended to be classified and operated as a separate partnership for federal and state income tax purposes.

        11. CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS.

                11.1 CONTRIBUTIONS TO CAPITAL.

                        (a) Minimum Contributions. The minimum initial contribution of each Shareholder to the capital of the Fund shall be $100,000, and the minimum subsequent contribution of each Shareholder to the capital of the Fund shall be $50,000, which minimum amounts are subject to change by the Board of Trustees, in its discretion. The amount of the initial contribution and any subsequent contributions of each Shareholder shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.

                        (b) Contributions by Trustees and Advisers. The Trustees shall not be entitled to make contributions of capital to the Fund as Trustees of the Trust, but may make contributions to the capital of the Fund as Shareholders. An Adviser may make contributions to the capital of the Fund as a Shareholder.

                        (c) No Mandatory Contributions. Shareholders may make additional contributions to the capital of the Fund effective as of such times as the Board of Trustees, in its discretion, may permit, subject to Section 3.3 of the Trust Agreement, but no Shareholder shall be obligated to make any additional contribution to the capital of the Fund, except pursuant to Section 3.6(c) of this Appendix.

                        (d) Payment in Cash. Initial and any additional contributions to the capital of the Fund by any Shareholder shall be payable in cash or payable in readily available funds at the date of the proposed acceptance of the contribution, except as otherwise permitted by the Board of Trustees.

                11.2 RIGHTS OF SHAREHOLDERS TO CAPITAL. No Shareholder shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Shareholder be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of a part or all of such Shareholder's Shares pursuant to Section 6 of the Trust Agreement, (b) pursuant to Section 3.6(c) of this Appendix, or (c) upon the liquidation of the Fund's assets pursuant to
Section 10.4 of the Trust Agreement. No Shareholder shall be liable for the return of any such amounts. No Shareholder shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

                11.3 CAPITAL ACCOUNTS.

                        (a) Capital Accounts. The Fund shall maintain a separate Capital Account for each Shareholder.

                        (b) Initial Balance. Each Shareholder's Capital Account shall have an initial balance equal to the amount of such Shareholder's initial contribution to the capital of the Fund.

                        (c) Increases. Each Shareholder's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any securities constituting additional contributions by such Shareholder to the capital of the Fund permitted pursuant to Section 3.1 of this Appendix, plus
(ii) all amounts credited to such Shareholder's Capital Account pursuant to Sections 3.4 through 3.7 of this Appendix.

                        (d) Reductions. Each Shareholder's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Shares, or portion thereof, of such Shareholder or distributions to such Shareholder pursuant to Sections 3.8 or 3.9 of this Appendix or Sections 6 or 10.4 of the Trust Agreement that are not reinvested (net of any liabilities secured by any asset distributed that such Shareholder is deemed to assume or take subject to under Section 752 of the Code), plus (ii) the amount of any distributions to such Shareholder that are not reinvested, plus (iii) any amounts debited against such Shareholder's Capital Account pursuant to Sections
3.4 through 3.7 of this Appendix.

                11.4 ALLOCATION OF NET PROFIT AND NET LOSS. Except as otherwise provided in herein, Net Profit and Net Loss of the Fund for each Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of all Shareholders as of the last day of the Fiscal Period in accordance with Shareholders' respective Investment Percentages for the Fiscal Period.

                11.5 ALLOCATION OF ORGANIZATIONAL, OFFERING AND CERTAIN OTHER EXPENSES.

                        (a) Organizational Expenses. Organizational expenses incurred by the Fund in connection with its formation and initial registration as an investment company under the Investment Company Act shall generally be charged to expense as incurred.

                        (b) Offering Expenses. Ongoing offering expenses in connection with the offering of Shares and/or any expenses in connection with any transfer or repurchase of Shares shall generally be treated as operating expenses and included in the computation of Net Profit and/or Net Loss (except to the extent that the Adviser or another party determines in its discretion that it will assume, reimburse and/or waive such expenses).

                        (c) Other Expenses. Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the Capital Accounts of the applicable Shareholders as of the close of the Fiscal Period during which the items were paid or accrued by the Fund.

                11.6 RESERVES. Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Shareholders for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Trustees, such reserves to be in such amounts that the Board of Trustees, in its sole discretion, deems necessary or appropriate. The Board of Trustees may increase or reduce any such reserves from time to time by such amounts as the Board of Trustees, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Shareholders at the time when such reserve is created, increased or decreased, as the case may be, regardless of whether they were Shareholders at the time, as determined by the Board of Trustees, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased.

                11.7 TAX ALLOCATIONS.

                        (a) Treasury Allocations. For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Shareholders in such manner as to reflect equitably amounts credited or debited to each Shareholder's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this
Section 3.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and
(g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections of the Code and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Shareholders such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                        (b) Positive Basis Allocations. If the Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Positive Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, shall allocate, such gains shall be allocated as follows: (i) to allocate such gains among such Positive Basis Shareholders, pro rata in proportion to the respective Positive Basis of each such Positive Basis Shareholder, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Shareholder shall have been eliminated, and (ii) to allocate any gains not so allocated to Positive Basis Shareholders pursuant to clause (i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to Section 3.4 of this Appendix A.

                        (c) Negative Basis Allocations. If the Fund realizes capital losses (including short-term capital losses) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Negative Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, such losses shall be allocated as follows: (i) to allocate such losses among such Negative Basis Shareholders, pro rata in proportion to the respective Negative Basis of each such Negative Basis Shareholder, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Shareholder shall have been eliminated, and
(ii) to allocate any losses not so allocated to Negative Basis Shareholders pursuant to clause (i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to Section 3.4 of this Appendix A.

                11.8 DISTRIBUTIONS. The Board of Trustees, in its sole discretion, may authorize the Fund to make distributions in cash or in kind, or both in cash and in kind, at any time to all of the Shareholders on a pro rata basis in accordance with the Shareholders' Capital Account balances.

                11.9 WITHHOLDING TAXES.

                        (a) Withholding. The Board of Trustees may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution or deemed distribution to any Shareholder to the extent required by the Code or any other applicable law.

                        (b) Deemed Distribution. For purposes of this Appendix, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Shareholder shall be deemed to be a distribution or payment to such Shareholder, reducing the amount otherwise distributable to such Shareholder pursuant to this Appendix and reducing the Capital Account of such Shareholder. If the amount of such taxes is greater than any such distributable amounts, then such Shareholder and any successor to such Shareholder's Shares shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board of Trustees, the amount of such excess.

                        (c) Reductions and Exemptions. The Board of Trustees shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption. To the extent that a Shareholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Shareholder shall furnish the Board of Trustees with such information and forms as such Shareholder may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Shareholder represents and warrants that any such information and forms furnished by such Shareholder shall be true and accurate and agrees to indemnify the Fund and each of the Shareholders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                11.10 TAX MATTERS PARTNER. The Adviser shall be designated on the Fund's annual Federal information tax return, and have full powers and responsibilities, as the "Tax Matters Partner" for purposes of Section 6231(a)(7) of the Code, unless another Person is so designated by the Board of Trustees. The Tax Matters Partner shall make all applicable elections (including whether or not to file for extensions), determinations and other decisions under the Code, including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Fund's tax returns and the determination of the allocations to be made pursuant to this Appendix, and shall have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items and the authority to enter into settlement agreements or compromise audit matters raised by the Internal Revenue Service or any other taxing authority affecting Shareholders generally. To the fullest extent permitted by law, the Tax Matters Partner shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

                11.11 SECTION 754 ELECTION. In the event of a distribution of Fund property to a Shareholder or an assignment or other transfer (including by reason of death) of all or part of the Shares of a Shareholder, at the request of a Shareholder, the Board of Trustees, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

                11.12 FILING OF RETURNS. The Board of Trustees or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

        12. INCORPORATION IN TRUST AGREEMENT. This Appendix is hereby incorporated in and forms part of the Trust Agreement. Except as otherwise provided herein, the Trust Agreement remains in full force and effect, unamended.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Appendix A to Agreement and Declaration of Trust as of the date first written above.



--------------------------------------------
Mark G. Torline
Trustee


--------------------------------------------
Jan W. Dash
Trustee


--------------------------------------------
Laurie M. O'Laughlin
Trustee


--------------------------------------------
J. Stephan Rapp
Trustee




                                       7
INSERT FORM OF DECLARATION OF TRUST SF/350442

                                   APPENDIX B

                             ADDITIONAL INFORMATION


                             HISTORICAL CORRELATIONS


Oct. 2002 - Sept. 2004

Treesdale Fixed Income Fund, Ltd. (1) 1.00
Lehman Agg Index                      0.09         1.00
S&P 500 Index                         0.18         0.04     1.00
CSFB/Tremont Hedge Fund Index         (0.05)       0.45     0.73     1.00
Source: InvestWorks


(1) Treesdale Fixed Income Fund, Ltd. The performance information shown here for Treesdale Fixed Income Fund, Ltd. (the "Treesdale Fund") is unaudited and has been prepared for general information purposes for consideration by current or prospective investors in A T Fund of Funds (the "A T Fund") to illustrate the potential asset allocation diversity value of an investment similar to the Treesdale Fund relative to common stocks, fixed income, and hedge fund components of portfolio level composition. The A T Fund is newly formed and has not yet begun investment operations. This performance information reflects the actual investment performance of the Treesdale Fund during the indicated periods, and does not reflect the performance of the A T Fund. Treesdale Partners, LLC (the "Subadviser") manages the Treesdale Fund and is also the subadviser to the A T Fund and is responsible for managing the A T Fund's investments. The investment objective and strategy of the Treesdale Fund are substantially similar to those of the A T Fund. However, the past performance information for the Treesdale Fund presented here does not guarantee or determine the future results of either the Treesdale Fund or the A T Fund. The investment environment and market conditions may be markedly different in the future and investment results will fluctuate in value. The performance information for the Treesdale Fund represents the net asset value appreciation (net of all Treesdale Fund operating expenses, including incentive and management fees, and reflecting reinvestment of all distributions and other earnings) as a percentage of beginning capital for an investor who had invested in the Treesdale Fund since its inception under the Treesdale Fund's standard fee structure. The standard fee structure of the Treesdale Fund differs significantly from the fee structure of the A T Fund. Certain factors, such as the treatment of loss carryforwards, may cause monthly performance of the Treesdale Fund to vary from investor to investor. All performance data provided is historical and is not indicative of future results, and there can be no assurance that these or comparable returns will be achieved by the A T Fund or that the A T Fund's investment objective will be achieved.

                                Index Definitions
 Indexes are unmanaged and an investment cannot be made directly into an index.

The Lehman Brothers U.S. Aggregate Index is an unmanaged market-capitalization weighted benchmark including all securities that are SEC-registered, taxable, and dollar denominated, including U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and assetbacked securities. Securities must have at least one year to final maturity regardless of call features, have at least $250 million par amount outstanding, be rated investment grade (Baa3 or better), must be fixed rate, although it can carry a coupon that steps up or changes according to a predetermined schedule, be dollar-denominated and non-convertible and must be publicly issued. However, 144A securities with Registration Rights and Reg-S issues are included.

The S&P 500 Index is Standard and Poor's unmanaged, capital-weighted index representing the aggregate market value of the common equity of 500 companies primarily traded on the New York Stock Exchange.

The CSFB/Tremont Hedge Fund Index uses the TASS and CSFB/Tremont databases, which track more than 3000 funds. The Index Universe is defined as only the funds with a minimum of US $10 million assets under management ("AUM"), a minimum one-year track record, and current audited financial statements. Funds are separated into ten primary subcategories based on their investment style. The Index in all cases represents at least 85% of the AUM in each respective category of the Index Universe. CSFB/Tremont analyzes the percentage of assets invested in each subcategory and selects funds for the Index based on those percentages, matching the shape of the Index to the shape of the universe. The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. It aims at a maximum representation of the Index Universe. (Source: CSFB/Tremont Index website)

                  HISTORICAL PERFORMANCE OF TREESDALE FUND
            Monthly Returns of Treesdale Fixed Income Fund, Ltd. (1)


            JAN      FEB       MAR      APR       MAY      JUN       JUL      AUG       SEP      OCT       NOV      DEC       YTD
 2002                                                                                            1.57     1.55      1.59      4.78
 2003      1.25      0.69    -0.44      0.09    -0.03      0.86    -0.16      0.55     0.03      0.75     1.14      1.34      6.22
 2004      0.99      1.15     0.89      0.86     0.52      0.78     0.67      0.73     0.67      0.81     0.75*     0.60*     9.17*

                                                                                                              * = Estimate

                                                Treesdale            Tremont/CSFB
                                                Fixed Income         Income Arb Index (2)
                                                Fund, Ltd. (1)
            December 2004 Returns               0.60%*                1.12%
            Y-T-D Returns                       9.17%*                6.20%
            Since Inception (10/02)             21.51*                12.93%
            Annualized Returns                  9.41%*                5.77%
            Average Monthly Return              0.75%*                0.47%
            Standard Deviation                  1.83%*                3.09%
            Sharpe Ratio (3)                    4.30 *                1.45

           * = Estimate


(1) Treesdale Fixed Income Fund, Ltd. The performance information shown here for Treesdale Fixed Income Fund, Ltd. (the "Treesdale Fund") is unaudited and has been prepared for general information purposes for consideration by current or prospective investors in A T Fund of Funds (the "A T Fund"). The A T Fund is newly formed and has not yet begun investment operations. This performance information reflects the actual investment performance of the Treesdale Fund during the indicated periods, and does not reflect the performance of the A T Fund. Treesdale Partners, LLC (the "Subadviser") manages the Treesdale Fund and is also the subadviser to the A T Fund and is responsible for managing the A T Fund's investments. The investment objective and strategy of the Treesdale Fund are substantially similar to those of the A T Fund. However, the past performance information for the Treesdale Fund presented here does not guarantee or determine the future results of either the Treesdale Fund or the A T Fund. The investment environment and market conditions may be markedly different in the future and investment results will fluctuate in value. The performance information for the Treesdale Fund represents the net asset value appreciation (net of all Treesdale Fund operating expenses, including incentive and management fees, and reflecting reinvestment of all distributions and other earnings) as a percentage of beginning capital for an investor who had invested in the Treesdale Fund since its inception under the Treesdale Fund's standard fee structure. The standard fee structure of the Treesdale Fund differs significantly from the fee structure of the A T Fund. Certain factors, such as the treatment of loss carryforwards, may cause monthly performance of the Treesdale Fund to vary from investor to investor. All performance data provided is historical and is not indicative of future results, and there can be no assurance that these or comparable returns will be achieved by the A T Fund or that the A T Fund's investment objective will be achieved.

(2) Tremont/CSFB Fixed Income Arbitrage Index is a sub-index of the Credit Suisse First Boston/Tremont Index described on the immediately preceding page, and its Index Universe is defined as funds that attempt to limit volatility and generate profits from price anomalies between related fixed income securities (i.e., funds that follow a fixed income arbitrage investment strategy). The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary. The Index is an asset-weighted index. The Index uses a rules-based construction methodology, identifies its constituent funds, and seeks to minimize subjectivity in the Index member selection process. It aims at a maximum representation of the Index Universe. (Source: CSFB/Tremont Index website). Tremont/CSFB Fixed Income Arbitrage Index information is included merely to show the general trend in the fixed income markets in the periods indicated and is not intended to imply that the Treesdale Fund or the A T Fund is similar to the index either in composition or element of risk.

(3) Risk free rate used in calculation of the Sharpe ratio is the arithmetic average of the 3-Month U.S. Treasury Bill yield on a monthly basis, since October 2002.

Part B:  STATEMENT OF ADDITIONAL INFORMATION
================================================================================

                           A T FUNDS INVESTMENT TRUST

                            =========================
                       STATEMENT OF ADDITIONAL INFORMATION
                              ______________, 2005
                            =========================
                                 A T FUNDS, LLC
                                     ADVISER
                            =========================
                             TREESDALE PARTNERS, LLC
                                   Subadviser
                            =========================
                      ALLEGIANCE INVESTMENT MANAGEMENT, LLC
                                  Administrator
                            =========================
                       FORUM ADMINISTRATION SERVICES, LLC
                                Subadministrator

================================================================================

         This Statement of Additional Information ("SAI") is not a prospectus or offering memorandum. This SAI relates to and should be read in conjunction with the PPM of A T Funds Investment Trust (the "Fund") dated ________________, 2005. A copy of the PPM may be obtained by contacting the Fund at the following address or telephone number: 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648 (714) 969-0521.

         The Shares have not been and will not be registered under the Securities Act, or the securities laws of any state. The Fund will issue Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this SAI.

         Capitalized terms not otherwise defined herein have the same meaning set forth in the PPM.

                        [TABLE OF CONTENTS - TO BE ADDED]

ITEM 16.  GENERAL INFORMATION AND HISTORY

          Inapplicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES

         The Fund's investment objective and policies are described under the headings "Investment Objective" and "Investment Strategy" in the PPM. The investment objective of the Fund is fundamental and may not be changed without a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. In addition, the following investment restrictions are fundamental policies:

     o The Subadviser will not allocate more than 20% of the Fund's assets to any single Portfolio Fund, measured at the time of investment.

     o The Fund will limit its investment in any one Portfolio Fund to less than 5% of the Portfolio Fund's voting securities, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) permitting investments constituting a greater percentage of such securities.

     o The Fund will not purchase voting and non-voting interest in a Portfolio Fund that in the aggregate represent 25% or more of a Portfolio Fund's outstanding equity, absent any amendments to the 1940 Act or any SEC order (or assurances from the SEC staff) providing that investments of 25% or greater would not constitute control of a Portfolio Fund.

         All other investment strategies of the Fund are non-fundamental, and the extent to which the Fund may engage in such strategies is described in detail in the PPM. The risks inherent in the Fund's investment strategies are described under "TYPES OF INVESTMENTS AND RELATED RISKS" in the PPM.

ITEM 18.  MANAGEMENT

Board of Trustees

         The Company's Board of Trustees has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation, and has approved the Fund's investment program. It exercises similar powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Seventy-five percent (75%) of the Board of Trustees is comprised of persons who are Independent Trustees. The Board of Trustees will monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business.

         Although the Trustees review policies regarding the management of the Fund and review information provided to them in connection with quarterly meetings of the Board of Trustees (and any special meetings called), they do not have an active role in reviewing or supervising the Fund's ongoing operations. This means, for example, that the Trustees do not select or approve the Portfolio Managers or the Portfolio Funds (other than Direct Allocation Portfolio Managers). By way of further example, the Trustees do not (and cannot) verify the valuation of the Fund's investments in Portfolio Funds and must rely on valuation information provided by the Portfolio Managers, the Adviser and the Subadviser without any investigation or independent verification.

         The Independent Trustees (identified below) serve as outside fiduciaries only and do not serve as officers or in an active management role for the Fund or its affiliates.

         To the fullest extent allowed by applicable law including the 1940 Act, the Trust Agreement also indemnifies the Trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as Trustees or officers.

         The Trustees, in their capacity as such, are not Shareholders of the Fund and, accordingly, each Trustee in his capacity as such has no liability as a Shareholder. Trustees may subscribe for Shares, subject to the eligibility requirements described in the PPM, in which case such Trustees will be Shareholders.

         The identity and brief biographical information of each of the Trustees is set out below.

Trustees and Officers

         The current Trustees and officers of the Company performing a policy-making function and their affiliations and principal occupations for the past five years are set forth below:

         Independent Trustees

                                                                              Number of
                                                                              Portfolios in
                        Position(s)  Term of Office                           Fund Complex
                        held with    and Length of  Principal Occupation(s)   Overseen by    Other Directorships held
Name, Address and Age   the Company  Time Served    During Past 5 Years       Trustee        by Trustee
========================================================================================================================
Jan W. Dash             Independent  Indefinite/    Financial Consultant,
963 Holmdel Road #1     Trustee      December 2004  J. Dash Consultants
Holmdel, NJ 07733                    to present     (05/2003-present).
Born: 1942                                          Director of
                                                    Quantitative Analysis,
                                                    Solomon Smith Barney
                                                    (02/1993-05/2003).
------------------------------------------------------------------------------------------------------------------------
Laurie M. O'Laughlin    Independent  Indefinite/    Various positions with
2415 Landings Circle    Trustee      December 2004  Merrill Lynch
Bradenton, FL 34209                  to present     (07/1987-12/2002),
Born: 1959                                          including Managing
                                                    Director and Global
                                                    Head of Credit
                                                    Products for Market
                                                    Risk Management,
                                                    Merrill Lynch -
                                                    Capital Markets
                                                    Division (1998-2002)
                                                    and European Head of
                                                    Debt Products for
                                                    Market Risk
                                                    Management, Merrill
                                                    Lynch - London, U.K.
                                                    (1996-1998).
------------------------------------------------------------------------------------------------------------------------
J. Stephan Rapp         Independent  Indefinite/    Real Estate Developer and
131 Cat Rock Road       Trustee      December 2004  Member, Development
Cos Cob, CT 06807                    to present     Corporation of Greenwich,
Born: 1943                                          LLC (01/2003-present), and
                                                    President, Parrot
                                                    Properties Inc.
                                                    (07/1998-present).


         Non-Independent Trustees


                                                                              Number of
                                     Term of                                  Portfolios in
                      Position(s)    Office and                               Fund Complex
                      held with      Length of    Principal Occupation(s)     Overseen by    Other Directorships held
Name, Address and Age the Company    Time Served  During Past 5 Years         Trustee        by Trustee
========================================================================================================================
Mark G. Torline       Trustee and    Indefinite/  Chief Executive Officer
300 Pacific Coast     Chief          October 2004 of Allegiance Investment
Highway, Suite 305    Executive      to present   Management, LLC, the
Huntington Beach,     Officer                     Administrator
CA  92648                                         (07/1993-present), and
Born: 1956                                        Treasurer and Secretary
                                                  of Allegiance Investment
                                                  Management, LLC, the
                                                  Administrator
                                                  (07/1993-01/2004).  (1)


(1) Mr. Torline also serves as Chief Executive Officer and a member of the Management Committee of A T Funds, LLC, the Adviser (June 2004-present).

         Officers

                                                                                 Number of
                                     Term of                                     Portfolios in
                        Position(s)  Office and                                  Fund Complex
                        held with    Length of      Principal Occupation(s)      Overseen by    Other Directorships held
Name, Address and Age   the Company  Time Served    During Past 5 Years          Trustee        by Trustee
===========================================================================================================================
Mark G. Torline         Trustee and  Indefinite/    Chief Executive Officer
300 Pacific Coast       Chief        October 2004   of Allegiance Investment
Highway, Suite 305      Executive    to present     Management, LLC, the
Huntington Beach,       Officer                     Administrator
CA  92648                                           (07/1993-present), and
Born: 1956                                          Treasurer and Secretary
                                                    of Allegiance Investment
                                                    Management, LLC, the
                                                    Administrator
                                                    (07/1993-01/2004).  (1)
---------------------------------------------------------------------------------------------------------------------------
Dennis Rhee             Chief        Indefinite/    Managing Partner,
1330 Avenue of the      Operating    December 2004  Investment Executive
Americas, 39th Floor    Officer and  to present     Committee member and
New York, NY 10019      Vice                        Co-Founder of Treesdale
Born: 1964              President                   Partners, LLC, the
                                                    Subadviser (08/2002-
                                                    present).
                                                    Senior Vice
                                                    President and head of
                                                    Mortgage Backed Securities
                                                    at Pedestal (02/2000 to
                                                    08/2001).
                                                    Head of product
                                                    management at Deutsche Bank's
                                                    fixed income electronic trading
                                                    division and trader in the
                                                    mortgage-backed securities
                                                    (MBS) trading department
                                                    (11/1997 to 02/2000).

Yung Lim                Chief        Indefinite/    Managing Partner,
1330 Avenue of the      Investment   December 2004  Investment Executive
Americas, 39th Floor    Officer and  to present     Committee member and
New York, NY 10019      Vice                        Co-Founder of Treesdale
Born: 1961              President                   Partners, LLC, the
                                                    Subadviser (08/2002-present).
---------------------------------------------------------------------------------------------------------------------------
                                                    Founder of Pedestal; served as
                                                    Chief Executive Officer
                                                    (03/1997) and then Chairman
                                                    (08/1999-08/2001).
---------------------------------------------------------------------------------------------------------------------------
Alexander L. Popof      Chief        Indefinite/    Chief Financial Officer
300 Pacific Coast       Financial    December 2004  of Allegiance Investment
Highway, Suite 305      Officer,     to present     Management, LLC, the
Huntington Beach,       Vice                        Administrator
CA  92648               President                   (01/2004-present).
Born: 1955              and
                        Treasurer

                                                    Chief Operating Officer
                                                    and Chief Financial
                                                    Officer of Hopkins Real
                                                    Estate Group
                                                    (07/2002-01/2004).

                                                    Chief Financial Officer
                                                    of Catellus Residential
                                                    Group (03/1999-05/2002).
---------------------------------------------------------------------------------------------------------------------------
Sharon Goldberg         Chief        Indefinite/    Chief Compliance Officer
300 Pacific Coast       Compliance   December 2004  and Director of
Highway, Suite 305      Officer and  to present     Operations of Allegiance
Huntington Beach,       Secretary                   Investment Management,
CA  92648                                           LLC, the Administrator
Born: 1959                                          (08/2001-present).

                                                    Operations Manager of
                                                    Pacific Life Insurance
                                                    Company
                                                    (06/1999-08/2001).

Beneficial Ownership

         The following table sets forth the dollar range of equity securities beneficially owned by each Trustee:

                                                    Aggregate Dollar Range of Equity Securities of All Registered
                        Dollar Range of Equity      Investment Companies Overseen by Trustee in Family of
Name of Trustee         Securities of the Fund (1)  Investment Companies
====================================================================================================================
Mark G. Torline         None
Jan W. Dash             None
Laurie M. O'Laughlin    None
J. Stephan Rapp None

         No Independent Trustee owns beneficially or of record any security of the Fund, the Adviser or the Subadviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Fund, the Adviser or the Subadviser.

Compensation

         The officers and Trustees of the Company who are considered "interested persons" of the Company receive no compensation directly from the Company for performing the duties of their offices. However, those officers and Trustees who are officers or members of the Adviser, the Subadviser or the Administrator may receive remuneration indirectly because the Adviser will receive the Management Fee from the Company. The Independent Trustees receive an annual retainer and fees and expenses for each regular Board of Trustees meeting attended. The aggregate compensation that will be paid to each of the Independent Trustees during the Fund's first fiscal year ending March 31, 2005 are set forth below:

Name of Trustee       Estimated Compensation from     Pension or Retirement        Total Compensation from the Fund
                      the Company for the Fiscal      Benefits Accrued as Part of  and Fund Complex for the Fiscal
                      Year Ending March 31, 2005 (1)  Fund Expenses                Year Ending March 31, 2005 (1)
====================================================================================================================
Jan W. Dash           $16,000 (2)                     N/A                          $16,000 (2)
Laurie M. O'Laughlin  $16,000 (2)                     N/A                          $16,000 (2)
J. Stephan Rapp       $16,000 (2)                     N/A                          $16,000 (2)


(1) Since the Fund has not completed its first full year since its organization, the information furnished is for the current fiscal year of the Fund, estimating future payments that will be made pursuant to an existing agreement.

(2) Independent Trustees will receive an annual retainer of $12,000 plus $1,000 for each regular quarterly and special in person Board of Trustees meeting attended. In addition, each member of the Audit Committee will receive $500 for each in person meeting and each telephone meeting of the Audit Committee that is longer than 20 minutes in duration and that is held on a day when a Board of Trustees meeting is not also held. The estimated compensation is based on four Board of Trustees meetings per year, but will vary according to the actual number of meetings held and attended.

ITEM 19.  CONTOL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         As of January [___], 2005, the Adviser, which is owned equally by the Subadviser and Administrator, owned 100% of the outstanding Shares of the Fund. Therefore, the Fund can be said to be under the control of the Adviser, Subadviser and Administrator. Because the Adviser, Subadviser and Administrator are deemed to control the Fund, they may take actions affecting the Fund without the approval of any other investor. The addition of other investors in the Fund may alter their ability to control the Fund. Further information about the Adviser, Subadviser and Administrator is provided in the PPM.

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

Adviser and Subadviser

         The Adviser is controlled equally by the Subadviser and Administrator. The Subadviser is controlled by Dennis Rhee and Yung Lim, as the direct owners of the Subadviser. The Administrator is controlled by Allegiance Capital Inc. and Rosemont Partners I, L.P., as the direct owners of the Administrator. Allegiance Capital Inc. was founded in 1988 and is the predecessor in business to the Administrator. The Administrator took over the business of Allegiance Capital Inc. in April 2002 after an investment by Rosemont Partners I, L.P. in the Administrator.

Rosemont Partners I, L.P. is an investment fund formed in May 2000 that currently has a total of $38 million invested in nine companies. The Administrator is also indirectly controlled by Rosemont Investment Partners LLC and KBC Bank NV, as owners of Rosemont Partners I, L.P., KBC Bank & Insurance Holding Co., as an owner of KBC Bank NV, Almanij NV, as an owner of KBC Bank & Insurance Holding Co., and Cera Holding CVBA, as an owner of Almanij NV, and by William K. Mawhorter, as an owner of Allegiance Capital Inc. Mr. Torline, a Trustee and officer of the Fund, and Mr. Popof and Ms. Goldberg, officers of the Fund, are also executive officers of the Administrator. Messrs. Rhee and Yim, officers of the Fund, are also managing partners of the Subadviser.

Approval of Advisory Contracts

         In determining whether to approve the Management Agreement and the Subadvisory Agreement (the "Advisory Agreements"), the Board of Trustees requested and evaluated information provided by the Adviser, in accordance with
Section 15(c) of the Investment Company Act. At its meeting in December 2, 2004, the Board of Trustees considered a number of factors in reviewing and recommending approval of the Advisory Agreements, including the nature and quality of the services to be provided to the Fund by the Adviser and the Subadviser, the fees and expenses borne by the Fund, and the prospective profitability of the relationship for the Adviser.

         At the meeting, the Trustees discussed performance information for the other funds managed by the Subadviser, the past performance of the Adviser and Subadviser, as well as the anticipated performance of the Fund. The Trustees reviewed the nature and extent of the services to be provided by the Adviser and Subadviser under the Investment Management Agreement and Investment Subadvisory Agreement, respectively, and discussed the quality and depth of the Adviser's and Subadviser's organizations in general and of the investment professionals that would provide services to the Fund. The Trustees also reviewed copies of the Adviser's Form ADV Part I. The Board considered the ability of the Adviser and the Subadviser to provide an appropriate level of support and resources to the Fund and whether the Adviser and Subadviser had sufficiently qualified personnel, and concluded that the selection of the Adviser and Subadviser to provide the services to the Fund is appropriate and in the best interests of the Fund.

         At the meeting, the Trustees also reviewed the fees and expenses expected to be borne by the Fund, and considered the proposed fee and expense limitation agreed to by the Adviser. The Trustees reviewed the management fees charged to and expenses of comparable investment companies with a similar investment strategy and for closed-end funds, most of which were also funds-of-funds, and compared such fees and expenses with the fees proposed to be charged by the Adviser. The Trustees noted that the Subadviser would not receive any direct management fees for its services, and that (unlike many of the advisers to the comparable investment companies reviewed) the Adviser would not receive any performance fees in addition to the proposed management fees. The Trustees also discussed the potential profitability of the Management Agreement and Subadvisory Agreement, respectively, to the Adviser and Subadviser. In that regard, the Trustees noted the distribution costs that would be borne by the Adviser in distributing Shares of the Fund, and how such costs could be expected to affect the profitability of the Adviser. The Trustees also discussed the structure of the proposed management fees in conjunction with the proposed fee and expense limitation and concluded that the management fees are structured appropriately and are at an appropriate level to benefit Fund shareholders, both currently and as the Fund grows. Based on its review, the Board, including the Independent Trustees, concluded that the proposed management fees are fair and reasonable.

         Based on its discussions of and conclusions regarding the various factors considered, the Board determined that approving the management arrangements with the Adviser and the Subadviser is in the best interests of the Fund and its shareholders.

Accountants and Legal Counsel

         The Board of Trustees has selected Ernst & Young LLP as the independent public accountants of the Fund, which is located at 725 South Figueroa Street, Los Angeles, California. Paul, Hastings, Janofsky & Walker LLP serves as legal counsel to the Fund, the Adviser and the Administrator, and is located at 55 Second Street, 24th Floor, San Francisco, California.

ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES

         Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

         The Subadviser expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Portfolio Fund substantially as described below, although the Subadviser can give no assurance that a Portfolio Manager (including a Direct Allocation Portfolio Manager) will adhere to, and comply with, the described practices. The Subadviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Portfolio Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Portfolio Fund. The Subadviser generally considers the broker selection process employed by a Portfolio Manager in determining whether to invest in its Portfolio Fund. Each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

         Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Adviser and/or the Subadviser) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Fund are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than a Portfolio Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with a Portfolio Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to a Portfolio Fund. In accordance with provisions of the 1940 Act, an affiliate of the Adviser and/or the Subadviser may effect brokerage transactions for a Portfolio Fund.

ITEM 22.  TAX STATUS

         A discussion of the Fund's tax status can be found under "CAPITAL ACCOUNTS AND ALLOCATION" and "TAX ASPECTS" in the PPM.

item 23.  [FINANCIAL STATEMENTS]

         [The following comprise the financial statements of the Fund:

     o    Independent Auditors' Report

     o    Statement of Assets and Liabilities

     o    Statement of Operations

     o    Notes to the Financial Statements]

                  [To be included in a pre-effective amendment]

PART C:  OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(1)      Financial Statements

         Part A: Financial Highlights       Not Applicable.

         Part B: Report of Independent Auditors, Statement of Assets and Liabilities, Notices to Financial Statements.*

(2)      Exhibits

         (a) Certificate of Trust**

         (b)(1) Agreement and Declaration of Trust**

         (b)(2) Form of Appendix A to Agreement and Declaration of Trust

         (b)(3) Bylaws

         (c) Not Applicable

         (d) Not Applicable

         (e) Not Applicable

         (f) Not Applicable

         (g)(1) Form of Investment Management Agreement

         (g)(2) Form of Investment Subadvisory Agreement

         (h) Not Applicable

         (i) Not Applicable

         (j) Custodian Agreement*

         (k)(1) Form of Administration Agreement

         (k)(2) Subadministration Agreement*

         (k)(3) Power of Attorney of Independent Trustees

         (l) Not Applicable

         (m) Not Applicable

         (n) Consent of Auditors*

         (o) Not Applicable

         (p) Form of Initial Subscription Agreement

         (q) Not Applicable

         (r)(1) Code of Ethics of the Company

         (r)(2) Code of Ethics of the Adviser*

         (r)(3) Code of Ethics of the Subadviser

*      To be filed by pre-effective amendment.
** Incorporated by reference to the Company's Registration Statement on Form N-2, File No. 811-21655, filed on October 20, 2004.

ITEM 25.  MARKETING ARRANGEMENTS

         Not Applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:

         Registration Fees and Expenses                       $10,000
         (including Blue Sky filings and
         fees of counsel)
         Transfer Agent fees                                   $2,000
         Accounting fees and expenses                         $10,000
         Legal fees and expenses                             $325,000
         Printing and engraving                                $2,000
         Offering Expenses                                     $4,000
         Taxes                                                 $2,000
         Miscellaneous                                        $45,000
         =================================================================
         TOTAL                                               $400,000

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

         After completion of the offering of Shares, the Company expects that no person will be directly or indirectly under common control with the Fund, except that the Fund may be deemed to be controlled by A T Funds, LLC (the "Adviser"), the investment adviser to the Fund, Treesdale Partners, LLC (the "Subadviser"), the investment subadviser to the Fund, or Allegiance Investment Management, LLC (the "Administrator"), the administrator to the Fund.

         The Adviser was formed under the laws of the State of Delaware on June 28, 2004, the Subadviser was formed under the laws of the State of Delaware on August 2, 2002, and the Administrator was formed under the laws of the State of Delaware on November 29, 2001.

         Information regarding the Adviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-63399). Information regarding the Subadviser is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-63622). Information regarding the Administrator is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-61172).

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES

         Title of Class              Number of Record Holders
         ---------------------------------------------------------------------
         Common Stock                The Fund anticipates that as the
                                     result of the initial offering of
                                     Shares there will be more than 100
                                     record holders of such Shares

ITEM 29.  INDEMNIFICATION

         Reference is made to Section 3.7 of the Form of Trust Agreement included in the PPM as Appendix A. The Company undertakes that it will apply the indemnification provision of the Trust Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect.

         The Company, in conjunction with the Adviser and the Company's Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee or agent of the Company, against certain liabilities incurred or arising out of such position. In no event, however, will the Company pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Company itself is not permitted to indemnify.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF ADVISER AND SUBADVISER

         A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, the Subadviser and each director, executive officer or partner of the Adviser or Subadviser, is or has been, at any time during the past two calendar years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in the Fund's Statement of Additional Information under the heading "TRUSTEES AND OFFICERS".

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

         The Administrator maintains certain required accounting related and financial books and records of the Company at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California, 92648, and the Subadministrator and Custodian maintain certain other required accounting related and financial books and records of the Company at 388 Greenwich Street, New York, New York, 10013. All other required books and records are maintained by the Adviser, also at 300 Pacific Coast Highway, Suite 305, Huntington Beach, California, 92648.

ITEM 32.  MANAGEMENT SERVICES

         Not applicable.

ITEM 33.  UNDERTAKINGS

         The Company hereby undertakes to:

         (1) Suspend the offering of Shares until the PPM is amended if (i) subsequent to the effective date of its registration statement, the net asset value of the Fund declines more than ten percent from its net asset value as of the effective date of the registration statement, or (ii) the net asset value of the Fund increases to an amount greater than its net proceeds as stated in the PPM;

         (2) File a post-effective amendment with certified financial statements showing the initial capital received by the Fund before accepting subscriptions from more than 25 persons; and

         (3) Send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, the Fund's Statement of Additional Information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and/or Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach and State of California, on the ___ day of January, 2005.

A T FUNDS INVESTMENT TRUST


By:      /s/ Mark G. Torline
     ---------------------------------------
     Name: Mark G. Torline
     Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title              Date

/s/ Mark Torline                         Trustee            __________, 2005
----------------------------------------


/s/ Jan W. Dash                          Trustee            __________, 2005
----------------------------------------


/s/ Laurie M. O'Laughlin                 Trustee            __________, 2005
----------------------------------------


/s/ J. Stephan Rapp                      Trustee            __________, 2005
----------------------------------------

                                                                  Exhibit (b)(2)


                                  APPENDIX A TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           A T FUNDS INVESTMENT TRUST,
                           a Delaware Statutory Trust

      THIS APPENDIX A TO AGREEMENT AND DECLARATION OF TRUST (this "Appendix") is made as of this ____ day of _________, 2005 by the Trustees named hereunder with respect to A T Funds Investment Trust, a Delaware statutory trust (the "Trust").

      WHEREAS, the Certificate of Trust for the Trust was filed with the Secretary of State of the State of Delaware on October 8, 2004;

      WHEREAS, the initial sole Trustee of the Trust entered into an Agreement and Declaration of Trust dated as of October 7, 2004 (the "Trust Agreement") for the purpose of forming the Trust as a Delaware statutory trust in accordance with the provisions thereof;

      WHEREAS, the Trustees of the Trust wish to establish A T Fund of Funds (the "Fund") and establish certain provisions with respect to the Fund as hereinafter set forth;

      WHEREAS, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement.

      NOW, THEREFORE, the Trustees hereby agree as follows:

      1. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

               (a) "Code" means the Internal Revenue Code of 1986, as amended.

               (b) "Fiscal Period" means a period beginning on the day after the last day of the preceding fiscal period and ending at the close of the Fund's business on the first to occur of the following: (i) the last day of a fiscal year of the Fund; (ii) the last day of a taxable year of the Fund; (iii) the day preceding any day on which a contribution to the capital of the Fund is made;
(iv) any day on which the Fund repurchases any Share or portion of a Share of any Shareholder; or (v) any day on which any amount is credited to or debited against the capital accounts of all Shareholders in accordance with their Investment Percentages.

               (c) "Fiscal Year" means the period commencing on the first date on or as of which a Person acquires Shares of the Fund and ending on December 31, 2005, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 10.4 of the Trust Agreement), unless and until the Board of Trustees shall elect another fiscal year for the Fund.

               (d) "Investment Percentage" will be determined for each Shareholder as of the start of each Fiscal Period by dividing the positive balance of the Shareholder's Capital Account as of the commencement of the Fiscal Period by the sum of the positive balances of all Capital Accounts of all Shareholders as of that date.

               (e) "Negative Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the
Code).

               (f) "Negative Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Negative Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Negative Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(c) of this Appendix equal to its Negative Basis as of the effective date of such repurchase.

               (g) "Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares.

               (h) "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, and excluding the amount of any items to be allocated among the Capital Accounts of the Shareholders other than in accordance with the Shareholders' Investment Percentages.

               (i) "Positive Basis" means, with respect to any Shareholder and as of any time of calculation, the amount by which such Shareholder's basis in its Shares as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Shares as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Shares, including by reason of death, and without regard to such Shareholder's share of the liabilities of the Fund under Section 752 of the
Code).

               (j) "Positive Basis Holder" means any Shareholder whose Shares are repurchased by the Fund and who has Positive Basis as of the effective date of the repurchase, but such Shareholder shall cease to be a Positive Basis Shareholder at such time as it shall have received allocations pursuant to clause (i) of Section 3.7(b) of this Appendix equal to its Positive Basis as of the effective date of such repurchase.

       2. SERIES ESTABLISHED AS A PARTNERSHIP. The Fund is hereby established as the initial Series of the Trust and is intended to be classified and operated as a separate partnership for federal and state income tax purposes.

       3. CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS.

          3.1  CONTRIBUTIONS TO CAPITAL.

               (a) Minimum Contributions. The minimum initial contribution of each Shareholder to the capital of the Fund shall be $100,000, and the minimum subsequent contribution of each Shareholder to the capital of the Fund shall be $50,000, which minimum amounts are subject to change by the Board of Trustees, in its discretion. The amount of the initial contribution and any subsequent contributions of each Shareholder shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund.

               (b) Contributions by Trustees and Advisers. The Trustees shall not be entitled to make contributions of capital to the Fund as Trustees of the Trust, but may make contributions to the capital of the Fund as Shareholders. An Adviser may make contributions to the capital of the Fund as a Shareholder.

               (c) No Mandatory Contributions. Shareholders may make additional contributions to the capital of the Fund effective as of such times as the Board of Trustees, in its discretion, may permit, subject to Section 3.3 of the Trust Agreement, but no Shareholder shall be obligated to make any additional contribution to the capital of the Fund, except pursuant to Section 3.6(c) of this Appendix.

               (d) Payment in Cash. Initial and any additional contributions to the capital of the Fund by any Shareholder shall be payable in cash or payable in readily available funds at the date of the proposed acceptance of the contribution, except as otherwise permitted by the Board of Trustees.

          3.2 RIGHTS OF SHAREHOLDERS TO CAPITAL. No Shareholder shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Shareholder be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of a part or all of such Shareholder's Shares pursuant to Section 6 of the Trust Agreement, (b) pursuant to Section 3.6(c) of this Appendix, or (c) upon the liquidation of the Fund's assets pursuant to
Section 10.4 of the Trust Agreement. No Shareholder shall be liable for the return of any such amounts. No Shareholder shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

          3.3  CAPITAL ACCOUNTS.

               (a) Capital Accounts. The Fund shall maintain a separate Capital Account for each Shareholder.

               (b) Initial Balance. Each Shareholder's Capital Account shall have an initial balance equal to the amount of such Shareholder's initial contribution to the capital of the Fund.

               (c) Increases. Each Shareholder's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any securities constituting additional contributions by such Shareholder to the capital of the Fund permitted pursuant to Section 3.1 of this Appendix, plus (ii) all amounts credited to such Shareholder's Capital Account pursuant to Sections 3.4 through
3.7 of this Appendix.

               (d) Reductions. Each Shareholder's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Shares, or portion thereof, of such Shareholder or distributions to such Shareholder pursuant to Sections 3.8 or 3.9 of this Appendix or Sections 6 or 10.4 of the Trust Agreement that are not reinvested (net of any liabilities secured by any asset distributed that such Shareholder is deemed to assume or take subject to under Section 752 of the Code), plus (ii) the amount of any distributions to such Shareholder that are not reinvested, plus (iii) any amounts debited against such Shareholder's Capital Account pursuant to Sections
3.4 through 3.7 of this Appendix.

          3.4 ALLOCATION OF NET PROFIT AND NET LOSS. Except as otherwise provided in herein, Net Profit and Net Loss of the Fund for each Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of all Shareholders as of the last day of the Fiscal Period in accordance with Shareholders' respective Investment Percentages for the Fiscal Period.

          3.5  ALLOCATION OF ORGANIZATIONAL, OFFERING AND CERTAIN OTHER
EXPENSES.

               (a) Organizational Expenses. Organizational expenses incurred by the Fund in connection with its formation and initial registration as an investment company under the Investment Company Act shall generally be charged to expense as incurred.

               (b) Offering Expenses. Ongoing offering expenses in connection with the offering of Shares and/or any expenses in connection with any transfer or repurchase of Shares shall generally be treated as operating expenses and included in the computation of Net Profit and/or Net Loss (except to the extent that the Adviser or another party determines in its discretion that it will assume, reimburse and/or waive such expenses).

               (c) Other Expenses. Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Shareholders, will generally be charged to only those Shareholders on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the Capital Accounts of the applicable Shareholders as of the close of the Fiscal Period during which the items were paid or accrued by the Fund.

          3.6 RESERVES. Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Shareholders for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Trustees, such reserves to be in such amounts that the Board of Trustees, in its sole discretion, deems necessary or appropriate. The Board of Trustees may increase or reduce any such reserves from time to time by such amounts as the Board of Trustees, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Shareholders at the time when such reserve is created, increased or decreased, as the case may be, regardless of whether they were Shareholders at the time, as determined by the Board of Trustees, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased.

          3.7  TAX ALLOCATIONS.

               (a) Treasury Allocations. For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Shareholders in such manner as to reflect equitably amounts credited or debited to each Shareholder's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 3.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections of the Code and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Shareholders such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

               (b) Positive Basis Allocations. If the Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Positive Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, shall allocate, such gains shall be allocated as follows: (i) to allocate such gains among such Positive Basis Shareholders, pro rata in proportion to the respective Positive Basis of each such Positive Basis Shareholder, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Shareholder shall have been eliminated, and (ii) to allocate any gains not so allocated to Positive Basis Shareholders pursuant to clause (i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to
Section 3.4 of this Appendix A.

               (c) Negative Basis Allocations. If the Fund realizes capital losses (including short-term capital losses) for Federal income tax purposes for any Fiscal Year during or as of the end of which the Shares of one or more Negative Basis Shareholders are repurchased by the Fund in whole or in part, unless otherwise determined by the Board of Trustees, in its sole discretion, such losses shall be allocated as follows: (i) to allocate such losses among such Negative Basis Shareholders, pro rata in proportion to the respective Negative Basis of each such Negative Basis Shareholder, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Shareholder shall have been eliminated, and (ii) to allocate any losses not so allocated to Negative Basis Shareholders pursuant to clause
(i) above to the other Shareholders in such manner as shall equitably reflect the amounts allocated to such Shareholders' Capital Accounts pursuant to Section
3.4 of this Appendix A.

          3.8 DISTRIBUTIONS. The Board of Trustees, in its sole discretion, may authorize the Fund to make distributions in cash or in kind, or both in cash and in kind, at any time to all of the Shareholders on a pro rata basis in accordance with the Shareholders' Capital Account balances.

          3.9  WITHHOLDING TAXES.

               (a) Withholding. The Board of Trustees may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution or deemed distribution to any Shareholder to the extent required by the Code or any other applicable law.

               (b) Deemed Distribution. For purposes of this Appendix, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Shareholder shall be deemed to be a distribution or payment to such Shareholder, reducing the amount otherwise distributable to such Shareholder pursuant to this Appendix and reducing the Capital Account of such Shareholder. If the amount of such taxes is greater than any such distributable amounts, then such Shareholder and any successor to such Shareholder's Shares shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board of Trustees, the amount of such excess.

               (c) Reductions and Exemptions. The Board of Trustees shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption. To the extent that a Shareholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Shareholder shall furnish the Board of Trustees with such information and forms as such Shareholder may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Shareholder represents and warrants that any such information and forms furnished by such Shareholder shall be true and accurate and agrees to indemnify the Fund and each of the Shareholders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

          3.10 TAX MATTERS PARTNER. The Adviser shall be designated on the Fund's annual Federal information tax return, and have full powers and responsibilities, as the "Tax Matters Partner" for purposes of Section 6231(a)(7) of the Code, unless another Person is so designated by the Board of Trustees. The Tax Matters Partner shall make all applicable elections (including whether or not to file for extensions), determinations and other decisions under the Code, including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Fund's tax returns and the determination of the allocations to be made pursuant to this Appendix, and shall have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Fund items and the authority to enter into settlement agreements or compromise audit matters raised by the Internal Revenue Service or any other taxing authority affecting Shareholders generally. To the fullest extent permitted by law, the Tax Matters Partner shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

          3.11 SECTION 754 ELECTION. In the event of a distribution of Fund property to a Shareholder or an assignment or other transfer (including by reason of death) of all or part of the Shares of a Shareholder, at the request of a Shareholder, the Board of Trustees, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

          3.12 FILING OF RETURNS. The Board of Trustees or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

      4. INCORPORATION IN TRUST AGREEMENT. This Appendix is hereby incorporated in and forms part of the Trust Agreement. Except as otherwise provided herein, the Trust Agreement remains in full force and effect, unamended.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Appendix A to Agreement and Declaration of Trust as of the date first written above.




------------------------------------
Mark G. Torline
Trustee



------------------------------------
Jan W. Dash
Trustee



------------------------------------
Laurie M. O'Laughlin
Trustee



------------------------------------
J. Stephan Rapp
Trustee

                                                                  Exhibit (b)(3)


                                     BYLAWS

                                       of

                           A T FUNDS INVESTMENT TRUST

                           A Delaware Statutory Trust

                       (Effective as of December 2, 2004)

      These Bylaws may contain any provision not inconsistent with applicable law or the Declaration of Trust, relating to the governance of the Trust. Unless otherwise specified in these Bylaws, capitalized terms used in these Bylaws shall have the meanings assigned to them in the Declaration of Trust.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

      Section 1. Whenever used herein the following terms shall have the following meanings:

          (a) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

          (b) "Adviser" shall mean a Person, as defined below, furnishing services to the Trust pursuant to any contract described in Section 4.9(a) of the Declaration of Trust;

          (c) "Board of Trustees" or "Board" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Section 4 of the Declaration of Trust, having the powers and duties set forth therein;

          (d) "Bylaws" shall mean these Bylaws of the Trust, as amended or restated from time to time in accordance with Article VIII hereof;

          (e) "Certificate of Trust" shall mean the certificate of trust filed with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated from time to time and filed with such office;

          (f) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

          (g) "Commission" shall have the meaning given that term in the 1940
Act;

          (h) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del. C. ss.3801, et seq.), as amended from time to time;

          (i) "Declaration of Trust" shall mean the Agreement and Declaration of Trust of the Trust, as amended or restated from time to time;

          (j) "Disinterested Trustees" shall mean those Trustees who are not considered "interested persons" of the Trust under the 1940 Act.

          (k) "Person" shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory trust;

          (l) "Shares" shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust, or any series thereof, shall be divided from time to time, and shall include fractional and whole shares;

          (m) "Shareholder" shall mean a record owner of Shares;

          (n) "Trust" shall mean the Delaware statutory trust formed pursuant to the Declaration of Trust and the filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

          (o) "Trustee" or "Trustees" shall refer to each signatory to the Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms of the Declaration of Trust, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the Declaration of Trust. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons' capacity as a trustee or trustees hereunder and under the Declaration of Trust; and

          (p) "vote of a majority of the outstanding voting securities" shall have the meaning provided under Subsection 2(a)(42) of the 1940 Act or any successor provision thereof, which Subsection, as of the date hereof, has the following meaning: the vote, at a meeting of the Shareholders duly called, (i) of sixty-seven percent (67%) or more of the voting securities present in person or represented by proxy at such meeting, if the holders of more than fifty percent (50%) of the outstanding voting securities of the Trust are present or represented by proxy; or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

      Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Shareholders' meetings shall be held at the offices of the Trust.

      Section 2. SHAREHOLDER MEETINGS.
                 --------------------

          (a) Annual Meetings. The annual meeting of the Shareholders shall be held on such date and at such time as the Board of Trustees shall designate. At such annual meeting, the Shareholders entitled to vote shall elect Trustees and transact such other business as may be properly brought before the meeting.

          (b) Special Meetings. Special meetings of Shareholders may be called at any time by the Board, by the Chairman of the Board or by the Chief Executive Officer of the Trust for the purpose of taking action upon any matter deemed by the Board to be necessary or desirable. To the extent permitted by the 1940 Act, a special meeting of the Shareholders for the purpose of electing Trustees or filling vacancies on the Board may also be called by the Chairman of the Board, or shall be called by the Chief Executive Officer, the President or any Vice President of the Trust at the request of the Shareholders holding not less than ten percent (10%) of the Shares, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders. No special meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

          (c) Shareholder Proposals. The nominations of persons for election to the Board of Trustees and other lawfully permissible proposals of business to be considered by Shareholders may be presented at an annual meeting of the Shareholders by properly being brought before the meeting by a Shareholder who
(i) is entitled to vote at the meeting, (ii) complies with the notice procedures set forth in this Section 2(c) and Sections 2(d) and 2(e) of this Article II, and (iii) was a Shareholder of record at the time such notice is received by the secretary of the Trust. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a Shareholder's notice must be made in writing and received by the Secretary of the Trust not more than one hundred fifty (150) days and not less than one hundred twenty (120) days in advance of the annual meeting.

          (d) Notice of Nomination. Each such notice given by a Shareholder to the Secretary of the Trust with respect to nominations for the election of Trustees shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of Shares which are beneficially owned by each such nominee, (iv) whether such Shareholder believes each such nominee is or will be a Disinterested Trustee, (v) the written and signed consent of each such person to be nominated, to be named as a nominee and to serve as a Trustee if elected, and (vi) all such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each such nominee been nominated by the Board of Trustees of the Trust. In addition, the Shareholder making such nomination shall promptly provide any other information reasonably requested by the Trust.

          (e) Notice of Business Proposals. Each such notice given by a Shareholder to the Secretary of the Trust with respect to business proposals to be brought before an annual meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Trust's books, of the Shareholder proposing such business; (iii) the number of Shares which are beneficially owned by the Shareholder; (iv) any material interest of the Shareholder in such business; and (v) all such other information regarding each such matter as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each such matter been proposed by the Board of Trustees of the Trust.

          (f) Defective Nominations. At such annual meeting, the Chairman of the Board, the Chief Executive Officer of the Trust, in the absence of the Chairman of the Board, or the President, any Vice President or other authorized officer of the Trust, in the absence of the Chief Executive Officer, may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he or she should so determine, he or she shall so declare to the meeting, and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding annual meeting of the Shareholders taking place thirty (30) days or more thereafter. This provision shall not require the holding of any adjourned meeting of Shareholders for the purpose of considering such defective nomination or proposal.

      Section 3. NOTICE OF SHAREHOLDERS' MEETING. Notice of any meeting of Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance with Section 4 of this Article II not less than ten (10) nor more than one hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) in the case of a special meeting or to the extent required by the 1940 Act, in the case of an annual meeting, the purpose or purposes thereof. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who are intended to be presented for election.

      Section 4. MANNER OF GIVING NOTICE. Notice of any meeting of Shareholders shall be given either personally or by United States mail, courier, cablegram, telegram, facsimile or electronic mail, or other form of communication permitted by then current law, charges prepaid, addressed to the Shareholder or to the group of Shareholders at the same address as may be permitted pursuant to applicable laws, or as Shareholders may otherwise consent, at the address of that Shareholder appearing on the books of the Trust or its transfer or similar agent or provided in writing by the Shareholder to the Trust for the purpose of notice. Notice shall be deemed to have been duly given when delivered personally, deposited in the United States mail or with a courier, or sent by cablegram, telegram, facsimile or electronic mail. If no address of a Shareholder appears on the Trust's books or has been provided in writing by a Shareholder, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

      If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that Shareholder to the Trust for the purpose of notice, is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

      Section 5. ADJOURNED MEETING; NOTICE. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the Chairman of the Board, the Chief Executive Officer of the Trust, in the absence of the Chairman of the Board, or the President, any Vice President or other authorized officer of the Trust, in the absence of the Chief Executive Officer. Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

      When any Shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment, a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than thirty (30) days after the date of the original meeting, in which case, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

      Section 6. VOTING.
                 ------

          (a) The Shareholders entitled to vote at any meeting of Shareholders and the Shareholder vote required to take action shall be determined in accordance with the provisions of the Declaration of Trust. Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.

          (b) Unless otherwise determined by the Board at the time it approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the Shareholders vote to the contrary. Notwithstanding the foregoing, an agreement of merger or consolidation may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the DSTA.

      Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a Shareholders' meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

      Section 8. PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the secretary of the Trust; provided, however, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 8. A proxy shall be deemed executed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the Secretary of the Trust prior to the exercise of the proxy or by the Shareholder's attendance and vote in person at the meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

      With respect to any Shareholders' meeting, the Board, or, in case the Board does not act, the Chief Executive Officer, the President, any Vice President or the Secretary, may permit proxies by electronic transmission (as defined in the DSTA), telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the Secretary of the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

      Section 9. INSPECTORS. Before any meeting of Shareholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer of the Trust, or in the absence of the Chief Executive Officer, the President, any Vice President or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer of the Trust, or in the absence of the Chief Executive Officer, the President, any Vice President or other authorized officer of the Trust, shall appoint a person to fill the vacancy. Such appointments may be made by such officers in person or by telephone.

      The inspector shall:

          (a) Determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          (b) Receive votes or ballots;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes;

          (e) Determine when the polls shall close;

          (f) Determine the result of voting; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                  ARTICLE III
                                    TRUSTEES
                                    --------

      Section 1. VACANCIES. Whenever a vacancy in the Board shall occur (by reason of death, resignation, removal, an increase in the authorized number of Trustees or other cause), until such vacancy is filled as provided herein or the number of authorized Trustees constituting the Board of Trustees is decreased pursuant to Section 4.1 of the Declaration of Trust, the Trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these Bylaws as though such number constitutes the entire Board. Vacancies on the Board may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum, unless a special meeting of Shareholders is called for the purpose of filling such vacancies, in which case, such vacancies shall be filled in the same manner as an election of Trustees. A Trustee chosen to fill a vacancy shall hold office until the next election of Trustees when such Trustee's successor is duly elected and qualified, unless prior thereto such Trustee for any reason ceases to serve as Trustee. In the event that all Trustee offices become vacant, an authorized officer of the Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are Disinterested Trustees shall be no less than that permitted by the 1940 Act. Thereupon, the Adviser shall resign as Trustee and a special meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of the Trustees as though such meeting were the first annual meeting of the Shareholders.

      Section 2. PLACE OF MEETINGS. All meetings of the Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer of the Trust, or in the absence of the Chief Executive Officer, the President, any Vice President or other authorized officer of the Trust. In the absence of such a designation, regular meetings shall be held at the offices of the Trust.

      Section 3. METHOD OF MEETINGS. Subject to Section 4.4 of the Declaration of Trust, any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, or on the Internet or other method of electronic transmission, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

      Section 4. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer of the Trust, or in the absence of the Chief Executive Officer, the President, any Vice President or other authorized officer of the Trust. Regular meetings may be held without notice.

      Section 5. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer of the Trust, or in the absence of the Chief Executive Officer, the President, any Vice President or other authorized officer of the Trust.

      Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee's address as has been provided to the Trust for purposes of notice. In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held. In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.

      Section 6. WAIVER OF NOTICE. Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting. All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting. Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 7. ADJOURNMENT. A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place. Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.

      Section 9. COMPENSATION OF TRUSTEES. Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by the Board. This Section 8 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

                                   ARTICLE IV
                                   COMMITTEES
                                   ----------

      Section 1. COMMITTEES OF TRUSTEES. The Board may, by majority vote, designate one or more committees of the Board, to serve at the pleasure of the Board. The Board may, by majority vote, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have the authority of the Board, except with respect to:

          (a) The approval of any action which under the Declaration of Trust, these Bylaws or applicable law also requires Shareholder approval or requires approval by a majority of the entire Board or certain members of the Board;

          (b) The filling of vacancies on the Board or on any committee thereof; provided, however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust's compliance with the rules under the 1940 Act upon which the Trust relies that require that: (i) a certain percentage of the Trustees be Disinterested Trustees, (ii) Trustees that are Disinterested Trustees be selected and nominated by Disinterested Trustees then in office, and
(iii) legal counsel, if any, of the Disinterested Trustees be independent.

          (c) The amendment, restatement or repeal of the Declaration of Trust or these Bylaws or the adoption of a new Declaration of Trust or new Bylaws;

          (d) The amendment or repeal of any resolution of the Board; or

          (e) The designation of any other committee of the Board or the members of such committee.

      Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may from time to time adopt other rules for the governance of any committee.

      Section 3. ADVISORY COMMITTEES. The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                   ARTICLE V
                                   OFFICERS
                                   --------

      Section 1. OFFICERS. The Trust shall have such officers as the Board may deem necessary or desirable from time to time, which may include, without limitation, a Chief

Executive Officer, a Chief Operating Officer, a Chief Investment Officer, a Chief Financial Officer, a Chief Compliance Officer, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers with such duties as the Board may from time to time determine or permit. Any number of offices may be held by the same person.

      Section 2. APPOINTMENT OF OFFICERS. The officers of the Trust shall be appointed by the Board, or to the extent permitted by the Board, by the Chief Executive Officer, and each shall serve at the pleasure of the Board, or to the extent permitted by the Board, at the pleasure of the Chief Executive Officer, subject to the rights, if any, of an officer under any contract of employment.

      Section 3. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Board, by the Chief Executive Officer.

      Any officer may resign at any time by giving written notice to the Trust. Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

      Section 4. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, incapacity or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

      Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Shareholders and at all meetings of the Board and shall have such other powers and duties as may be prescribed by the Board, or as provided in the Declaration of Trust or these Bylaws. In the absence of the Chairman of the Board, the Chief Executive Officer of the Trust, or in the absence of the Chief Executive Officer, the President, any Vice President or other authorized officer of the Trust designated by the Chief Executive Officer, shall preside at all meetings of the Shareholders and at all meetings of the Board. To the extent required by applicable law or regulation, the Chairman of the Board shall not be an "interested person" of the Trust under the 1940 Act.

      Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management of the business and affairs of the Trust. The Chief Executive Officer shall in general have all the powers and perform all the duties incident to the office of Chief Executive Officer, and shall have such other powers and duties as may be prescribed by the Board from time to time, or as provided in the Declaration of Trust or these Bylaws. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument in the name of the Trust, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.

      Section 7. CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the principal executive officer with respect to the operations of the Trust, and shall have such other powers and duties as may be prescribed from time to time by the Board or, to the extent permitted by the Board, the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws.

      Section 8. CHIEF INVESTMENT OFFICER. The Chief Investment Officer shall be the principal executive officer with respect to the portfolio investments of the Trust, and shall have such other powers and duties as may be prescribed from time to time by the Board or, to the extent permitted by the Board, the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws.

      Section 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal executive officer with respect to the financial accounting and administration of the Trust, and shall have such other powers and duties as may be prescribed from time to time by the Board or, to the extent permitted by the Board, the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws.

      Section 10. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be the principal executive officer with respect to compliance matters of the Trust, and shall have such other powers and duties as may be prescribed from time to time by the Board or, to the extent permitted by the Board, the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws.

      Section 11. PRESIDENT. In the absence of a designation of a Chief Executive Officer by the Board, the President shall be the chief executive officer and in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a Chief Operating Officer by the Board, the President shall be the chief operating officer and in general supervise and control all of the business and affairs of the Trust. The President shall in general have all the powers and perform all duties incident to the office of President, and shall have such other powers and duties as may be prescribed from time to time by the Board, or as provided in the Declaration of Trust or these Bylaws. The President may execute any deed, mortgage, bond, contract or other instrument in the name of the Trust, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.

      Section 12. VICE PRESIDENTS. In the absence, resignation, removal, incapacity or death of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or if not ranked, any Vice President designated by the Board, shall have all the powers and perform all the duties of, and be subject to all the restrictions upon, the President. Each Vice President shall have such other powers and duties as may be prescribed from time to time by the Board or the Chief Executive Officer.

      Section 13. SECRETARY. The Secretary shall keep or cause to be kept at the offices of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions (including consents) of the Board, committees of the Board and Shareholders. The Secretary shall keep a record of the time and place of such meetings, whether annual or special, and if special, how such meeting was authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of Shares present or represented by proxy at Shareholders' meetings, and the proceedings. The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by the Declaration of Trust, these Bylaws or by applicable law to be given. The Secretary shall cause to be kept at the offices of the Trust or at the office of the Trust's transfer or similar agent, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number and classes, if any, of Shares held by each, the number and date of certificates, if any, issued for such Shares and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws.

      Section 14. TREASURER. The Treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every class thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. All books shall be kept in accordance with the Declaration of Trust and these Bylaws. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board, and shall disburse the funds of the Trust (and any class thereof) as may be ordered by the Board, shall render to the Chief Executive Officer of the Trust and the Board, whenever either requests it, an account of all transactions and of the financial condition of the Trust (and any class thereof). The Treasurer shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws.

      Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as may be prescribed from time to time by the Secretary or Treasurer, respectively, or the Board or the Chief Executive Officer, or as provided in the Declaration of Trust or these Bylaws. In the absence of the Secretary or Treasurer, any Assistant Secretary or Assistant Treasurer, respectively, may exercise the powers and perform the duties of the Secretary or Treasurer, respectively.

                                   ARTICLE VI
                               RECORDS AND REPORTS
                               -------------------

      Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or similar agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number, and classes, if any, of Shares held by each Shareholder. Such records may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

      Section 2. MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BYLAWS. The Trust shall keep at its offices the original or a copy of the Declaration of

Trust and these Bylaws, as amended or restated from time to time, where they may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

      Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

      If information is requested by a Shareholder, the Board, or, in case the Board does not act, the Chief Executive Officer, the President, any Vice President or the Secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

      The Board, or, in case the Board does not act, the Chief Executive Officer, the President, any Vice President or the Secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

      Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust's regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                   ARTICLE VII
                                 GENERAL MATTERS
                                 ---------------

      Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as the Board from time to time shall determine.

      Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in the Declaration of Trust and these Bylaws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances.

      Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for Shares may be issued to Shareholders at the discretion of the Board. All certificates shall be signed in the name of the Trust (a) by (i) the Chairman of the Board or the Trust's Chief Executive Officer, Chief Operating Officer, President or Vice President and (ii) the Trust's Chief Financial Officer, Treasurer, Secretary or any other officer of the trust designated by the Board, or (b) by the Trust's transfer or similar agent if so designated by the Board, certifying the number of Shares, and the class thereof, if any, owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer or transfer or similar agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer or similar agent before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer or transfer or similar agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

      Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against either, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

      Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chairman of the Board, the Trust's Chief Executive Officer, President or any Vice President or any other person authorized by the Board or by the Chief Executive Officer, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such authorized person.

      Section 6. TRANSFERS OF SHARES. Shares are transferable, if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose name such Shares are registered, or by such Person's duly authorized attorney-in-fact or representative. Shares represented by certificates shall be transferred on the books of the Trust upon surrender for cancellation of certificates for the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Trust or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares such uncertificated Shares shall be cancelled and issuance of new equivalent uncertificated Shares or certificated Shares shall be made to the Person entitled thereto and the transaction shall be recorded upon the books of the Trust. The Trust, its transfer agent or other duly authorized agents may refuse any requested transfer of Shares, or request additional evidence of authority to safeguard the assets or interests of the Trust or of its Shareholders, in their sole discretion. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, its transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.

      Section 7. HOLDERS OF RECORD. The record books of the Trust as kept by the Trust, its transfer agent or other duly authorized agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust and as to the number and classes, if any, of Shares held from time to time by each such Shareholder. The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.
Section 8. FISCAL YEAR. The fiscal year of the Trust shall be determined by the Board.

      Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural, and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.

      Section 10. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.
                  ----------------------------------------------

          (a) The provisions of these Bylaws are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these Bylaws from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

                                  ARTICLE VIII
                                   AMENDMENTS
                                   ----------

      Section 1. AMENDMENT BY SHAREHOLDERS. These Bylaws may be amended, restated or repealed or new Bylaws may be adopted by the affirmative "vote of a majority of the outstanding voting securities" (as defined herein) of the Trust.

      Section 2. AMENDMENT BY TRUSTEES. These Bylaws may also be amended, restated or repealed or new Bylaws may be adopted by the Board, by a vote of the Board as set forth in Section 4.3(a) of the Declaration of Trust.

      Section 3. OTHER AMENDMENT. Subject to the 1940 Act, these Bylaws may also be amended pursuant to Section 3815(f) of the DSTA.

                                                                  Exhibit (g)(1)


                         INVESTMENT MANAGEMENT AGREEMENT
                                       FOR
                                A T FUND OF FUNDS

This INVESTMENT MANAGEMENT AGREEMENT is made as of this ____ day of ________, 2005 (this "Agreement"), between A T Funds, LLC, a Delaware limited liability company (the "Adviser"), and A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware statutory trust (the "Company").

WHEREAS, the Company is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is a series of the Company;

WHEREAS, the Fund wishes to retain the Adviser to furnish investment advisory and other services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. Appointment. The Fund hereby appoints the Adviser to provide investment advisory, administrative, distribution and investor services with respect to the Fund, and the Adviser accepts such appointment and agrees to furnish the services set forth herein, in accordance with the provisions hereof and subject to the supervision of the Board of Trustees of the Company (the "Board of Trustees" and any of them, a "Trustee") and any policies established by the Board of Trustees or any committee thereof.

2.   Investment Advisory Services.
     ----------------------------

     (a) Responsibilities. Subject to the supervision of the Board of Trustees, the Adviser shall act as investment adviser of the Fund and shall continuously manage the assets of the Fund in a manner consistent with (i) the investment objectives, policies, strategies and restrictions of the Fund, as set forth in the Company's registration statement for the Fund filed with the Securities and Exchange Commission (the "SEC") under the 1940 Act, as that registration statement is amended from time to time (the "Registration Statement"), and in the Company's prospectus for the Fund as in use from time to time (the "Prospectus"), and as may be adopted from time to time by the Board of Trustees, and (ii) all applicable laws and regulations. Without limiting the generality of the foregoing, the Adviser shall:

        (i) Subadvisers. Supervise and evaluate any subadviser retained to provide investment subadvisory services for the Fund.

        (ii) Portfolio Funds. Monitor due diligence procedures and supervision by the Fund's investment subadviser of the investment funds in which the Fund invests (the "Portfolio Funds" and each, a "Portfolio Fund") and any investment managers that manage such Portfolio Funds.

        (iii) Information. Furnish the Fund with such reports, information, data, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request.

     (b) Authority. To carry out its obligations hereunder, the Adviser shall be authorized to take such actions it deems necessary or useful in performing such obligations, including:

        (i) Determine Investments. Determine from time to time what investments, securities or instruments of any kind will be purchased, retained or sold, what contracts will be entered into by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash or cash equivalents.

        (ii) Exercise Rights. Exercise all rights, privileges and other incidents of ownership or possession with respect to the interest of the Fund in securities and other property, assets and funds held or owned by the Fund, including without limitation the right to exercise voting rights of securities, and to possess, lend, and transfer such securities, property, assets and funds of the Fund.

        (iii) Broker-Dealers. Open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines to be appropriate; select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Adviser considers appropriate and which are consistent with the policies of the Fund; and subject to any policies adopted by the Board of Trustees and provisions of applicable law and regulations, agree to such commissions, fees and other charges on behalf of the Fund as the Adviser deems reasonable in the circumstances, taking into account all such factors it considers to be relevant (including, without limitation, the quality of research and other products or services made available to it even if such products or services are not for the exclusive benefit of the Fund and the cost of such products or services does not represent the lowest cost available). The Adviser shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law. The Adviser may retain on behalf of the Fund, subject to such procedures as may be adopted by the Board of Trustees, affiliates of the Adviser as brokers to effect securities transactions for the Fund, and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

3. Administrative Services. Subject to the supervision of the Board of Trustees, the Adviser shall retain and supervise such third parties as the Adviser deems appropriate to perform agreed upon services necessary in connection with the day-to-day administration of the Fund, including:

     (a) Records. Record keeping and clerical services.

     (b) Compliance. Developing and monitoring compliance procedures for the Fund concerning, among other matters, adherence of the Fund to its investment objectives, policies, restrictions, tax matters and applicable laws and regulations, including monitoring federal, state and other applicable regulatory filings and notices made by other agents of the Fund.

     (c) Legal, Tax and Accounting. Management of legal, tax and accounting services.

     (d) Investor Services. Providing or arranging administrative services to the shareholders of the Fund.

4. Sales and Distribution Services. Subject to the supervision of the Board of Trustees, the Adviser shall retain on behalf of the Fund and supervise such third parties as the Adviser deems appropriate to perform the following sales and distribution services for the Fund:

      (a) Marketing. Preparation of all brochures, sales literature and other sales and marketing related materials with respect to the Fund (the "Investment Program Materials"); provided, however, that (i) the Adviser and the Fund shall be provided with a reasonable opportunity to review and comment upon draft copies of all Investment Program Materials, to ensure the accuracy of statements contained therein, before distributing such Investment Program Materials to any third party, and (ii) such Investment Program Materials shall not be disseminated to the public without prior approval by the Adviser.

      (b) Sales. Soliciting orders for the sale of shares of the Fund ("Shares"); provided, however, that:

        (i) Shares shall be offered and sold only to those persons reasonably believed to be "accredited investors" (within the meaning of Regulation D under the Securities Act of 1933, as amended);

        (ii) No Shares shall be offered, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund, if and so long as the effectiveness of the Registration Statement then in effect (or any necessary amendments thereto) shall be suspended or if and so long as a current Prospectus is not on file with the SEC;

        (iii) No Shares shall be offered, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund, if and so long as the Fund or the Adviser determine that effecting sales of Shares is not in the best interest of the Fund due to unusual market, economic or political conditions, or other abnormal circumstances of any kind;

        (iv) The Fund, or any agent of the Fund designated in writing by the Board of Trustees, shall be promptly advised of all orders received for the purchase or repurchase of Shares; provided, however, that the Fund or the Adviser may reject any purchase order if it reasonably believes that the potential investor is not an "accredited investor," or otherwise in its discretion.

     (c) Distribution. Acting as agent for the distribution of Shares covered by, and in accordance with, the Registration Statement and Prospectus and in compliance with all applicable laws, rules and regulations, including the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC and the National Association of Securities Dealers, Inc. ("NASD").

5. Duty of Care.
   ------------

     (a) Compliance. The Adviser shall provide the services under this Agreement in accordance with the Registration Statement, the Prospectus and the Declaration of Trust of the Company, as may be amended from time to time (the "Declaration of Trust"). The Adviser further agrees that it shall conform with the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and consult with legal counsel to and the independent public accountant for the Company, as necessary and appropriate, on whose advice the Adviser shall be entitled to rely.

     (b) Representations. The Adviser represents and warrants that (i) is duly registered with the proper regulatory organizations, including the SEC and NASD,
(ii) has procedures in place to comply with all requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Shares required under Regulation D promulgated under the Securities Act of 1933, as amended ("Regulation D"), and all other applicable laws and regulations.

     (c) Best Judgment. The Adviser shall use its best judgment and efforts in providing the advice and services to the Fund as contemplated by this Agreement.

     (d) Affiliate Transactions. Unless permitted by an exemptive order or other exemptive relief from the SEC or its staff, neither the Adviser nor its affiliates will purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act and written policies and procedures adopted by the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company) engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees in circumstances where the Adviser determines that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

6.   Sub-Agents.
     ----------

     (a) Sub-Agents. The Adviser may, from time to time, employ or associate itself with such person or persons as the Adviser may believe to be particularly suited to assist it in performing services under this Agreement, including without limitation, subadvisers, subadministrators, distributors, transfer agents and broker-dealers (each, a "Sub-Agent"). Such Sub-Agents may include affiliates of the Adviser and/or the Company and officers and employees who are employed by the Adviser and/or the Company.

     (b) Representations. The Adviser shall obtain appropriate representations and warranties from each Sub-Agent to the effect that such person or entity (i) is duly registered with the proper regulatory organizations, including, if required, the SEC and NASD, (ii) has procedures in place reasonably designed to comply with all applicable requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Shares required under Regulation D and other applicable laws and regulations.

     (c) Full Responsibility. Nothing set forth in any agreement with a Sub-Agents shall relieve the Adviser of any of its responsibilities or obligations under this Agreement.

7.   Fund Information.
     ----------------

     (a) Information. The Fund shall provide the Adviser with copies of the Registration Statement and Prospectus (and any amendments thereto) promptly after they have been filed with the SEC. The Fund shall, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

     (b) Notification. The Fund shall notify the Adviser as soon as possible of any matter materially affecting the performance by the Adviser of its services under this Agreement. The Fund shall notify the Adviser immediately in writing:
(i) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose; (iii) of the occurrence of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not materially misleading; and (iv) of all material actions of the SEC with respect to any material amendments to the Registration Statement or Prospectus which may from time to time be filed with the SEC.

8. Custody. Neither the Adviser, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank. The Fund shall instruct its custodian bank to (i) carry out all investment instructions as may be directed by the Adviser or any subadviser retained by the Adviser with respect thereto (which may be orally given if confirmed in writing), and (ii) provide the Adviser or any subadviser retained by the Adviser with all operational information necessary for it to trade on behalf of the Fund. Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee.

9.   Expenses.
     --------

     (a) Adviser Expenses and Reimbursement. During the term of this Agreement, the Adviser shall pay all expenses incurred by it, its staff and their activities, in connection with its provision of the services to be performed by it under this Agreement, including the costs relating to maintaining such staff and employing or retaining such personnel and consulting with such other persons (including its affiliates) as may be necessary to provide the services to be provided hereunder; provided, however, that the Fund shall reimburse the Adviser and any Sub-Agents for (i) all external and third party expenses, fees and disbursements incurred by them in providing the administrative services described in Section 3, (ii) any Administrative Expenses (as defined below) incurred by them, and (iii) any fees of the subadministrator of the Fund, as set forth in the Prospectus (the "Subadministrator") paid by them.

     (b) Fund Expenses. The Fund shall assume and pay, or cause to be paid, all expenses of the Fund not expressly assumed by the Adviser under this Agreement, including, without limitation, all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund, such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Company and the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the transactions among the Adviser and any custodian or other agent engaged by the Fund; fees and travel-related expenses of the independent Trustees of the Company (collectively, the "Administrative Expenses"); the Management Fee (as defined below) payable to the Adviser; reimbursements to the Adviser, administrator, custodian and other administrative service providers for expenses not assumed by them; and the fees of the Subadministrator.

10.  Compensation.
     ------------

     (a) Management Fee. As compensation for the services provided to the Fund and the expenses assumed by the Adviser under this Agreement, the Fund shall pay the Adviser the fees specified on Schedule A to this Agreement (the "Management Fee"). The Management Fee shall accrue and be computed monthly based on the net assets (i.e., the total value of all assets, less an amount equal to all accrued debts, liabilities and obligations) of the Fund as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within ten (10) business days after the end of each calendar quarter. The Management Fee may be amended in writing from time to time by the Adviser and the Fund.

     (b) Expense Limitation. The Adviser hereby agrees to reduce the Management Fee and absorb Fund expenses to maintain total ordinary operating expenses (i.e., total operating expenses excluding placement fees, sales loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation) for the Fund at or below the annualized rate of the Fund's average monthly net assets set forth on Schedule B (the "Expense Limitation"). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three (3) years from the end of the fiscal year in which they were incurred and, subject to approval of the Board of Trustees, the Fund will reimburse the Adviser such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund's ordinary operating expenses to exceed the Expense Limitation. Notwithstanding the foregoing, the Expense Limitation shall not apply to the Fund's organizational expenses.

     (c) Further Subsidies. In addition to the Expense Limitation, the Adviser may, but is not required to, reduce all or a portion of its fees and/or reimburse the Fund for other expenses in order to decrease the operating expenses of the Fund. No such reduction, reimbursement, or payment (collectively, "Subsidies") shall constitute an agreement to continue the Subsidy in the future. Any such Subsidy will be agreed to prior to accrual of the related expenses or fees and will be estimated monthly and reconciled and paid on a quarterly basis. The Adviser may also agree contractually to limit the Fund's operating expenses. The Adviser may seek reimbursement of any Subsidies made by the Adviser either voluntarily or pursuant to contract. The reimbursement of any Subsidy must be approved by the Board of Trustees and must be sought no later than the end of the third (3rd) fiscal year following the year to which the Subsidy relates. The Adviser may not request or receive reimbursement for any Subsidies before payment of the Fund's operating expenses for the current year and cannot cause the Fund to exceed any more restrictive expense limitation to which the Adviser has agreed in making such reimbursement.

      (d) Waiver of Payment. The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby, and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

11.  Liability and Indemnity of the Adviser.
     --------------------------------------

     (a) Limitation of Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations or duties hereunder on the part of the Adviser or any member, director, officer, employee or agent of the Adviser, the Adviser shall not be subject to liability to the Fund or any shareholder of the Fund for entering into this Agreement and/or for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment or security.

     (b) Indemnification. To the fullest extent permitted by applicable law, the Fund shall indemnify and hold harmless the Adviser and its members, directors, officers, managers, employees and agents (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under, or the execution of, this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

     12. Other Investment Activities of Adviser. The Fund acknowledges that the Adviser may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the other provisions hereof, the Fund agrees that the Adviser may give advice or exercise investment responsibility and take other actions with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of actions taken with respect to the Fund; provided, however, that the Adviser acts in good faith; and provided, further that it is the Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund's portfolio managed by the Adviser over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the respective investment objectives and policies of the Fund and such Affiliated Accounts and any specific investment restrictions applicable thereto. The Fund acknowledges and agrees that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise. The Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Fund or otherwise.

13.  Term, Termination and Assignment.
     --------------------------------

     (a) Term. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two (2) years from the date of this Agreement, and shall continue in full force and effect for successive periods of one (1) year thereafter so long as such continuance is approved at least annually by (i) either the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, as defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by (i) the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Adviser, or (ii) the Adviser on sixty (60) days' written notice to the Fund.

     (c) Termination by Assignment. This Agreement shall automatically and immediately terminate in the event of any "assignment" hereof, as defined in the 1940 Act, unless such event is deemed not to be an assignment under Rule 2a-6 under the 1940 Act.

     (d) Termination upon Suspension. The Adviser shall immediately notify the Fund upon the event of its expulsion or suspension by the NASD. This Agreement shall automatically and immediately terminate in the event of the Adviser's expulsion or suspension by the NASD.

     (e) Assignment. This Agreement may not be "assigned," as defined in the 1940 Act, by the Adviser without the prior consent of the holders of a majority of the outstanding voting securities of the Fund.

14. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

15. Notice of Limited Liability of Fund. The Adviser agrees that the Fund's liabilities under this Agreement shall be limited to the Fund's assets, and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund or from any Trustee, officer, employee or agent of the Company or the Fund.

16. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its directors, officers, and employees (a) to treat confidentially and as proprietary information of the Fund (i) all records and other information relative to the Fund and its prior, present or potential shareholders, and (ii) any "nonpublic personal information," as such term is defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (b) not to use such records and information for any purpose other than the performance of the Adviser's responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Fund, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the Fund. Such written approval shall not be unreasonably withheld by the Fund and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

17.  General Provisions.
     ------------------

     (a) Notices. Any notice to be given or to be served upon any party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth on the signature page hereto, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

     (b) Independent Contractor. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Fund or the Company in any way, or in any way be deemed an agent for the Fund or the Company.

     (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and superseded all prior written and oral agreements or statements by and between the parties.

     (d) Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and, if required by applicable law, no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Fund.

     (e) Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided, however, that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

     (g) Inurement. Subject to the provisions of this Agreement relating to assignment, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (h) Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require.

     (i) Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     (j) Counterparts. This Agreement may be executed, manually or by facsimile, in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


A T FUND OF FUNDS, A SERIES OF        ADDRESS:
A T FUNDS INVESTMENT TRUST
                                      300 Pacific Coast Highway,
                                      Suite 305
By:                                   Huntington Beach, CA  92648
      ------------------------------
Name:   Mark Torline
Title:  Chief Executive Officer


A T FUNDS, LLC                        ADDRESS:
                                      300 Pacific Coast Highway,
                                      Suite 305
By:                                   Huntington Beach, CA  92648
      ------------------------------
Name:   Dennis Rhee
Title:  Management Committee Member

By:
      ------------------------------
Name:   Alexander Popof
Title:  Management Committee Member

By:
      ------------------------------
Name:   Yung Lim
Title:  Management Committee Member

                                   SCHEDULE A
                                 MANAGEMENT FEE



2% per annum.

















                                   SCHEDULE B
                               EXPENSE LIMITATION



3.5% per annum.

                                                                  Exhibit (g)(2)


                        INVESTMENT SUBADVISORY AGREEMENT
                                       FOR
                                A T FUND OF FUNDS

This INVESTMENT SUBADVISORY AGREEMENT is made as of this ___ day of _________, 2005 (this "Agreement"), between Treesdale Partners, LLC, a Delaware limited liability company (the "Subadviser"), and A T Funds, LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Adviser serves as the investment adviser to A T Fund of Funds (the "Fund"), a series of A T Investment Trust, a Delaware statutory trust (the "Company") and a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and provides investment advisory and other services to the Fund pursuant to an investment management agreement dated as of the date hereof between the Adviser and the Fund (the "Management Agreement");

WHEREAS, the Adviser wishes to retain the Subadviser to furnish investment subadvisory services to the Fund, and is authorized to do so pursuant to the terms of the Management Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. Appointment. The Adviser hereby appoints the Subadviser to provide investment subadvisory services with respect to the Fund, and the Subadviser accepts such appointment and agrees to furnish the services set forth herein, in accordance with the provisions hereof and subject to the supervision of the Adviser and the ultimate supervision of the Board of Trustees of the Company (the "Board of Trustees" and any of them, a "Trustee") and any policies established by the Board of Trustees or any committee thereof.

2. Investment Subadvisory Services. Subject to the supervision of the Adviser and the oversight of the Board of Trustees, the Subadviser shall act as the investment subadviser of the Fund and shall continuously manage the assets of the Fund in a manner consistent with (i) the investment objectives, policies, strategies and restrictions of the Fund, as set forth in the Company's registration statement for the Fund filed with the Securities and Exchange Commission (the "SEC") under the 1940 Act, as that registration statement is amended from time to time (the "Registration Statement"), and in the Company's prospectus for the Fund as in use from time to time (the "Prospectus"), and as may be adopted from time to time by the Board of Trustees, and (ii) applicable laws and regulations. Without limiting the generality of the foregoing, the Adviser shall, and shall have all necessary authority to:

      (a) Determine Investments. Determine from time to time what investments, securities or instruments of any kind will be purchased, retained or sold, what contracts will be entered into by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash or cash equivalents.

      (b) Monitor Investments. The Subadviser shall make and continuously monitor the investments of the Fund to ensure such investments conform with the investment objectives, policies, strategies and restrictions as set forth in the Registration Statement and Prospectus from time to time and as may be adopted by the Board of Trustees from time to time and applicable laws and regulations.

      (c) Exercise Rights. Exercise all rights, privileges and other incidents of ownership or possession with respect to the interest of the Fund in securities and other property, assets and funds held or owned by the Fund, including without limitation the right to exercise voting rights of securities, and possess, lend, and transfer such securities, property, assets and funds of the Fund. The Subadviser shall vote proxies with respect to the securities and investments purchased with the assets of the Fund in a manner consistent with
(i) the investment objectives, policies, strategies and restrictions as set forth in the Registration Statement and Prospectus from time to time and as may be adopted by the Board of Trustees from time to time, and (ii) all applicable laws and regulations.

      (d) Broker-Dealers. Open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines to be appropriate; select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Subadviser considers appropriate and which are consistent with the policies of the Fund; and subject to any policies adopted by the Board of Trustees and provisions of applicable law and regulations, agree to such commissions, fees and other charges on behalf of the Fund as the Subadviser deems reasonable in the circumstances, taking into account all such factors it considers to be relevant (including, without limitation, the quality of research and other products or services made available to it even if such products or services are not for the exclusive benefit of the Fund and the cost of such products or services does not represent the lowest cost available). The Subadviser shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law. The Subadviser may retain on behalf of the Fund, subject to such procedures as may be adopted by the Board of Trustees, affiliates of the Subadviser as brokers to effect securities transactions for the Fund, and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

      (e) Investment Analysis. Measure and analyze investment performance, and make available to the Adviser and the Fund performance data, statistical data and research data.

      (f) Records. Maintain detailed records of the assets managed by the Subadviser as well as all investments, receipts, disbursements and other transactions made with such assets, and make available to the Adviser and the Fund promptly upon request all its investment records and ledgers relating to the Fund to assist the Adviser and the Fund in their compliance responsibilities with respect to the Fund's securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as any other applicable laws. Such records shall be open to inspection and audit during Subadviser's normal business hours upon reasonable notice by any person designated by the Adviser or the Fund. The Subadviser agrees to provide copies of all such records to the Adviser upon the Adviser's request.

      (g) Reports. Furnish the Adviser and any other party designated by the
Adviser: (i) monthly statements of the activities with regard to the assets for the month showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined under pricing procedures adopted by the Fund and provided to the Subadviser, and for any other security or asset in a manner determined in good faith by the Subadviser to reflect its then fair market value, provided that the Subadviser may reasonably rely on information received from Portfolio Managers (defined below) in determining its valuations, (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and
(iii) a monthly review of the assets under management. The Subadviser shall furnish the Adviser and the Fund such periodic and other reports with respect to the Fund as the Adviser and the Board of Trustees may reasonably request in writing.

3. Portfolio Funds.
   ---------------

      (a) Allocation and Reallocation. The Subadviser may allocate the Fund's assets to investment funds ("Portfolio Funds") that are managed by other investment managers (the "Portfolio Managers"). The Subadviser shall monitor the performance of such Portfolio Funds. The Subadviser shall perform thorough due diligence on Portfolio Funds and Portfolio Managers prior to any allocation, and shall thereafter regularly evaluate Portfolio Funds and Portfolio Managers, to determine whether their investment programs and related funds are consistent with the Fund's investment objectives and policies and whether their investment performance and other criteria are otherwise satisfactory. The Subadviser shall also periodically reassess allocations to Portfolio Funds in light of changes in the Fund's investment strategy and significant changes in the Portfolio Managers' businesses or personnel. All allocations and reallocations shall be made on the basis of the Subadviser's analysis of whether an allocation to a Portfolio Fund is or continues to be appropriate for the Fund.

      (b) Direct Allocation Portfolio Managers. The Subadviser may allocate Fund assets directly to Portfolio Managers either in the form of a directly managed account or through the creation of a special purpose investment vehicle in which the Fund might be the sole investor, but only to the extent permitted by applicable law (including, if required, pursuant to exemptive relief obtained by the Fund), and subject to the approval of a majority of the independent Trustees and, if required by applicable law, the requisite approval of the Fund's shareholders.

      (c) Compliance. The Subadviser shall use commercially reasonable efforts to ensure that each Portfolio Manager complies with all applicable laws, rules and regulations to which the Portfolio Manager is subject. If the Subadviser becomes aware of any regulatory examination of a Portfolio Manager, the Subadviser shall use commercially reasonable efforts to obtain copies of any regulatory examination report(s) of the Portfolio Manager, as well as information regarding any procedures implemented by the Portfolio Manager to follow-up on any finding contained in any regulatory examination report(s). The Subadviser shall provide the Adviser with copies of any of such documents it receives.

4. Duty of Care.
   ------------

      (a) Compliance. The Subadviser shall provide the services under this Agreement in accordance with the Registration Statement, the Prospectus and the Declaration of Trust of the Company, as may be amended from time to time (the "Declaration of Trust"). The Subadviser further agrees that it shall conform with the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations.

      (b) Representations. The Subadviser represents and warrants that (i) is duly registered with the proper regulatory organizations, including the SEC, and
(ii) has procedures in place to comply with all requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and other applicable laws, rules and regulations.

      (c) Best Judgment and Efforts. The Subadviser shall use its best judgment and efforts in rendering the advice and services as contemplated by this Agreement.

      (d) Conflicts of Interest. The Subadviser shall, to the extent possible, monitor any overlap in holdings by the Portfolio Funds to minimize the possibility of conflicts of interest in connection with action upon voting rights with respect to voting securities held by the Fund. To the extent such conflicts arise, the Subadviser shall act in the best interests of the Fund and its shareholders, as determined by the Subadviser in its discretion.

      (e) Tax Objectives. In allocating the Fund's assets among Portfolio Funds, the Subadviser shall consider the investment and tax objectives of the Fund as a whole, and not the investment, tax or other objectives of any shareholder individually.

      (f) Broker-Dealers. Although Portfolio Managers shall have the authority and responsibility for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Funds they manage, the Subadviser shall generally consider the broker selection process employed by a Portfolio Manager in determining whether to allocate the Fund's assets to its Portfolio Fund. The Subadviser shall generally expect, but cannot guarantee, that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities, although, subject to appropriate disclosure, Portfolio Managers of Portfolio Funds that are not investment companies registered under the 1940 Act may select brokers on an alternate basis and may receive benefits other than research or that benefit the Portfolio Manager rather than its Portfolio Fund. The Subadviser shall generally expect, but cannot guarantee, that a Portfolio Manager will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction. Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Adviser and/or the Subadviser) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than a Portfolio Fund or which may be used by the Portfolio Manager other than in connection with a Portfolio Fund in which the Fund invests. The parties acknowledge and agree that a Portfolio Manager shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under federal securities law, and that in accordance with provisions of the 1940 Act and written policies and procedures adopted by the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company), an affiliate of the Adviser and/or the Subadviser may also effect brokerage transactions for a Portfolio Fund.

      (g) Affiliate Transactions. Unless permitted by an exemptive order or other exemptive relief from the SEC or its staff, neither the Subadviser nor its affiliates will purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act and written policies and procedures adopted by the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company) engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers or managing members or trustees in circumstances where the Subadviser determines that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

5. Fund Information.
   ----------------

      (a) Information. The Adviser shall provide the Subadviser with copies of the Registration Statement and Prospectus (and any amendments thereto) promptly upon receiving copies thereof from the Fund. The Adviser shall, from time to time, obtain from the Fund and furnish or otherwise make available to the Subadviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Subadviser may reasonably require in order to discharge its duties and obligations hereunder.

      (b) Notification. The Adviser shall notify the Subadviser as soon as possible of any matter materially affecting the performance by the Subadviser of its services under this Agreement. The Adviser shall notify the Subadviser immediately in writing upon becoming aware: (i) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose; (iii) of the occurrence of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not materially misleading; and (iv) of all material actions of the SEC with respect to any material amendments to the Registration Statement or Prospectus which may from time to time be filed with the SEC.

6. Custody. Neither the Subadviser, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank. The custodian bank shall be instructed to (i) carry out all investment instructions as may be directed by the Subadviser with respect thereto (which may be orally given if confirmed in writing), and (ii) provide the Subadviser with all operational information necessary for the Subadviser to trade on behalf of the Fund. Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee.

7. Expenses.

      (a) Subadviser Expenses and Reimbursement. During the term of this Agreement, the Subadviser shall pay all expenses incurred by it, its staff and their activities, in connection with its provision of the services to be performed by it under this Agreement, including the costs relating to maintaining such staff and employing or retaining such personnel and consulting with such other persons (including its affiliates) as may be necessary to provide the services to be provided hereunder; provided, however, that the Adviser shall cause the Fund to reimburse the Subadviser for any Administrative Expenses (as defined below) incurred by the Subadviser.

      (b) Fund Expenses. The Subadviser shall not be responsible for any expenses of the Fund not expressly assumed by the Subadviser under this Agreement, including, without limitation all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund, such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Company and the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the transactions among the Adviser and any custodian or other agent engaged by the Fund; fees and travel-related expenses of the independent Trustees of the Company (collectively, the "Administrative Expenses"), which shall be borne by the Fund.

8. Compensation. The Subadviser shall not be entitled to any compensation for the services provided under this Agreement, except through distributions made to the Subadviser as a member of the Adviser pursuant to the Limited Liability Company Operating Agreement of the Adviser dated July 27, 2004 between Allegiance Investment Management, LLC and the Subadviser.

9. Liability and Indemnity of the Subadviser.
   -----------------------------------------

      (a) Limitation of Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations or duties hereunder on the part of the Subadviser or any member, director, officer, employee or agent of the Subadviser, the Subadviser shall not be subject to liability to the Adviser, any member of the Adviser, the Fund or any shareholder of the Fund for entering into this Agreement and/or for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment or security.

      (b) Indemnification. To the fullest extent permitted by applicable law and to the extent the Adviser is indemnified by the Fund therefor, the Adviser shall indemnify and hold harmless the Subadviser and its members, directors, officers, managers and employees (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under, or the execution of, this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

10. Other Investment Activities of Subadviser. The Adviser acknowledges that the Subadviser may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the other provisions hereof, the Adviser agrees that the Subadviser may give advice or exercise investment responsibility and take other actions with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of actions taken with respect to the Fund; provided, however, that the Subadviser acts in good faith; and provided, further that it is the Subadviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund's portfolio managed by the Subadviser over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the respective investment objectives and policies of the Fund and such Affiliated Accounts and any specific investment restrictions applicable thereto. The Adviser acknowledges and agrees that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise. The Subadviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Fund or otherwise.

11. Term and Termination.
    --------------------

      (a) Term. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two (2) years from the date of this Agreement, and shall continue in full force and effect for successive periods of one (1) year thereafter so long as such continuance is approved at least annually by (i) either the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, as defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

      (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by (i) the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Subadviser, (ii) the Adviser, on sixty (60) days' written notice to the Subadviser, or (iii) the Subadviser on sixty (60) days' written notice to the Fund and to the Adviser.

      (c) Termination by Assignment. This Agreement shall automatically and immediately terminate in the event of any "assignment" hereof, as defined in the 1940 Act, unless such event is deemed not to be an assignment under Rule 2a-6 under the 1940 Act.

      (d) Termination upon Suspension. The Adviser shall immediately notify the Fund upon the event of its expulsion or suspension by the SEC. This Agreement shall automatically and immediately terminate in the event of the Adviser's expulsion or suspension by the SEC.

      (e) Assignment. Except to the extent permitted by applicable law, regulation or SEC exemptive order, this Agreement may not be "assigned," as defined in the 1940 Act, by either party without the prior consent of (i) the other party, and (ii) either the Board of Trustees (including by a majority of the Trustees who are not "interested persons" of the Company) or the holders of a majority of the outstanding voting securities of the Fund.

12. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

13. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Subadviser agrees on behalf of itself and its directors, officers, and employees (a) to treat confidentially and as proprietary information of the Adviser and the Fund (i) all records and other information relative to the Fund and its prior, present or potential shareholders, (ii) all records and other information relative to the Adviser and its prior, present or potential members and clients, and (iii) any "nonpublic personal information," as such term is defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (b) not to use such records and information for any purpose other than the performance of the Subadviser's responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Adviser, the Fund, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the Adviser or the Fund, as applicable. Such written approval shall not be unreasonably withheld by the Adviser or the Fund and may not be withheld where the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Adviser or the Fund.

14. Use of Name and Logo. The name and logo of the Subadviser or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Subadviser and its affiliates. The Fund, the Adviser and/or the Fund's distributor have the right to use such name(s) or derivative(s) and/or the logo of the Subadviser in brochures, advertisements, sales literature and other sales and marketing related materials with respect to the Fund so long as this Agreement is in effect; provided, however, that the Subadviser shall have the right to prior review of any such use. Upon termination of this Agreement, the Fund, the

Adviser and their representatives shall forthwith cease to use such name(s) or derivative(s) or logo.

15. Receipt of Disclosure Statement. The Adviser has received from the Subadviser, and provided to the Fund, the written disclosure statement required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement was received by the Adviser, and provided to the Fund, more than forty-eight (48) hours prior to entering into this Agreement.

16. General Provisions.
    ------------------

      (a) Notices. Any notice to be given or to be served upon the Fund or any party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth on the signature page hereto or, in the case of the Fund, to the address of the Adviser set forth on the signature page hereto, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

      (b) Independent Contractor. The Subadviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Fund or the Adviser in any way, or in any way be deemed an agent for the Adviser or the Fund.

      (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and superseded all prior written and oral agreements or statements by and between the parties.

      (d) Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and, if required by applicable law, no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Fund.

      (e) Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

      (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided, however, that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

      (g) Inurement; Third Party Beneficiary. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Subadviser agrees that the Fund may enforce any rights it may have as set forth in this Agreement, as an intended third party beneficiary of this Agreement as if the Fund were an actual party to this Agreement.

      (h) Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require.

      (i) Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

      (j) Counterparts. This Agreement may be executed, manually or by facsimile, in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

TREESDALE PARTNERS, LLC               ADDRESS:

                                      1330 Avenue of the Americas,
                                      39th Floor
By:                                   New York, NY  10019
       ------------------------------
Name:   Dennis Rhee
Title:  Managing Director


A T FUNDS, LLC                        ADDRESS:

                                      300 Pacific Coast Highway,
                                      Suite 305
By:                                   Huntington Beach, CA  92648
       ------------------------------
Name:   Mark G. Torline
Title:  Management Committee Member

By:
       ------------------------------
Name:   Alexander Popof
Title:  Management Committee Member

By:
       ------------------------------
Name:   Yung Lim
Title:  Management Committee Member

                                                                  Exhibit (k)(1)


                            ADMINISTRATION AGREEMENT
                                       FOR
                                A T FUND OF FUNDS

This Administration AGREEMENT is made as of this ____ day of _______, 2005 (this "Agreement"), between Allegiance Investment Management, LLC, a Delaware limited liability company doing business as Allegiance Capital (the "Administrator"), and A T Funds, LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Adviser serves as the investment adviser to A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware statutory trust (the "Company") and a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and provides investment advisory and other services to the Fund pursuant to an investment management agreement dated as of the date hereof between the Adviser and the Fund (the "Management Agreement");

WHEREAS, the Adviser wishes to retain the Administrator to furnish administrative, distribution and investor services to the Fund, and is authorized to do so pursuant to the terms of the Management Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. Appointment. The Adviser hereby appoints the Administrator to provide administrative, distribution and investor services with respect to the Fund, and the Administrator accepts such appointment and agrees to furnish the services set forth herein, in accordance with the provisions hereof and subject to the supervision of the Adviser and the ultimate supervision of the Board of Trustees of the Company (the "Board of Trustees" and any of them, a "Trustee") and any policies established by the Board of Trustees or any committee thereof.

2. Administrative Services. Subject to the supervision of the Adviser and the oversight of the Board of Trustees, the Administrator shall act as the primary administrator of the Fund and shall perform, or cause to be performed, agreed upon services necessary in connection with the day-to-day administration of the Fund (the "Administrative Services"). Without limiting the generality of the foregoing, the Administrative Services shall include:

         (a) Records. Registrar and transfer agent functions, record keeping and clerical services.

         (b) Compliance. Developing and monitoring compliance procedures for the Fund concerning, among other matters, adherence of the Fund to its investment objectives, policies, restrictions, tax matters and applicable laws and regulations, including monitoring federal, state and other applicable regulatory filings and notices made by other agents of the Fund.

         (c) Tax Services. Tax and treasury services, including preparing and filing various reports (including tax returns) or other documents required by federal, state and other applicable laws and regulations other than those required to be filed by the Fund's custodian, investment advisers, investment managers or transfer agent.

         (d) Legal and Accounting. Management of legal and accounting services.

         (e) Financial Reports. Financial reporting and assisting in the preparation of financial statements.

         (f) Printing. Management of printing, including assisting in the preparation and printing of all documents, registration statements, prospectuses and reports sent to members of the Fund.

         (g) Meeting Coordination. Assisting in the preparation of all agendas, notices and minutes for meetings of the Board of Trustees or shareholders of the Fund; assisting in the preparation of all resolutions to be voted upon by the Board of Trustees; assisting in the preparation of supporting information for such meetings with regard to the duties of the Administrator under this Agreement, and collection and distribution of supporting information for such meetings with respect to the duties performed by other persons who provide services to the Fund.

         (h) Investor Services. Providing or arranging administrative services to the shareholders of the Fund, including:

                  (i) Maintaining a list of shareholders and generally performing all actions related to the issuance, repurchase and transfer of shares of the Fund ("Shares"), if any;

                  (ii) Reviewing and, subject to approval by the Fund, accepting subscriptions and payment for Shares.

                  (iii) Computing and disseminating the net asset value of the Fund in accordance with the Company's registration statement for the Fund filed with the Securities and Exchange Commission (the "SEC") under the 1940 Act, as that registration statement is amended from time to time (the "Registration Statement"), the Company's prospectus for the Fund as in use from time to time (the "Prospectus"), and the Declaration of Trust of the Company, as may be amended from time to time (the "Declaration of Trust").

                  (iv) Performing all acts related to the repurchase of Shares; and

                  (v) Supervising the completion of, and furnishing, annual financial statements of the Fund, as well as monthly reports regarding the Fund's performance and net asset value, to shareholders of the Fund.

         (i) Supervision. Supervising third parties retained by the Administrator, if any, to perform any or all of the Administrative Services ("Subadministrators").

The Administrative Services shall not include acting as Fund accountant, pricing the Fund's portfolio or acting as transfer agent. To the extent any of these services are performed by the Administrator, the Administrator shall be entitled to separate compensation therefor.

3. Sales and Distribution Services. Subject to the supervision of the Adviser and the oversight of the Board of Trustees, the Administrator shall perform the following sales and distribution services for the Fund:

         (a) Marketing. Preparation of all brochures, sales literature and other sales and marketing related materials with respect to the Fund (the "Investment Program Materials"); provided, however, that (i) the Adviser and the Fund shall be provided with a reasonable opportunity to review and comment upon draft copies of all Investment Program Materials, to ensure the accuracy of statements contained therein, before distributing such Investment Program Materials to any third party, and (ii) such Investment Program Materials shall not be disseminated to the public without prior approval by the Adviser.

         (b) Sales. Soliciting orders for the sale of Shares; provided, however, that:

                  (i) Shares shall be offered and sold only to those persons reasonably believed to be "accredited investors" (within the meaning of Regulation D under the Securities Act of 1933, as amended);

                  (ii) No Shares shall be offered, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund, if and so long as the effectiveness of the Registration Statement then in effect (or any necessary amendments thereto) shall be suspended or if and so long as a current Prospectus is not on file with the SEC;

                  (iii) No Shares shall be offered, and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund, if and so long as the Fund or the Adviser determine that rendering sales of Shares is not in the best interest of the Fund due to unusual market, economic or political conditions, or other abnormal circumstances of any kind;

                  (iv) The Fund, or any agent of the Fund designated in writing by the Board of Trustees, shall be promptly advised of all orders received for the purchase or repurchase of Shares; provided, however, that the Fund or the Adviser may reject any purchase order if it reasonably believes that the potential investor is not an "accredited investor", or otherwise in its discretion.

         (c) Distribution. Acting as agent for the distribution of Shares covered by, and in accordance with, the Registration Statement and Prospectus and in compliance with all applicable laws, rules and regulations, including the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC and the National Association of Securities Dealers, Inc. ("NASD").

         (d) Supervision. Supervising third parties retained by the Administrator on behalf of the Fund, if any, to perform any or all of the foregoing sales and distribution services ("Distributors").

4. Duty of Care.

         (a) Compliance. The Administrator shall provide the services under this Agreement in accordance with the Registration Statement, the Prospectus and the Declaration of Trust. The Administrator further agrees that it shall conform with the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and consult with legal counsel to and the independent public accountant for the Company, as necessary and appropriate, on whose advice the Administrator shall be entitled to rely.

         (b) Representations. The Administrator represents and warrants that it
(i) is duly registered with the proper regulatory organizations, including the SEC and NASD as applicable, (ii) has procedures in place to comply with all requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Shares required under Regulation D promulgated under the Securities Act of 1933, as amended ("Regulation D"), and all other applicable laws and regulations.

         (c) Best Judgment. The Administrator shall use its best judgment and efforts in providing the advice and services as contemplated by this Agreement.

5. Sub-Agents.

         (a) Sub-Agents. The Administrator may, from time to time, employ or associate itself with such person or persons as the Administrator may believe to be particularly suited to assist it in performing services under this Agreement, including without limitation, Subadministrators, Distributors, transfer agents and broker-dealers (each, a "Sub-Agent"). Such Sub-Agents may include affiliates of the Administrator, the Adviser and/or the Company and officers and employees who are employed by the Administrator, the Adviser and/or the Company.

         (b) Representations. The Administrator shall obtain appropriate representations and warranties from each Sub-Agents to the effect that such person or entity (i) is duly registered with the proper regulatory organizations, including, if required, the SEC and NASD as applicable, (ii) has procedures in place to comply with all applicable requirements of the 1940 Act, the Advisers Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Shares required under Regulation D and other applicable laws and regulations, if applicable.

         (c) Full Responsibility. Nothing set forth in any agreement with a Sub-Agents shall relieve the Administrator of any of its responsibilities or obligations under this Agreement.

6. Fund Information.

         (a) Information. The Adviser shall provide the Administrator with copies of the Registration Statement and Prospectus (and any amendments thereto) promptly upon receiving copies thereof from the Fund. The Adviser shall, from time to time, obtain from the Fund and furnish or otherwise make available to the Administrator such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Administrator may reasonably require in order to discharge its duties and obligations hereunder.

         (b) Notification. The Adviser shall notify the Administrator as soon as possible of any matter materially affecting the performance by the Administrator of its services under this Agreement. The Adviser shall notify the Administrator immediately in writing upon becoming aware: (i) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose; (iii) of the occurrence of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not materially misleading; and (iv) of all material actions of the SEC with respect to any material amendments to the Registration Statement or Prospectus which may from time to time be filed with the SEC.

7. Expenses.

         (a) Administrator Expenses and Reimbursement. During the term of this Agreement, the Administrator shall pay all expenses incurred by it, its staff and their activities, in connection with its provision of the services to be performed by it under this Agreement, including the costs relating to maintaining such staff and employing or retaining such personnel and consulting with such other persons (including its affiliates) as may be necessary to provide the services to be provided hereunder; provided, however, that the Adviser shall cause the Fund to reimburse the Administrator for (i) all external and third party expenses, fees and disbursements incurred by the Administrator in providing the Administrative Services, (ii) any Administrative Expenses (as defined below) incurred by the Administrator, and (iii) any fees of Subadministrators paid by the Administrator; and provided, further, that the Adviser shall reimburse the Administrator for any fees of Distributors paid by the Administrator.

         (b) Fund Expenses. The Administrator shall not be responsible for any expenses of the Fund not expressly assumed by the Administrator under this Agreement, including, without limitation all fees and expenses related to: the formation and organization of the Fund and any special purpose vehicles; initial and on-going registration requirements of the Fund; day-to-day operations, administration, record keeping and compliance of the Fund; third-party research; portfolio transactions and positions for the Fund, such as transfer taxes and premiums, taxes withheld on foreign dividends, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; non-investment related interest expense; repurchases of Shares; any attorneys and accountants engaged on behalf of the Company and the Fund; audit and tax preparation; custody and escrow; errors and omissions/directors and officers liability insurance and a fidelity bond; equipment or services used in communicating information regarding the transactions among the Adviser and any custodian or other agent engaged by the Fund; fees and travel-related expenses of the independent Trustees of the Company (collectively, the "Administrative Expenses") or the fees of Subadministrators, which shall be borne by the Fund.

8. Compensation. The Administrator shall not be entitled to any compensation for the services provided under this Agreement, except through distributions made to the Administrator as a member of the Adviser pursuant to the Limited Liability Company Operating Agreement of the Adviser dated July 27, 2004 between Administrator and Treesdale Partners, LLC.

9. Liability and Indemnity of the Administrator.

         (a) Limitation of Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations or duties hereunder on the part of the Administrator or any member, director, officer, employee or agent of the Administrator, the Administrator shall not be subject to liability to the Adviser, any member of the Adviser, the Fund or any shareholder of the Fund for entering into this Agreement and/or for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any investment or security.

         (b) Indemnification. To the fullest extent permitted by applicable law and to the extent the Adviser is indemnified by the Fund therefor, the Adviser shall indemnify and hold harmless the Administrator and its members, directors, officers, managers and employees (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under, or the execution of, this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

10. Term and Termination.

         (a) Term. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two (2) years from the date of this Agreement, and shall continue in full force and effect for successive periods of one (1) year thereafter so long as such continuance is approved at least annually by (i) either the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, as defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

         (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by (i) the Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Administrator, (ii) the Adviser, on sixty (60) days' written notice to the Administrator, or (iii) the Administrator on sixty (60) days' written notice to the Fund and to the Adviser.

         (c) Termination upon Suspension. The Administrator shall immediately notify the Adviser and the Fund upon the event of its expulsion or suspension by the NASD. This

Agreement shall automatically and immediately terminate in the event of the Administrator's expulsion or suspension by the NASD.

11. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

12. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Administrator agrees on behalf of itself and its directors, officers, and employees (a) to treat confidentially and as proprietary information of the Adviser and the Fund (i) all records and other information relative to the Fund and its prior, present or potential shareholders, (ii) all records and other information relative to the Adviser and its prior, present or potential members and clients, and (iii) any "nonpublic personal information," as such term is defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (b) not to use such records and information for any purpose other than the performance of the Administrator's responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Adviser, the Fund, Regulation S-P or the Privacy Act, except after prior notification to and approval in writing by the Adviser or the Fund, as applicable. Such written approval shall not be unreasonably withheld by the Adviser or the Fund and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Adviser or the Fund.

13. Use of Name and Logo. The name and logo of the Administrator or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Administrator and its affiliates. The Fund, the Adviser and/or the Fund's distributor have the right to use such name(s) or derivative(s) and/or the logo of the Administrator in brochures, advertisements, sales literature and other sales and marketing related materials with respect to the Fund so long as this Agreement is in effect; provided, however, that the Administrator shall have the right to prior review of any such use. Upon termination of this Agreement, the Fund, the Adviser and their representatives shall forthwith cease to use such name(s) or derivative(s) or logo.

14. General Provisions.

         (a) Notices. Any notice to be given or to be served upon the Fund or any party hereto in connection with this Agreement must be in writing (which may include a facsimile) and will be deemed to have been given and received when delivered to the address set forth on the signature page hereto or, in the case of the Fund, to the address of the Adviser set forth on the signature page hereto, or such other address as a party hereto may designate by giving five (5) days' prior written notice to the other party, as applicable.

         (b) Independent Contractor. The Administrator shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Fund or the Adviser in any way, or in any way be deemed an agent for the Adviser or the Fund.

         (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and superseded all prior written and oral agreements or statements by and between the parties.

         (d) Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and, if required by applicable law, no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Fund.

         (e) Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided, however, that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

         (g) Inurement; Third Party Beneficiary. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Administrator agrees that the Fund may enforce any rights it may have as set forth in this Agreement, as an intended third party beneficiary of this Agreement as if the Fund were an actual party to this Agreement.

         (h) Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require.

         (i) Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         (j) Counterparts. This Agreement may be executed, manually or by facsimile, in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ALLEGIANCE INVESTMENT MANAGEMENT, LLC       ADDRESS:
                                            300 Pacific Coast Highway, Suite 305
By:                                         Huntington Beach, CA  92648
           --------------------------------
Name:      Mark Torline
Title:     Managing Director

                                            ADDRESS:
A T FUNDS, LLC
                                            300 Pacific Coast Highway, Suite 305
By:                                         Huntington Beach, CA  92648
           --------------------------------
Name:      Dennis Rhee
Title:     Management Committee Member

By:
           --------------------------------
Name:      Alexander Popof
Title:     Management Committee Member

By:
           --------------------------------
Name:      Yung Lim
Title:     Management Committee Member

                                                                  Exhibit (k)(3)


                                POWER OF ATTORNEY
                                       FOR
                       SECURITIES AND EXCHANGE COMMISSION
                               AND RELATED FILINGS
                   ________________________________________

The undersigned Trustees of A T FUNDS INVESTMENT TRUST (the "Company") hereby appoint DAVID A. HEARTH and MITCHELL E. NICHTER of Paul, Hastings, Janofsky & Walker, LLP (with full power to each of them to act alone), their attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Company's Registration Statement on Form N-2 under the Investment Company Act of 1940, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Company, of any series of the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. The undersigned grant to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned hereby execute this Power of Attorney as of this 2nd day of December, 2004.


/s/ J. Stephan Rapp
----------------------------------------
J. Stephan Rapp

/s/ Jan W. Dash
----------------------------------------
Jan W. Dash

/s/ Laurie M. O'Loughlin
----------------------------------------
Laurie M. O'Loughlin

                                                                     Exhibit (p)


                                A T FUND OF FUNDS

                         INITIAL SUBSCRIPTION AGREEMENT

This INITIAL SUBSCRIPTION AGREEMENT (this "Agreement") made as of this ____ day of _______________, 2005, by and between A T Fund of Funds (the "Fund"), a series of A T Funds Investment Trust, a Delaware statutory trust (the "Company"), and A T Funds, LLC (the "Subscriber").

WHEREAS, the Company is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is a series of the Company;

WHEREAS, the Subscriber is the investment adviser to the Fund; and

WHEREAS, the Subscriber wishes to subscribe for and purchase, and the Fund wishes to sell to the Subscriber, 1,000 shares of the Fund ("Shares") for an aggregate purchase price of $100,000 ($100 per Share);

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, it is agreed as follows:

1. Subscription. The Subscriber hereby subscribes for and agrees to purchase from the Fund, 1,000 Shares for a purchase price of $100 per Share and an aggregate purchase price of $100,000. The Subscriber agrees to make payment for the Shares at such time as demand for payment may be made by an officer of the Company.

2. Issuance. The Fund hereby agrees to issue and sell 1,000 Shares to the Subscriber promptly upon its receipt of the aggregate purchase price therefor.

3. Subscriber Acknowledgments. To induce the Fund to accept its subscription and issue the subscribed for Shares, the Subscriber represents to the Fund that it understands and acknowledges that:

      (a) The Shares being subscribed for have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under the securities laws of any state;

      (b) The Shares will be sold by the Fund in reliance on an exemption from the registration requirements of the Securities Act;

      (c) The Fund's reliance upon an exemption from the registration requirements of the Securities Act is predicated in part on the representations and agreements contained in this Agreement;

      (d) When issued, the Shares will be "restricted securities" as defined in paragraph (a)(3) of Rule 144 promulgated under the Securities Act ("Rule 144") and cannot be sold or transferred by the Subscriber unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available;

      (e) There do not appear to be any current exemptions from the registration provisions of the Securities Act available to the Subscriber for resale of the Shares; and

      (f) A primary purpose of the information acknowledged in this Section 3 is to put the Subscriber on notice as to restrictions on the transferability of the Shares.

4. Subscriber Representations. To further induce the Fund to accept its subscription and issue the subscribed for Shares, the Subscriber represents and warrants to the Fund that the Shares subscribed for are being and will be acquired for investment for its own account and not on behalf of any other person or persons and not with a view to, or for sale in connection with, any public distribution thereof.

5. Legends. The certificates, if any, representing the Shares subscribed for shall bear a legend substantially in the following form:

      The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 or any other federal or state securities law. These shares may not be offered for sale, sold or otherwise transferred unless registered under said securities laws or unless some exemption from registration is available.

6. Approvals. As the sole holder of the Fund's Shares, the Subscriber hereby approves:

      (a) The Investment Management Agreement for the Fund between the Subscriber, as investment adviser to the Fund, and the Company, substantially in the form presented to the Subscriber with this Agreement, with such non-material changes and additions as may be approved by the executing officer of the Fund;

      (b) The Investment Subadvisory Agreement for the Fund between the Subscriber and Treesdale Partners, LLC, as subadviser to the Fund, substantially in the form presented to the Subscriber with this Agreement, with such non-material changes and additions as may be approved by the executing officer of the Fund; and

      (c) The Administration Agreement for the Fund between the Subscriber and Allegiance Investment Management, LLC, as the administrator of the Fund, substantially in the form presented to the Subscriber with this Agreement, with such non-material changes and additions as may be approved by the executing officer of the Fund.

7. Miscellaneous. This Agreement and all of its provisions shall be binding upon successors and assigns of the parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original. This Agreement is executed on behalf of the Fund by an officer of the Trust in the capacity as an officer, and not individually, and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's directors or officers or any of the Fund's shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and date first above written.

A T FUND OF FUNDS, a series of A T INVESTMENT TRUST


By:___________________________________
   Mark G. Torline
   Chief Executive Officer


A T FUNDS, LLC


By:___________________________________
   Dennis Rhee
   Management Committee Member


By:___________________________________
   Yung Lim
   Management Committee Member


By:___________________________________
   Alexander L. Popof
   Management Committee Member

                                                                  Exhibit (r)(1)


                           A T FUNDS INVESTMENT TRUST

                                 CODE OF ETHICS
                                       AND
                           POLICY ON PERSONAL TRADING


                            ADOPTED DECEMBER 2, 2004


1.    INTRODUCTION

           This Code of Ethics shall apply to A T Funds Investment Trust (the "Company"). Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires every registered investment company to have a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as defined below) from engaging in certain conduct. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of the code of ethics.

2.    DEFINITIONS

      (a) "Access Person" of the Company means any (i) Trustee, officer or general partner of the Company, (ii) employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of any Security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (iii) natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Securities by the Company.

      (b) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for purposes of determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. Any report required by this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Security to which the report relates.

      (c) "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

      (d) "Held or to be Acquired" means any Security, or any option to purchase or sell or any security convertible into or exchangeable for any Security, that, within the most recent 15 days (i) is or has been held by the Company, or (ii) is being or has been considered by the Company for purchase by the Company. A Security is "being considered for the current purchase or sale" when a decision (or recommendation) to purchase or sell a Security has been made and communicated, and, with respect to a person making a decision (or recommendation), when such person believes such decision or recommendation is imminent. A Security shall be deemed not "being considered for the current purchase or sale" if it is then not capable of being purchased or sold within the range of prices at which the Company is then willing to purchase or sell such Security, as applicable.

      (e) "Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except: (i) direct obligations of the United States government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, or (iii) shares issued by open-end registered investment companies.

3.    PROHIBITED TRADING PRACTICES

      (a) No Fraud or Manipulation. No Access Person shall engage in any of the following conduct in connection with the purchase or sale, directly or indirectly, by such persons of a Security Held or to be Acquired by the Company:

           (i) Employing any device, scheme or artifice to defraud the Company;

           (ii) Making any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

           (iii) Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

           (iv) Engaging in any manipulative practice with respect to the Company.

       (b) No Securities Considered or Purchased by Company. No Access Person shall, directly or indirectly, acquire or dispose of any Beneficial Ownership of a Security that, to his or her knowledge at the time, is:

           (i) Being considered for purchase or sale by the Company; or

           (ii) Then being purchased or sold by the Company.

       (c) Pre-Clearance. No Access Person shall, directly or indirectly, acquire or dispose of any Beneficial Ownership of a Security without first obtaining the approval of the Company no more than 24 hours before the trade's execution, unless a longer pre-clearance period is specifically granted by the Company.

       (d) Initial Public Offerings. No Access Person shall, directly or indirectly, acquire or dispose of any Beneficial Ownership of a Security being offered and sold as part of an initial public offering until after the initial public offering, and then only at the prevailing market price.

4.    EXEMPTED TRANSACTIONS

           The prohibitions of Section 2 of this Code of Ethics shall not apply to:

       (a) Purchases or sales effected in any account for the benefit of an Access Person over which the Access Person has no direct or indirect influence or control (i.e., where trading discretion has been passed fully to an unaffiliated trustee, investment adviser or other fiduciary).

       (b) Purchases or sales that are non-volitional on the part of the Access Person.

       (c) Purchases that are part of an automatic dividend reinvestment plan or a systematic or periodic purchase or sale program.

       (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

       (e) Purchases and sales of securities that are excluded from the definition of Security in Section 2(e).

5.    REPORTING

      (a) Initial Holdings Reports. Within 10 days after becoming an Access Person, every Access Person must provide a written report to the Company specifying (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

           (i) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

           (ii) As applicable, the ticker symbol or CUSIP number of such Securities;

           (iii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

           (iv) The date that the report is submitted by the Access Person; and

           (v) The Access Person's signature.

      (b) Pre-Clearance and Immediate Reporting. Every Access Person must obtain pre-clearance from the Company of those Securities transactions that are required to be pre-cleared. The only Securities that do not have to be pre-cleared are those listed in Section 4 of this Code of Ethics. The Company shall maintain a record of any pre-clearance decision, and the reasons supporting the decision. Access Persons shall cause a duplicate confirmation or monthly brokerage statement regarding such transactions to be automatically sent to the Company ("Confirmations").

      (c) Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, every Access Person must provide a written report to the Company specifying:

           (i) With respect to any transaction during the quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership:

               (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

               (2) As applicable, the ticker symbol or CUSIP number of the Security;

               (3) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (4) The price of the Security at which the transaction was effected;

               (5) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (6) The date that the report is submitted by the Access Person;
and

           (ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (1) The name of the broker, dealer or bank with whom the Access Person established the account;

               (2) The date the account was established; and

               (3) The date that the report is submitted by the Access Person.

           An Access Person need not make a quarterly transaction report under this Section 5(c) if the report would duplicate information contained in the Confirmations received by the Company with respect to the Access Person within the time required and if all of the required information is contained in such Confirmations.

      (d) Annual Holdings Reports. No later than 30 days after the end of a calendar quarter, every Access Person must (i) provide a written report to the Company containing the same information as required in the initial holdings report required under Section 5(a) of this Code of Ethics (which information must be current as of a date no more than 45 days prior to the date the annual holdings report is submitted); and (ii) certify that he or she is familiar and has complied with this Code of Ethics.

      (e) Beneficial Ownership. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

6.   PROCEDURAL MATTERS

      (a) Chief Compliance Officer. The Company's Chief Compliance Officer shall be responsible for the implementation of this Code of Ethics, including without limitation, reviewing pre-clearance requests and granting pre-clearance in his or her discretion, reviewing all reports submitted under this Code of Ethics, and determining violations of this Code of Ethics, in accordance with the provisions hereof. All reports under Section 5 shall be submitted to the Chief Compliance Officer, and any questions regarding this Code of Ethics should be directed to the Chief Compliance Officer. In the absence of the Chief Compliance Officer, the Chief Financial Officer of the Company shall act as the alternate chief compliance officer.

      (b) Access Persons. The Chief Compliance Officer or his or her delegate shall create a list of all Access Persons and update the list with reasonable frequency.

      (c) Circulate Code of Ethics. The Chief Compliance Officer or his or her delegate shall circulate a copy of this Code of Ethics (in hard copy or electronically) to each Access Person at least once each year. In addition, Chief Compliance Officer or his or her delegate shall notify each Access Person of his or her obligation to file reports as provided by Section 5 of this Code of Ethics.

      (d) Records. The Chief Compliance Officer shall ensure that all records required by paragraph (d) of Rule 17j-1 of the 1940 Act are properly maintained by the Company.

7.    REVIEW OF REPORTS

      (a) Review. The Chief Compliance Officer or his or her designate shall review all initial, quarterly and annual holdings reports and Confirmations (collectively, "Reports") to determine whether any violations of this Code of Ethics or of the applicable securities laws may have occurred. If there are any discrepancies between Reports or any Report fails to contain all required information, Chief Compliance Officer shall promptly contact the Access Person to resolve the issue.

      (b) Consideration. No person shall review his or her own Reports. Before making any determination that a non-compliant transaction may have been made by any Access Person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material. If a transaction of the Chief Compliance Officer is under consideration, the Chief Financial Officer shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

      (c) Violations. If the Chief Compliance Officer discovers a violation or potential violation of this Code of Ethics or applicable securities laws, he or she shall (after consultation with counsel, if desired) provide to the Chief Executive Officer of the Company (or in the case of a violation by the Chief Executive Officer, to the Chief Operating Officer of the Company): (i) the applicable transaction Report(s), (ii) the additional explanatory material of the Access Person, if any, and (iii) his or her written recommendation of sanctions to be imposed upon the Access Person.

      (d) Sanctions. The Chief Executive Officer (or in the case of a violation by the Chief Executive Officer, the Chief Operating Officer) may impose such sanctions upon the violating Access Person as he or she deems appropriate, which may include a letter of censure, suspension, termination of employment and/or disgorgement of profits. A written report of any such sanctions shall be provided to the Chief Compliance Officer.

      (e) Reports to Board of Trustees. The Chief Compliance Officer shall report to the Board of Trustees of the Company all issues arising under this Code of Ethics, including any material violations and any sanctions imposed with respect thereto, (i) periodically, and (ii) at least annually in writing.

8.    BOARD OVERSIGHT

      (a) Code of Ethics. The Board of Trustees must initially approve this Code of Ethics, and must approve any material changes to this Code of Ethics within six (6) months of such change.

      (b) Annual Reports. The Board of Trustees must annually consider the written report provided to the Board by the Chief Compliance Officer with respect to any issues arising under this Code of Ethics.

      (c) Certification. The Board of Trustees must annually certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

                                                                  Exhibit (r)(2)


                                                                      APPENDIX H
                                                                      ----------

                                 CODE OF ETHICS

                           (Best Practices--Annotated)

                            Adopted November 1, 2004

I.   INTRODUCTION
     ------------

High ethical standards are essential for the success of the Adviser and to maintain the confidence of clients and investors in investment funds managed by the Adviser ("clients"). The Adviser's long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of the Adviser, including directors, officers and employees of the Adviser must put the interests of the Adviser's clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients. All personnel of the Adviser must also comply with all federal securities laws. In recognition of the Adviser's fiduciary duty to its clients and the Adviser's desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the "Code") containing provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Adviser's clients.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment by the Adviser. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code of Ethics.

II.   DEFINITIONS
      -----------

      1. Access Person means (i) any partner, officer, director, or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser and (ii) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

      2. Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

      3. Beneficial ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

      4. Covered Person means any director/manager, officer, or employee of the Adviser. A Covered Person also includes any solicitor/consultant, representative or agent retained by the Adviser who (i) makes or participates in the making of investments and/or potential investments for the clients; (ii) obtains information on investments and/or potential investments for clients; or (iii) has knowledge of the investments or potential investments of the clients.

      5. Personal Account means any account in which a Covered Person has any beneficial ownership.

      6. Reportable security means a security as defined in section 202(a)(18) of the Act (15 U.S.C.

          80b-2(a)(18)), except that it does not include:

          (i)     Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          (iii)   Shares issued by money market funds;

          (iv) Shares issued by registered open-end funds other than registered funds managed by the Adviser or registered funds whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser (each a "reportable fund"); and

          (v) Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are reportable funds.

      7. Restricted Security means any security that (1) a client owns or is in the process of buying or selling; (2) the Adviser is researching, analyzing or considering buying or selling for a client; (3) is issued by a registered investment company managed by the Adviser; or (4) is issued by a registered investment company whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

      8. Short Sale means the sale of securities that the seller does not own. A Short Sale is "against the box" to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.

III.  APPLICABILITY OF CODE OF ETHICS
      -------------------------------

      Personal Accounts of Covered Persons. This Code of Ethics applies to all Personal Accounts of all Covered Persons.

      A Personal Account also includes an account maintained by or for:

      o A Covered Person's spouse (other than a legally separated or divorced spouse of the Covered Person) and minor children;

      o Any immediate family members who live in the Covered Person's household;

      o Any persons to whom the Covered Person provides primary financial support, and either (i) whose financial affairs the Covered Person controls, or (ii) for whom the Covered Person provides discretionary advisory services; and

      o Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control.

      A comprehensive list of all Covered Persons and Personal Accounts will be maintained by the Adviser's Compliance Officer.

IV.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
      ---------------------------------------------

      1. General. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this Section.

      2. Preclearance of Transactions in Personal Account. A Covered Person must obtain the prior written approval of the Compliance Officer before engaging in any transaction in his or her Personal Account. The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would comply with the provisions of this Code of Ethics and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by completing the Preclearance Form and submitting it to the Compliance Officer in advance of the contemplated transaction. A Preclearance Form is attached as Attachment A. Generally, any security appearing on the Restricted Security list will not be approved for personal trading.

        Any approval given under this paragraph will remain in effect for 24 hours.

      3. Short Sales. A Covered Person shall not engage in any short sale of a security on the Restricted Security list. However, short sales of securities that are not on the Restricted Securities list "against the box" are permitted.

      4. Initial Public Offerings. A Covered Person shall not acquire any direct or indirect beneficial ownership in ANY securities in any initial public offering.

      5. Private Placements and Investment Opportunities of Limited Availability. A Covered Person shall not acquire any beneficial ownership in ANY securities in any private placement of securities or investment opportunity of limited availability unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for clients and whether the opportunity is being offered to the Covered Person by virtue of his or her position with the Adviser.

      6. Service on Boards of Directors. A Covered Person shall not serve as a director (or similar position) on the board of any company unless the Covered Person has received written approval from the Compliance Officer and the Adviser has adopted policies to address such service.

      7. Excessive Trading. The Adviser believes that excessive personal trading by its Covered Persons can raise compliance and conflicts issues. Accordingly, no Covered Person may engage in more than 20 personal securities transactions during any 30 day period.

      8. Gifts. Covered Persons are prohibited from accepting any gift greater than $100 in value from any person or company that does business with the Adviser or a private investment vehicle managed by the Adviser. Unsolicited business entertainment, including meals or tickets to cultural and sporting events are permitted if they are not so frequent or of such high value as to raise a question of impropriety.

      9. Management of Non-Adviser Accounts. Covered Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the Compliance Officer preclears the arrangement and finds that the arrangement would not harm any client. The Compliance Officer may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

V.    EXCEPTIONS FROM PRECLEARANCE PROVISIONS
      ---------------------------------------

      In recognition of the de minimis or involuntary nature of certain transactions, this section sets
                                       3
      forth exceptions from the preclearance requirements. The restrictions and reporting obligations of the Code of Ethics will continue to apply to any transaction exempted from preclearance pursuant to this Section. Accordingly, the following transactions will be exempt only from the preclearance requirements of Section IV(b):

      1. Purchases or sales that are non-volitional on the part of the Covered Person such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

      2.  Purchases or sales pursuant to an Automatic investment plan;

      3.  Transactions in securities that are not reportable securities; and

      4. Transactions effected in, and the holdings of, any account over which the Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

VI.   REPORTING
      ---------

      10. Duplicate Copies of Broker's Confirmations and Account Statements to Adviser. All Access Persons must direct their brokers or custodians or any persons managing the Covered Person's/Access Person's account in which any reportable securities are held to supply the Compliance Officer with:

          o duplicate copies of securities trade confirmations ("Broker's Confirmations") within 30 days after the Covered Person's/Access Person's transaction and

          o the Covered Person's/Access Person's monthly and quarterly brokerage statements.

          o All Access Persons must submit to the Compliance Officer a report of their securities transactions no later than 30 days after the end of each calendar quarter. The report must set forth each transaction in a reportable security in which the Access Person had any beneficial interest during the period covered by the report. A form of quarterly report is set forth as Attachment B.

      11. New Accounts. Each Access Person must notify the Compliance Officer promptly if the Access Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian.

      12. Disclosure of Securities Holdings and Business Activities. All Access Persons shall, within 10 days of commencement of employment with the Adviser, submit an initial statement to the Compliance Officer listing all of the

          o securities in which the Access Person has any beneficial ownership, (including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Access Person has any beneficial ownership);

                    a. business activities in which the Access Person has a significant role, including any service on the board of directors of a company; and

                    b. the names of any brokerage firms or banks where the Access Person in which ANY securities are held.

                    c. The report must be dated the day the Access Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes a Access Person of the Adviser. Access Persons shall annually submit to the Compliance Officer an updated statement, which must be current as of a date no more than 45 days prior to the date the report was submitted.

      13. Exceptions to Reporting Requirements. An Access Person need not submit any report with respect to securities held in accounts over which the Access Person has not direct or indirect influence or control or transaction reports with respect to transactions effected pursuant to an automatic investment plan.

      14. Access Persons must report immediately any suspected violations to the Compliance Officer.

      15. Transactions Subject to Review. The transactions reported on the Broker's Confirmations will be reviewed and compared against client transactions.

VII.  RECORDKEEPING
      -------------

      The Compliance Officer shall keep in an easily accessible place for at least five (5) years copies of this Code of Ethics, all Broker's Confirmations and periodic statements and reports of Access Persons, copies of all preclearance forms, records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code of Ethics.

      All Broker's Confirmations and periodic statements of Access Persons may be kept electronically in a computer database.

VIII. OVERSIGHT OF CODE OF ETHICS
      ---------------------------

      16. Acknowledgment. The Compliance Officer shall annually distribute a copy of the Code of Ethics to all Covered Persons. The Compliance Officer will also distribute promptly all amendments to the Code of Ethics. All Covered Persons are required annually to sign and acknowledge their receipt of this Code of Ethics by signing the form of acknowledgment attached as Attachment C or such other form as may be approved by the Compliance Officer.

      17. Review of Transactions. Each Covered Person's transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients and against the list of Restricted Securities. Any Covered Person transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the management of the Adviser. A Managing Member of the Adviser will review the Compliance Officer's transactions and preclearance requests.

      18. Sanctions. Adviser's management, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

      19. Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client. The Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

      20. ADV Disclosure. The Compliance Officer shall ensure that the Adviser's Form ADV (1) describes the Code of Ethics on Schedule F of Part II and
          (2) offers to provide a copy of the Code of Ethics to any client or prospective client upon request.

IX.   CONFIDENTIALITY
      ---------------

      All reports of personal securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

                                                                      APPENDIX H
                                                                    ATTACHMENT A
                                                                    ------------

                             Treesdale Partners, LLC

                                PRECLEARANCE FORM

           FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF COVERED PERSONS

Covered Persons must complete this Preclearance Form prior to engaging in any personal transaction (unless excepted by the Code of Ethics).

Investment Information

Issuer:_________________________

Equity Investments:       Cmn                Pfd
Number of shares________________

Debt Investments
Interest rate:____________
Maturity date:______________

Transaction Information

Transaction Type (please circle):
                Purchase                     Sale        Short Sale
Estimated Trade Date:_______________
Estimated Price:____________________
Broker/Dealer:_____________________

Is the investment a security on the "Restricted Security" List?        Y    N
Is the investment an initial public offering?                          Y    N
Is the investment a private placement or investment
      opportunity of limited availability?                             Y    N
Number of transactions over the last 30 day period?  _______________

Representation and Signature

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information. I understand that preclearance will only be in effect for 24 hours from the time of the Compliance Officer's signature.

_________________________________

Employee Name (please print)

_________________________________         ____________________
Employee Signature                                    Date

Disposition of Preclearance Request







Approved  _____________________   ____________________

Denied  _______________________

Compliance Officer

Date

                                                                      APPENDIX H
                                                                    ATTACHMENT B
                                                                    ------------


                          QUARTERLY TRANSACTION REPORT

           This report must be submitted to the Compliance Officer no later than 30 days after the end of a calendar quarter.



Period of Report:  From ____________ to ____________________.

--------------------------------------------------------------------------------
Date     Issuer   Debt:         Equity:      Purchase         Price       Broker
                  Amount,       Number of    (P), Sale
                  Interest      shares       (S) or Short
                  Rate and                   Sale (SS)
                  Maturity
                  Date
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




I certify that I have reported on this form all transactions in which I had any direct or indirect beneficial ownership during the period covered by this report.



____________________________
Name of reporting person
Date:_________________________

                                                                      APPENDIX H
                                                                    ATTACHMENT C
                                                                    ------------


I.    CODE OF ETHICS

      A.    ACKNOWLEDGMENT



      I hereby acknowledge receipt of the Treesdale Partners, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

      I also confirm that I have reported to the Compliance Officer all transactions in which I had or obtained any direct or indirect beneficial ownership.





Date:_________________              ___________________________
                                    (Signature)



                                    ____________________________
                                    (Print Name)